Exhibit 10.1

EXECUTION VERSION

INCREMENTAL FACILITY AND AMENDMENT AGREEMENT, dated as of October 3, 2023 (this “Agreement”), among CRANE COMPANY, a Delaware corporation (the “Company”), CR HOLDINGS C.V., a Dutch limited partnership (commanditaire vennootschap) (the “Dutch Borrowing Subsidiary”), the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to that certain Credit Agreement, dated as of March 17, 2023 (the “Credit Agreement”), among the Company, the Dutch Borrowing Subsidiary, the other Borrowing Subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

WHEREAS, the Company has requested (a) the establishment of Incremental Revolving Commitments in an aggregate amount of US$300,000,000 and (b) certain other amendments to the Credit Agreement as set forth herein.

WHEREAS, each of the Increasing Lenders (as defined below) is willing to (a) increase its Revolving Commitment by, or to extend a new Revolving Commitment equal to, the amount set forth opposite its name on Schedule I hereto and (b) consent to such requested amendments to the Credit Agreement, in each case, on the terms and subject to the conditions set forth herein.

WHEREAS, each of BofA Securities, Inc., Goldman Sachs Bank USA, TD Securities (USA) LLC and Wells Fargo Securities, LLC has been appointed by the Company to act, and has agreed to act, as a joint lead arranger with respect to this Agreement and the Incremental Revolving Commitments established hereby (in such capacity, the “Arrangers”).

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Capitalized Terms. Capitalized terms used and not defined herein shall have such meanings ascribed thereto in the Credit Agreement. The rules of construction set forth in Section 1.03 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

SECTION 2. Commitment Increase. (a) Each Person listed on Schedule I hereto (collectively, the “Increasing Lenders”) agrees that, on and as of the First Amendment Effective Date (as defined below), the Revolving Commitment of such Increasing Lender shall increase by (or, if such Person is not already a Revolving Lender, such Increasing Lender shall extend a Revolving Commitment equal to) the amount set forth opposite its name on Schedule I. To the extent any Increasing Lender is not already a Lender under the Credit Agreement, on and after the First Amendment Effective Date, such Increasing Lender shall be deemed to be a party to the Credit Agreement and shall be entitled to all rights, benefits and privileges accorded a Revolving Lender thereunder and subject to all obligations of a Revolving Lender thereunder. On the First Amendment Effective Date, the Applicable Percentages of all the Revolving Lenders shall automatically be adjusted to give effect to the provisions of this Section 2(a).

(b) To the extent its approval is required under Section 2.21 of the Credit Agreement, each of the Administrative Agent and the Issuing Banks hereby approves the identity of the Increasing Lenders.

(c) Each Revolving Lender (including each Increasing Lender) acknowledges and agrees that, on and as of the First Amendment Effective Date and without any further action on the part of any Issuing Bank or the Revolving Lenders, all participations in each Letter of Credit issued and outstanding on the First Amendment Effective Date, if any (each, an “Existing Letter of Credit”), shall be reallocated among the Revolving Lenders on the basis of their respective Applicable Percentages, calculated after giving effect to the transactions contemplated by Section 2(a) hereof, of the aggregate amount available to be drawn under such Letter of Credit and that, in furtherance of the foregoing, on the First Amendment Effective Date each Issuing Bank shall be deemed to have granted to each Revolving Lender (including each Increasing Lender), and each Revolving Lender shall be deemed to have acquired from each Issuing Bank, a participation in each Existing Letter of Credit issued by such Issuing Bank equal to such Revolving Lender’s Applicable Percentage, calculated after giving effect to the transactions contemplated by Section 2(a) hereof, of the aggregate amount available to be drawn under such Letter of Credit.

SECTION 3. Amendment. Effective as of the First Amendment Effective Date, the Credit Agreement (excluding the schedules and exhibits thereto, each of which shall remain as in effect immediately prior to the First Amendment Effective Date) is hereby amended by inserting the language indicated in single or double underlined text (indicated textually in the same manner as the following examples: single-underlined text or double-underlined text) in Exhibit A hereto and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) in Exhibit A hereto.

SECTION 4. Representations and Warranties. The Company represents and warrants to the other parties hereto that, as of the First Amendment Effective Date and after giving effect to the transactions contemplated hereby (and assuming that the full amount of the Incremental Revolving Commitments established hereby are funded as Loans on such date):

(a) the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect is true and correct in all respects), in each case on and as of the First Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date; provided that, for purposes of this clause (i), the term “Availability Date”, as used in Section 3.11, 3.12 and 3.15 of the Credit Agreement, shall be deemed to refer to the First Amendment Effective Date;

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(b) no Default or Event of Default has occurred and is continuing; and

(c) the Company will be in compliance with the financial covenants set forth in Section 6.12 on a Pro Forma Basis (in each case, calculated as of the last day of or for the Test Period most recently ended on or prior to the First Amendment Effective Date).

SECTION 5. Conditions to Effectiveness. This Agreement shall become effective on the date (the “First Amendment Effective Date”) on which each of the following conditions is satisfied:

(a) The Administrative Agent (or its counsel) shall have received from each of the Loan Parties, each Increasing Lender (which, taken as a whole, shall constitute the Required Lenders immediately prior to the First Amendment Effective Date) and each Issuing Bank, a counterpart of this Agreement signed on behalf of such Person (which, subject to Section 9.06(b) of the Credit Agreement, may include any Electronic Signatures transmitted by email or other electronic means that reproduces an image of an actual executed signature page).

(b) The Administrative Agent shall have received a customary favorable written opinion (addressed to the Administrative Agent and the Increasing Lenders and dated the First Amendment Effective Date) of (i) Skadden, Arps, Slate, Meagher, & Flom LLP, counsel for the Loan Parties, and (ii) NautaDutilh New York P.C., Dutch counsel for the Dutch Borrowing Subsidiary, covering such matters relating to the Loan Parties, this Agreement or the transactions contemplated hereby as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received (i) a certificate of a Responsible Officer of each Loan Party (other than the Dutch Borrowing Subsidiary), dated the First Amendment Effective Date, certifying that (A) attached to that certain Joint Officer’s Certificate, dated April 3, 2023, delivered in connection with the Credit Agreement, is a true and complete copy of (1) the certificate of incorporation or similar organizational document of such Loan Party and all amendments thereto, as in effect on the First Amendment Effective Date, and (2) the bylaws, limited liability company agreement, partnership agreement or similar organizational document of such Loan Party as in effect on the First Amendment Effective Date, and (B) attached thereto is a true and complete copy of (1) resolutions duly adopted by the board of directors (or a similar governing body) of such Loan Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and (2) a certificate as of a recent date of the good standing of such Loan Party under the laws of its jurisdiction of organization or incorporation, if available and (ii) a certificate of a Responsible Officer of the Dutch Borrowing Subsidiary certifying as to the

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incumbency and genuineness of the signature of each officer of the Dutch Borrowing Subsidiary executing this Agreement and certifying that attached thereto is (A) the deed of incorporation (akte van oprichting) or agreement of limited partnership (C.V. overeenkomst), as applicable, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of formation, (B) the latest articles of association (statuten) or agreement of limited partnership (C.V. overeenkomst), as applicable) in effect on the First Amendment Effective Date, (C) an up-to-date extract from the Dutch trade register (handelsregister) relating to it dated no earlier than five Business Days prior to the First Amendment Effective Date, (D) to the extent required on the basis of law or its constitutional documents, a copy of a resolution of its general meeting of shareholders (1) approving the execution of, the terms of, and the transactions contemplated by, the Loan Documents, and (2) if applicable, appointing one or more authorized persons to represent the Dutch Borrowing Subsidiary, (E) a copy of a resolution of its board of supervisory directors (if any) (1) approving the execution of, the terms of, and the transactions contemplated by, the Loan Documents, and (2) if applicable, appointing one or more authorized persons to represent the Dutch Borrowing Subsidiary, (F) a copy of the positive or neutral advice (advies) from each competent works council (if any) in relation to the terms of, and the transactions contemplated by, the Loan Documents and (G) resolutions duly adopted by the partners of such Dutch Borrowing Subsidiary authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement.

(d) The Administrative Agent shall have received a certificate from a Responsible Officer of the Company, dated the First Amendment Effect Date, to the effect that the representations and warranties set forth in Section 4 hereof are true and correct.

(e) The Administrative Agent and Increasing Lenders shall have received all fees due and payable under any fee letters on or prior to the First Amendment Effective Date, and, to the extent invoiced at least two Business Days (or such shorter period as the Company shall agree) prior to the First Amendment Effective Date, reimbursement or payment of all of the Administrative Agent’s out-of-pocket expenses required to be reimbursed or paid by the Company under this Agreement or the Credit Agreement.

The Administrative Agent shall notify the Company and the Lenders of the occurrence of the First Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 6. Reaffirmation of Guarantee. Each Loan Party hereby unconditionally and irrevocably ratifies and reaffirms its obligations under the Guarantee Agreement and confirms that the Guarantee Agreement and its Guarantee of the Obligations thereunder (including its Guarantee of any Obligations arising as a result of this Agreement), continues to have full force and effect at law, notwithstanding this Agreement.

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SECTION 7. Effect of this Agreement. (a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or the Issuing Banks under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company or any other Loan Party to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. For purposes of Section 2.21(a) of the Credit Agreement, this Agreement shall constitute written notice to the Administrative Agent referred to in such Section.

(c) It is understood and agreed that the Arrangers, in respect of this Agreement and the Incremental Revolving Commitments established hereby, shall be entitled to all rights and remedies as provided by Sections 8.08(b) and 9.03 of the Credit Agreement.

SECTION 8. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 9. Incorporation by Reference. The provisions of Sections 9.06, 9.07, 9.09(b), 9.09(c), 9.09(d), 9.10 and 9.11 of the Credit Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

CRANE COMPANY

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Executive Vice President, General Counsel and Secretary

CR HOLDINGS C.V., represented by its general partner Crane Overseas, LLC

by:	/s/ Richard A. Maue
	Name:	Richard A. Maue
	Title:	Authorized Signatory

[Signature Page to the Crane Company Incremental Facility and Amendment Agreement]

BARKSDALE, INC., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

CRANE AEROSPACE, INC., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

CRANE CHEMPHARMA & ENERGY CORP., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

CRANE COMPOSITES, INC., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

[Signature Page to the Crane Company Incremental Facility and Amendment Agreement]

CRANE CONTROLS, INC., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

CRANE ELECTRONICS, INC., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

CRANE INSTRUMENTATION & SAMPLING PFT CORP., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

CRANE INTERNATIONAL HOLDINGS, INC., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

[Signature Page to the Crane Company Incremental Facility and Amendment Agreement]

CRANE NUCLEAR PFT CORP, as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

CRANE PUMPS & SYSTEMS PFT CORP., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

DOPAK PFT CORP., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

ELDEC AEROSPACE CORP., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

[Signature Page to the Crane Company Incremental Facility and Amendment Agreement]

FLOW TECHNOLOGY, as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

HYDRO-AIRE AEROSPACE CORP., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

[Signature Page to the Crane Company Incremental Facility and Amendment Agreement]

MERRIMAC INDUSTRIES, INC., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

NOBLE COMPOSITES, INC., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

UNIDYNAMICS/PHOENIX, INC., as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

WESTLOCK CONTROLS CORPORATION, as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

[Signature Page to the Crane Company Incremental Facility and Amendment Agreement]

XOMOX PFT CORP, as Subsidiary Guarantor

by:	/s/ Anthony D’Iorio
	Name:	Anthony D’Iorio
	Title:	Vice President and Secretary

[Signature Page to the Crane Company Incremental Facility and Amendment Agreement]

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent and an Issuing Bank

by:	/s/ Bam Fakorede
Name: Bam Fakorede
Title: Vice President

[Signature Page Crane Company Incremental Facility and Amendment Agreement]

SIGNATURE PAGE TO

THE INCREMENTAL FACILITY AND AMENDMENT AGREEMENT

RELATING TO THE CREDIT AGREEMENT

DATED AS OF MARCH 17, 2023, OF

CRANE COMPANY

Name of Institution (with any Institution that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

BANK OF AMERICA, N.A.

by:	/s/ Timothy J. Waltman
Name: Timothy J. Waltman
Title: Senior Vice President

SIGNATURE PAGE TO
THE INCREMENTAL FACILITY AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT
DATED AS OF MARCH 17, 2023, OF
CRANE COMPANY

Name of Institution (with any Institution that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

GOLDMAN SACHS BANK USA

by:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

SIGNATURE PAGE TO
THE INCREMENTAL FACILITY AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT
DATED AS OF MARCH 17, 2023, OF
CRANE COMPANY

Name of Institution (with any Institution that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

Name of Lender: The Toronto-Dominion Bank, New York Branch,

by:	/s/ Emily Chott
Name: Emily Chott
Title: Authorized Signatory

SIGNATURE PAGE TO
THE INCREMENTAL FACILITY AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT
DATED AS OF MARCH 17, 2023, OF
CRANE COMPANY

Name of Institution (with any Institution that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

Wells Fargo Bank, N.A.

by:	/s/ Daniel Kinasz
Name: Daniel Kinasz
Title: Vice President

SIGNATURE PAGE TO
THE INCREMENTAL FACILITY AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT
DATED AS OF MARCH 17, 2023, OF
CRANE COMPANY

CITIBANK, N.A., as a Lender

By:	/s/ Moses Villanueva
Name: Moses Villanueva
Title: Authorized Signatory

SIGNATURE PAGE TO
THE INCREMENTAL FACILITY AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT
DATED AS OF MARCH 17, 2023, OF
CRANE COMPANY

Name of Lender:

HSBC BANK USA, N.A.
	by:	/s/ Jack Kelly
Name: Jack Kelly
Title: Senior Vice President #23204

SIGNATURE PAGE TO
THE INCREMENTAL FACILITY AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT
DATED AS OF MARCH 17, 2023, OF
CRANE COMPANY

M&T Bank, as a Lender:

by:	/s/ Donna J. Emhart
Name: Donna J. Emhart
Title: Senior Vice President

SIGNATURE PAGE TO
THE INCREMENTAL FACILITY AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT
DATED AS OF MARCH 17, 2023, OF
CRANE COMPANY

Name of Institution (with any Institution that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

Commerzbank AG, New York Branch

by:	/s/ Robert Sullivan
Name: Robert Sullivan
Title: Vice President

by:	/s/ Jeff Sullivan
Name: Jeff Sullivan Title: Vice President

SIGNATURE PAGE TO
THE INCREMENTAL FACILITY AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT
DATED AS OF MARCH 17, 2023, OF
CRANE COMPANY

Name of Institution (with any Institution that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

National Westminster Bank plc

by:	/s/ Jonathan Eady
Name: Jonathan Eady
Title: Director

For any Institution requiring a second signature block:

by:
Name:
Title:

SIGNATURE PAGE TO
THE INCREMENTAL FACILITY AND AMENDMENT AGREEMENT
RELATING TO THE CREDIT AGREEMENT
DATED AS OF MARCH 17, 2023, OF
CRANE COMPANY

Name of Institution (with any Institution that is a Lender and Issuing Bank executing both in its capacity as a Lender and an Issuing Bank):

CITIZENS BANK, N.A.

by:	/s/ Ryan Gass
Name: Ryan Gass
Title: Vice President

For any Institution requiring a second signature block:

by:
Name:
Title:

SCHEDULE I

Incremental Revolving Commitments

Increasing Lender	Incremental Revolving Commitment		Total Revolving Commitment (after giving effect to Incremental Revolving Commitment)
JPMorgan Chase Bank, N.A.	US$	45,000,000.00	US$	107,500,000.00
Bank of America, N.A.	US$	40,000,000.00	US$	94,687,500.00
Goldman Sachs Bank USA	US$	40,000,000.00	US$	94,687,500.00
The Toronto-Dominion Bank, New York Branch	US$	40,000,000.00	US$	94,687,500.00
Wells Fargo Bank, N.A.	US$	40,000,000.00	US$	94,687,500.00
U.S. Bank National Association	US$	0.00	US$	54,687,500.00
Citibank, N.A.	US$	22,500,000.00	US$	50,625,000.00
HSBC Bank USA, N.A.	US$	22,500,000.00	US$	50,625,000.00
M&T Bank	US$	22,500,000.00	US$	50,625,000.00
Commerzbank AG, New York Branch	US$	13,750,000.00	US$	30,937,500.00
National Westminster Bank plc	US$	13,750,000.00	US$	30,937,500.00
Citizens Bank, N.A.	US$	0.00	US$	28,125,000.00
Huntington National Bank	US$	0.00	US$	17,187,500.00

Total	US$	300,000,000.00	US$	800,000,000.00

EXHIBIT A

Amendments to Credit Agreement

(see attached)

~~EXECUTION VERSION~~EXHIBIT A

CREDIT AGREEMENT

dated as of March 17, 2023,

among

CRANE COMPANY,

the BORROWING SUBSIDIARIES party hereto,

the LENDERS party hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

BOFA SECURITIES, INC.,

GOLDMAN SACHS BANK USA,

TD SECURITIES (USA) LLC,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners,

BANK OF AMERICA, N.A.,

GOLDMAN SACHS BANK USA,

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,

U.S. BANK NATIONAL ASSOCIATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Syndication Agents,

and

CITIBANK, N.A.,

CITIZENS BANK, N.A.,

HSBC BANK USA, NATIONAL ASSOCIATION

and

M&T BANK,

as Documentation Agents

TABLE OF CONTENTS

Page
ARTICLE I DEFINITIONS		1

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~44~~45
SECTION 1.03.	Terms Generally	~~44~~45
SECTION 1.04.	Accounting Terms; GAAP; Pro Forma Calculations	~~45~~46
SECTION 1.05.	Exchange Rates	~~46~~47
SECTION 1.06.	Certain Calculations and Tests	~~46~~47
SECTION 1.07.	Divisions	~~47~~48
SECTION 1.08.	Dutch Terms	~~47~~48
SECTION 1.09.	Interest Rates; Benchmark Notification	~~48~~49
SECTION 1.10.	Blocking Regulations	~~48~~49
SECTION 1.11.	Effectuation of Transactions	~~48~~50

ARTICLE II THE CREDITS		~~49~~50

SECTION 2.01.	Commitments	~~49~~50
SECTION 2.02.	Loans and Borrowings	~~49~~50
SECTION 2.03.	Requests for Borrowings	~~50~~51
SECTION 2.04.	Funding of Borrowings	~~50~~52
SECTION 2.05.	Letters of Credit	~~51~~53
SECTION 2.06.	Interest Elections	~~57~~58
SECTION 2.07.	Termination and Reduction of Commitments	~~58~~60
SECTION 2.08.	Repayment of Loans; Evidence of Debt	~~59~~60
SECTION 2.09.	Amortization of Term Loans	~~60~~61
SECTION 2.10.	Prepayment of Loans	~~60~~62
SECTION 2.11.	Fees	~~61~~63
SECTION 2.12.	Interest	~~62~~64
SECTION 2.13.	Alternate Rate of Interest	~~63~~65
SECTION 2.14.	Increased Costs	~~66~~67
SECTION 2.15.	Break Funding Payments	~~67~~69
SECTION 2.16.	Taxes	~~67~~69
SECTION 2.17.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~71~~72
SECTION 2.18.	Mitigation Obligations; Replacement of Lenders	~~72~~74
SECTION 2.19.	Borrowing Subsidiaries	~~73~~75
SECTION 2.20.	Judgment Currency	~~74~~76
SECTION 2.21.	Incremental Facilities	~~74~~76
SECTION 2.22.	Extension of Revolving Maturity Date	~~77~~79
SECTION 2.23.	Defaulting Lenders	~~79~~81
SECTION 2.24.	Illegality	~~81~~83

ARTICLE III REPRESENTATIONS AND WARRANTIES		~~82~~84

SECTION 3.01.	Organization; Powers	~~82~~84
SECTION 3.02.	Authorization; Enforceability	~~82~~84
SECTION 3.03.	Governmental Approvals; No Conflicts	~~82~~84
SECTION 3.04.	Financial Condition; No Material Adverse Change	~~83~~85
SECTION 3.05.	Properties	~~83~~85

SECTION 3.06.	Litigation and Environmental Matters	~~83~~85
SECTION 3.07.	Compliance with Laws and Agreements	~~83~~85
SECTION 3.08.	Investment Company Status	~~83~~86
SECTION 3.09.	Taxes	~~84~~86
SECTION 3.10.	ERISA	~~84~~86
SECTION 3.11.	Disclosure	~~84~~86
SECTION 3.12.	Solvency	~~84~~86
SECTION 3.13.	Anti-Corruption Laws and Sanctions	~~84~~86
SECTION 3.14.	Margin Stock	~~85~~87
SECTION 3.15.	Works Council	~~85~~87
SECTION 3.16.	Subsidiaries	~~85~~87
SECTION 3.17.	Affected Financial Institutions	~~85~~87

ARTICLE IV CONDITIONS		~~85~~87

SECTION 4.01.	Conditions Precedent to Effectiveness	~~85~~87
SECTION 4.02.	Conditions Precedent to Availability	~~86~~88
SECTION 4.03.	Conditions Precedent to Each Credit Event	~~88~~90
SECTION 4.04.	Borrowing Subsidiary Agreement; Borrowing Subsidiary Credit Event	~~88~~90

ARTICLE V AFFIRMATIVE COVENANTS		~~89~~91

SECTION 5.01.	Financial Statements and Other Information	~~89~~91
SECTION 5.02.	Notices of Material Events	~~90~~92
SECTION 5.03.	Existence; Conduct of Business	~~91~~93
SECTION 5.04.	Payment of Taxes	~~91~~93
SECTION 5.05.	Maintenance of Properties; Insurance	~~91~~93
SECTION 5.06.	Books and Records; Inspection Rights	~~91~~93
SECTION 5.07.	Compliance with Laws	~~91~~94
SECTION 5.08.	Use of Proceeds	~~91~~94
SECTION 5.09.	Guarantee Matters	~~92~~94
SECTION 5.10.	Further Assurances	~~92~~94

ARTICLE VI NEGATIVE COVENANTS		~~92~~95

SECTION 6.01.	Subsidiary Indebtedness	~~92~~95
SECTION 6.02.	Liens	~~94~~96
SECTION 6.03.	Fundamental Changes; Line of Business	~~96~~99
SECTION 6.04.	Asset Sales	~~98~~100
SECTION 6.05.	Sale/Leaseback Transactions	~~100~~102
SECTION 6.06.	Investments	~~100~~102
SECTION 6.07.	Restricted Payments	~~101~~104
SECTION 6.08.	Transactions with Affiliates	~~102~~105
SECTION 6.09.	Hedging Agreements	~~102~~105
SECTION 6.10.	Restrictive Agreements	~~102~~105
SECTION 6.11.	Changes in Fiscal Year	~~103~~106
SECTION 6.12.	Financial Covenants	~~103~~106

ARTICLE VII EVENTS OF DEFAULT		~~104~~106

SECTION 7.01.	Events of Default; Remedies	~~104~~106
SECTION 7.02.	Application of Payments	~~106~~109

ARTICLE VIII THE ADMINISTRATIVE AGENT		~~107~~110

SECTION 8.01.	Authorization and Action	~~107~~110
SECTION 8.02.	Administrative Agent’s Reliance, Limitation of Liability	~~109~~112
SECTION 8.03.	Posting of Communications	~~111~~114
SECTION 8.04.	The Administrative Agent Individually	~~112~~115
SECTION 8.05.	Successor Administrative Agent	~~112~~115
SECTION 8.06.	Acknowledgement of Lenders and Issuing Banks	~~113~~116
SECTION 8.07.	Guarantee Matters	~~114~~117
SECTION 8.08.	Miscellaneous	~~115~~118

ARTICLE IX MISCELLANEOUS		~~115~~118

SECTION 9.01.	Notices	~~115~~118
SECTION 9.02.	Waivers; Amendments	~~116~~119
SECTION 9.03.	Expenses; Indemnity; Limitation of Liability	~~119~~122
SECTION 9.04.	Successors and Assigns	~~121~~124
SECTION 9.05.	Survival	~~125~~128
SECTION 9.06.	Counterparts; Integration; Effectiveness; Electronic Execution	~~125~~129
SECTION 9.07.	Severability	~~127~~130
SECTION 9.08.	Right of Setoff	~~127~~130
SECTION 9.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~127~~130
SECTION 9.10.	WAIVER OF JURY TRIAL	~~128~~132
SECTION 9.11.	Headings	~~129~~132
SECTION 9.12.	Confidentiality	~~129~~132
SECTION 9.13.	Material Non-Public Information	~~130~~133
SECTION 9.14.	Interest Rate Limitation	~~130~~133
SECTION 9.15.	Release of Guarantors	~~130~~134
SECTION 9.16.	USA PATRIOT Act	~~131~~134
SECTION 9.17.	No Advisory or Fiduciary Responsibility	~~131~~134
SECTION 9.18.	Certain ERISA Matters	~~132~~135
SECTION 9.19.	Acknowledgement and Consent to Bail-in of Affected Financial Institutions	~~133~~136
SECTION 9.20.	Acknowledgement Regarding Any Supported QFCs	~~133~~136

SCHEDULES:

Schedule 2.01	Commitments
Schedule 3.06(a)	Litigation and Environmental Matters
Schedule 3.16	Subsidiaries
Schedule 6.01	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.06	Existing Investments
Schedule 6.10	Existing Restrictive Agreements

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Borrowing Request
Exhibit C-1	Form of Borrowing Subsidiary Agreement
Exhibit C-2	Form of Borrowing Subsidiary Termination
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Guarantee Agreement
Exhibit F	Form of Interest Election Request

Exhibit G	Form of Solvency Certificate
Exhibit H-1	U.S. Tax Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-2	U.S. Tax Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-3	U.S. Tax Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-4	U.S. Tax Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)

v

CREDIT AGREEMENT dated as of March 17, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among CRANE COMPANY, a Delaware corporation, the BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means any transaction, or series of related transactions, resulting, directly or indirectly, in the acquisition by the Company or any Subsidiary of (a) the Capital Stock in any Person not previously a Subsidiary if, as a result of such acquisition, such Person shall become a Subsidiary of the Company (or shall be merged, consolidated or amalgamated with or into the Company or any Subsidiary) or (b) all or substantially all the assets of any Person that is not the Company or a Subsidiary (or of any division, product line or other business unit of any such Person).

“Adjusted CDO Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, an interest rate per annum equal to the product of (a) the CDO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted CDO Rate as so determined shall be less than zero, such rate shall be deemed to be zero.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Adjusted EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro for any Interest Period, an interest rate per annum equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBO Rate as so determined would be less than zero, such rate shall be deemed to be zero.

“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing denominated in US Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices), in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors and assigns in such capacity as provided in Article VIII.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Revolving Commitments” means, at any time, the aggregate amount of Revolving Commitments in effect at such time.

“Aggregate Revolving Credit Exposure” means, at any time, the sum of (a) the aggregate principal amount of the Revolving Loans denominated in US Dollars outstanding at such time, (b) the sum of the US Dollar Equivalents of the aggregate principal amount of the Revolving Loans denominated in Foreign Currencies outstanding at such time and (c) the total LC Exposure at such time.

“Agreed Currencies” means US Dollars and each Foreign Currency.

“Agreement” has the meaning assigned to it in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1.00% per annum and (c) the Adjusted Term SOFR for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977.

“Applicable LC Sublimit” means (a) with respect to JPMorgan Chase Bank, N.A., US$8,333,333, (b) with respect to Bank of America, N.A., US$8,333,333, (c) with respect to Goldman Sachs Bank USA, US$8,333,333, (d) with respect to The Toronto-Dominion Bank, New York Branch, US$8,333,333, (e) with respect to U.S. Bank National Association, US$8,333,333, (f) with respect to Wells Fargo Bank, National Association, US$8,333,333 and (g) with respect to any Person that becomes an Issuing Bank pursuant to the terms of this Agreement after the Effective Date, such amount as shall be agreed to in writing by the Company and such Person at the time such Person becomes an Issuing Bank (and notified in writing to the Administrative Agent), in each case, as any of the foregoing amounts may be decreased or increased from time to time by written agreement between the Company and the applicable Issuing Bank (provided that written notice of such increase or decrease is provided by the Company to the Administrative Agent).

“Applicable Percentage” means, with respect to any Revolving Lender at any time, the percentage of the Aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time; provided that, in the case of Section 2.23 when a Defaulting Revolving Lender shall exist, “Applicable Percentage” shall mean, with respect to any Revolving Lender at any such time, the percentage of the Aggregate Revolving Commitments (disregarding any Defaulting Revolving Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment at such time. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Revolving Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan, any Term Benchmark Loan or any RFR Loan or with respect to the Revolving Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below (expressed in basis points) under the caption “ABR Spread”, “Term Benchmark/RFR Spread” or “Revolving Commitment Fee”, as the case may be, based on the Level corresponding to the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended Test Period:

	Consolidated Total		Term Benchmark/RFR	Revolving
Level	Net Leverage Ratio	ABR Spread	Spread	Commitment Fee
I	≤ 1.00x	50.0 bps	150.0 bps	20.0 bps
II	> 1.00x but ≤ 2.00x	62.5 bps	162.5 bps	22.5 bps
III	> 2.00x but ≤ 2.75x	75.0 bps	175.0 bps	25.0 bps
IV	> 2.75x but ≤ 3.50x	100.0 bps	200.0 bps	30.0 bps
V	> 3.50x	125.0 bps	225.0 bps	35.0 bps

Notwithstanding the foregoing, prior to the third Business Day immediately following the date that the Company’s consolidated financial statements for the first full fiscal quarter ended after the Availability Date and the related Compliance Certificate are delivered to the Administrative Agent pursuant to Sections 5.01(b) and 5.01(c), the Applicable Rate shall be based on Level I. Thereafter, each change in the applicable Level resulting from a change in the Consolidated Total Net Leverage Ratio shall become effective as of and including the third Business Day immediately following the date on which the Company’s consolidated financial statements and the related Compliance Certificate are delivered to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b), as the case may be, and Section 5.01(c); provided, however, that if the Company does not deliver to the Administrative Agent its consolidated financial statements or related Compliance Certificate when due in accordance with Section 5.01(a) or 5.01(b), as the case may be, and Section 5.01(c), commencing on the date on which such consolidated financial statements and Compliance Certificate were required to have been so delivered and continuing until the delivery thereof, the Applicable Rate shall be based on Level V.

“Applicable Time” means, with respect to any borrowings and payments in any Foreign Currency, the local time in the place of settlement for such Foreign Currency as may be determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Electronic Platform” has the meaning assigned to such term in Section 8.03(a).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., Goldman Sachs Bank USA, TD Securities (USA) LLC, U.S. Bank National Association and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners for the credit facilities established hereunder.

“Asset Disposition” means any sale, transfer or other disposition, or series of related sales, transfers, or dispositions (including pursuant to any merger, consolidation or a similar transaction), of property that constitutes (a) all or substantially all of the Capital Stock in any Subsidiary or (b) all or substantially all the assets of any Subsidiary (or of any division, product line or other business unit of the Company and the Subsidiaries).

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Attributable Debt” means, with respect to any Sale/Leaseback Transaction, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such Sale/Leaseback Transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of the Attributable Debt determined assuming termination on the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the Attributable Debt determined assuming no such termination.

“Availability Date” means the first date on which all conditions specified in Section 4.02 are satisfied or waived in accordance with Section 9.02.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,

Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of (a) any Undisclosed Administration or (b) any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in a Foreign Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (2) below:

(1) in the case of any Loan denominated in US Dollars, the Adjusted Daily Simple SOFR; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of a then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “RFR Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Term SOFR”, the definition of “Daily Simple SOFR”, the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods and the applicability of breakage provisions) that the Administrative Agent decides in its reasonable discretion (and in consultation with the Company) may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent reasonably determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Company, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

A “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under the other Loan Documents in accordance with Section 2.13(b) and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under the other Loan Documents in accordance with Section 2.13(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control in the form and to the extent required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Tax Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Tax Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocking Law” means (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom), (b) Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or (c) any similar blocking or anti-boycott law in the United Kingdom or any other jurisdiction.

“Bona Fide Debt Fund” means any debt fund, investment vehicle, regulated bank entity or unregulated lending entity that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any Company Competitor and/or any of its subsidiaries or (b) any Affiliate of any Company Competitor, but, in each case, with respect to which no personnel involved with any investment in such Person (i) directly or indirectly makes, has the right to make or participates with others in making any investment decisions, or otherwise causing the direction of the investment policies, with respect to such debt fund, investment vehicle, regulated bank entity or unregulated entity or (ii) has access to any information (other than information that is publicly available) relating to the Company or any of its Subsidiaries or any entity that forms a part of any of their respective businesses.

“Borrower” means the Company or any Borrowing Subsidiary.

“Borrowing” means Loans of the same Class, Type and currency and to the same Borrower made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$5,000,000 and (b) in the case of a Borrowing denominated in any Foreign Currency, 5,000,000 units of such currency.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000 and (b) in the case of a Borrowing denominated in any Foreign Currency, 1,000,000 units of such currency.

“Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent and the Company.

“Borrowing Subsidiary” means (a) the Dutch Borrowing Subsidiary and (b) each Wholly-Owned Subsidiary designated as a Borrowing Subsidiary by the Company pursuant to Section 2.19, in each case until such Person has ceased to be a Borrowing Subsidiary pursuant to Section 2.19.

“Borrowing Subsidiary Agreement” means each agreement entered into among (a) the Company, (b) the applicable Subsidiary and (c) the Administrative Agent whereby such Subsidiary is designated as a Borrowing Subsidiary pursuant to Section 2.19, which agreement shall be substantially in the form of Exhibit C-1 or any other form approved by the Administrative Agent and the Company, as amended, supplemented, restated or otherwise modified from time to time.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit C-2 or any other form approved by the Administrative Agent and the Company.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which banks are authorized or required by law to remain closed for business in New York City; provided that (a) when used in connection with a Term SOFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any Term SOFR Loans, or any other dealings in respect of Term SOFR Loans, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day, (b) when used in connection with a CDOR Loan or in relation to the determination of the Adjusted CDO Rate, the term “Business Day” shall also exclude any day on which banks are not open for business in Toronto, (c) when used in connection with a EURIBOR Loan or in relation to the determination of the Adjusted EURIBO Rate, the term “Business Day” shall also exclude any day that is not a TARGET Day and (d) when used in connection with an RFR Loan and any interest rate settings, fundings, disbursements, settlements or payments of any RFR Loan, or any other dealings in the applicable Agreed Currency of any RFR Loan, the term “Business Day” shall exclude any day that is not an RFR Business Day.

“Canadian Dollars” and “C$” means the lawful money of Canada.

“Capital Lease Obligations” of any Person means, subject to Section 1.04, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP. The amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, and the final maturity of such obligations shall be the date of the last payment of such amounts due under such lease (or other arrangement) prior to the first date on which such lease (or other arrangement) may be terminated by the lessee without payment of a premium or a penalty. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (howsoever designated) of corporate stock, (c) in the case of a partnership, partnership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, in each such case regardless of class or designation; provided that any Indebtedness convertible into any of the foregoing shall not, prior to the conversion thereof, constitute Capital Stock.

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest credit rating obtainable from S&P or Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within one year from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than US$2,500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above, in each case, determined as of the date of acquisition thereof;

(e) money market funds that (x) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, or (y)(i) are rated AAA by S&P and Aaa by Moody’s and (ii) have portfolio assets of at least US$2,500,000,000, in each case, determined as of the date of acquisition thereof; and

(f) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Cash Management Services” means cash management and related services provided to the Company or any Subsidiary, including treasury, depository, foreign exchange, return items, overdraft, controlled disbursement, cash sweeps, zero balance arrangements, merchant stored value cards, e-payables, electronic funds transfer, interstate depository network and automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) services and credit cards, credit card processing services, credit and debit card payment processing services, debit cards, stored value cards, virtual cards (including single use virtual card accounts) and commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”) arrangements.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate.

“CBR Spread” means, with respect to any CBR Loan at any time, the Applicable Rate that would be applicable at such time to the Loan that was converted into such CBR Loan in accordance herewith.

“CDO Rate” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars for any Interest Period, the CDO Screen Rate (rounded if necessary to the nearest 1/100 of 1.00% (with 0.005% being rounded up)) at approximately 10:15 a.m., Toronto time, on the first day of such Interest Period (and, if such day is not a Business Day, then on the immediately preceding Business Day) (as adjusted by the Administrative Agent after 10:15 a.m., Toronto time, to reflect any error in the posted rate of the interest or in the posted average annual rate of interest).

“CDO Screen Rate” means a rate per annum equal to the average rate applicable to Canadian bankers’ acceptances denominated in Canadian Dollars for the applicable period, as displayed on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified or amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).

“CDOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the CDO Rate.

“Central Bank Rate” means the greater of (a)(i)(A) for any Loan denominated in Canadian Dollars, the Bank of Canada’s (or any successor thereto) “Bank Rate” as published by the Bank of Canada (or any successor thereto) from time to time, (B) for any Loan denominated in Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto) or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, (C) for any Loan denominated in Pounds Sterling, the Bank of England’s (or any successor thereto’s) “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time and (D) for any Loan denominated in any other Foreign Currency, a central bank rate as determined by the Administrative Agent in its reasonable discretion; plus (ii) the applicable Central Bank Rate Adjustment and (b) zero.

“Central Bank Rate Adjustment” means, for any day, (a) for any Loan denominated in Canadian Dollars, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted CDO Rate for the five most recent Business Days preceding such day for which the CDO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted CDO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Canadian Dollars in effect on the last Business Day in such period, (b) for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBO Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (c) for any Loan denominated in Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of Daily Simple SONIA for the five most recent RFR Business Days preceding such day for which Daily Simple SONIA was available (excluding, from such averaging, the highest and the lowest such Daily Simple SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period and (d) any other Foreign Currency, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (a)(ii) of the definition of such term and (y) the Adjusted CDO Rate or the Adjusted EURIBO Rate on any day shall be based on the CDO Screen Rate or the EURIBO Screen Rate, as the case may be, on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“CFC” means (a) any Person that is a “controlled foreign corporation” (within the meaning of Section 957 of the Tax Code), but only if a “United States person” (within the meaning of Section 7701(a)(30) of the Tax Code) that is a Loan Party or an Affiliate of a Loan Party is, with respect to such Person, a “United States shareholder” (within the meaning of Section 951(b) of the Tax Code) described in Section 951(a)(1) of the Tax Code, and (b) each subsidiary of any Person described in clause (a) above.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the Effective Date), of Capital Stock representing more than 40.0% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company or (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who do not constitute Continuing Directors.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Tranche A Term Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment or a Tranche A Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class. Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Sections 2.21 and 2.22.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (or a successor administrator).

“Commitment” means a Revolving Commitment, a Tranche A Term Commitment or any combination thereof (as the context requires). Additional Classes of Commitments may be established pursuant to Sections 2.21 and 2.22.

“Commitment Letter” means the commitment letter dated February 3, 2023, between Crane Holdings and JPMorgan Chase Bank, N.A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by or to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications, including through an Approved Electronic Platform.

“Company” means (a) Crane Company, a Delaware corporation, and/or (b) any Successor Company (including any Successor Company in respect of any Person referred to in this clause (b)).

“Company Competitor” means any competitor of the Company and/or any of its Subsidiaries.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D or such other form as shall be approved by the Administrative Agent and the Company.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) interest expense (including interest expense in respect of Capital Lease Obligations) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest or other financing costs becoming payable during such period in respect of Indebtedness of the Company or its Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in Consolidated Cash Interest Expense for such period in accordance with GAAP, (iii) any cash payments made during such period in respect of amounts referred to in clause (b)(ii) below that were amortized or accrued in a previous period and (iv) to the extent not otherwise included in Consolidated Cash Interest Expense, commissions, discounts, yield and other fees and charges incurred in connection with any Securitization which are payable to any Person other than the Company or any Subsidiary in the nature of interest, and any other amounts comparable to or in the nature of interest under any Securitization, including losses on the sale of assets relating to any receivables securitization transaction accounted for as a “true sale”, minus (b) to the extent included in such consolidated interest expense for such period, (i) noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, (ii) noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period, and (iii) noncash amounts attributable to Hedging Agreements pursuant to GAAP, including as a result of the application of ASC 815. Determinations of Consolidated Cash Interest Expense for any period (including, for the avoidance of doubt, any period ending prior to the Availability Date) shall be subject to the pro forma adjustment requirements (including, for the avoidance of doubt, with respect to Indebtedness incurred hereunder) set forth in Section 1.04(b).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum for such period of:

(i) consolidated interest expense (including imputed interest expense in respect of Capital Lease Obligations);

(ii) consolidated income tax expense;

(iii) depreciation and amortization expense;

(iv) non-cash charges or losses, including stock option and other equity-based compensation charges, impairment charges and any write-offs or write-downs of assets, but excluding (A) any non-cash charge that results from an accrual of a reserve for cash charges to be taken in any future period, (B) an amortization of a prepaid cash expense that was paid and not expensed in a prior period or (C) write-down or write-off with respect to accounts receivable (including any addition to bad debt reserves or bad debt expense);

(v) extraordinary charges or losses;

(vi) unusual or non-recurring charges or losses;

(vii) (A) restructuring charges or losses, (B) transition, integration and similar charges and losses related to any Acquisition or any Asset Disposition and (C) charges and losses in connection with the consolidation, exit and/or abandonment of facilities, in each case, including retention and severance costs, costs of relocation of employees, systems establishment costs and contract termination costs, including future lease commitments;

(viii) the amount of any pro forma “run rate” expected cost savings, operating expense reductions, operational improvements, integration benefits and synergies (calculated on a pro forma basis as though such items had been realized on the first day of such period, but net of actual amounts realized during such period) related to (i) the Separation or (ii) any Acquisition or other Investment, Asset Disposition or related to any restructuring, cost savings, operational improvement or other initiative (any such initiative, an “Initiative”), in each case, that are reasonably identifiable and factually supportable (in the good faith determination of the Company) and are reasonably expected by the Company to be realized or result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken within 12 months of, in the case of the Separation, the Availability Date and, otherwise, of the date of consummation of such Acquisition, Investment or Asset Disposition or the initiation of such Initiative;

(ix) transaction fees, costs and expenses, or any amortization thereof, incurred in connection with the Transactions;

(x) any transaction fees, costs or expenses, or any amortization thereof, relating to any Acquisition or joint venture investment, any Asset Disposition, any issuance of Capital Stock by the Company, any recapitalization or any incurrence, prepayment, amendment, modification, restructuring or refinancing of Indebtedness (including the Loans), in each case, whether or not consummated;

(xi) any earn-out or similar contingent consideration payments actually made to sellers during such period in connection with any Acquisition, and any losses for such period arising from the remeasurement of the fair value of any liability recorded with respect to any earn-out or similar contingent consideration arising from any Acquisition;

(xii) any unrealized losses attributable to the application of “mark to market” accounting in respect of Hedging Agreements;

(xiii) any net after-tax loss attributable to the early extinguishment of Indebtedness or obligations under Hedging Agreements;

(xiv) any currency translation losses relating to currency hedges or remeasurements of Indebtedness; and

(xv) the cumulative effect for such period of a change in accounting principles;

provided that the aggregate amount added back pursuant to clauses (vi) and (viii) above for any period may not exceed 15.0% of Consolidated EBITDA for such period (calculated without giving effect to such addbacks); minus

(b) without duplication and to the extent included in determining such Consolidated Net Income, the sum for such period of:

(i) any non-cash gains or items of income (other than the accrual of revenue), but excluding any such items in respect of which cash was received in a prior period or will be received in a future period;

(ii) extraordinary, unusual or nonrecurring gains or items of income;

(iii) any gains for such period arising from the remeasurement of the fair value of any liability recorded with respect to any earn-out or similar contingent consideration arising from any Acquisition;

(iv) any unrealized gains attributable to the application of “mark to market” accounting in respect of Hedging Agreements;

(v) any net after-tax gain attributable to the early extinguishment of Indebtedness or obligations under Hedging Agreements;

(vi) any currency translation gains relating to currency hedges or remeasurements of Indebtedness; and

(vii) the cumulative effect for such period of a change in accounting principles;

provided that Consolidated EBITDA shall be calculated so as to exclude the effect of any gain or loss that represents after-tax gains or losses attributable to any Asset Disposition. Notwithstanding anything to the contrary herein, Consolidated EBITDA (before giving effect to any pro forma adjustments in connection with Subject Transactions occurring after the Availability Date as contemplated by Section 1.04(b)) shall be deemed to be US$77,200,000 for the fiscal quarter ended December 31, 2022, US$68,900,000 for the fiscal quarter ended September 30, 2022, US$71,400,000 for the fiscal quarter ended June 30, 2022 and US$72,200,000 for the fiscal quarter ended March 31, 2022. Subject to the immediately prior sentence, determinations of Consolidated EBITDA for any period shall be subject to the pro forma adjustment requirements set forth in Section 1.04(b).

“Consolidated Interest Coverage Ratio” means, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (a) Consolidated Cash Interest Expense for such Test Period.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Tangible Assets” means, at any date, (a) total assets of the Company and the Subsidiaries (net of any applicable reserves), determined on a consolidated basis in accordance with GAAP minus (b) the sum of (i) current liabilities of the Company and the Subsidiaries, except for current maturities of long-term Indebtedness, and (ii) goodwill and other intangible assets of the Company and the Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP, all as reflected on the most recent consolidated balance sheet of the Company delivered pursuant to Section 5.01(a) or 5.01(b); provided that until the first delivery of the consolidated financial statements of the Company pursuant to Section 5.01(a) or 5.01(b), Consolidated Net Tangible Assets shall be determined by reference to the most recent pro forma condensed combined balance sheet described in the definition of “Pro Forma Financial Statements”.

“Consolidated Total Net Indebtedness” means, as of any date of determination, (a) the sum, without duplication, of (i) Indebtedness for borrowed money, including the Loans, (ii) Indebtedness evidenced by bonds, debentures, notes or other similar instruments, (iii) Capital Lease Obligations and (iv) purchase money Indebtedness, in each case, of the Company and the Subsidiaries on a consolidated basis, plus (b) the aggregate obligations of the Company and the Subsidiaries in respect of any unreimbursed drawings under letters of credit, banker’s acceptances or similar instruments, plus (c) the aggregate amount of all Securitizations of the Company and the Subsidiaries, minus (d) the Unrestricted Cash Amount as of such date.

“Consolidated Total Net Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Net Indebtedness as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Continuing Directors” means the directors of the Company on the Availability Date, determined immediately after giving effect to the Crane Company Distribution, and each other director of the Company, if, in each case, such other director’s election or nomination for election to the board of directors of the Company is approved by more than 50% of the then Continuing Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.20(b).

“Crane Company Distribution” means the pro rata distribution to the holders of common stock of Crane Holdings of the common stock of the Company made to effect the Separation.

“Crane Holdings” means Crane Holdings, Co., a Delaware corporation.

“Crane Holdings Debt Documents” means, collectively, (a) the indenture dated as of April 1, 1991, between Crane Holdings and U.S. Bank Trust Company, National Association, as trustee, as amended or supplemented from time to time, (b) the indenture dated as of February 5, 2018, between Crane Holdings and U.S. Bank Trust Company, National Association, as trustee, as amended or supplemented from time to time, and (c) the credit agreement dated as of the Effective Date, among Crane Holdings (to be renamed Crane NXT, Co. on the Availability Date), any borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, as it may be amended, restated, supplemented or otherwise modified from time to time.

“CRR” means the Council Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Daily Simple RFR” means, for any day, (a) with respect to any Loan denominated in US Dollars, the Adjusted Daily Simple SOFR for such day and (b) with respect to any Loan denominated in Pounds Sterling, the Daily Simple SONIA for such day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”) with respect to any Loan denominated in US Dollars, an interest rate per annum equal to SOFR for the day that is five RFR Business Days prior to (a) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower.

“Daily Simple SONIA” means, for any day (a “SONIA Rate Day”) with respect to any Loan denominated in Pounds Sterling, an interest rate per annum equal to the greater of (a) SONIA for the day that is five RFR Business Days prior to (i) if such SONIA Rate Day is an RFR Business Day, such SONIA Rate Day or (ii) if such SONIA Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SONIA Rate Day and (b) zero.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to Administrative Agent, any Lender or any Issuing Bank any other amount required to be paid by it hereunder (including in respect of its participations in Letters of Credit), unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified the Company, the Administrative Agent, any Lender or any Issuing Bank in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) that is applicable to a funding of a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent and the Company’s receipt of such certification in form and substance satisfactory to the Administrative Agent and the Company, or (d) has, or has a direct or indirect parent company that has, become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Defaulting Revolving Lender” means, at any time, any Revolving Lender that is a Defaulting Lender at such time.

“Designated Cash Management Obligations” means all obligations of the Company or any Subsidiary, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any arrangement in connection with Cash Management Services (a) that is in effect on the Availability Date between the Company or any Subsidiary and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender as of the Availability Date, notwithstanding that such counterparty may cease to be the Administrative Agent, an Arranger, a Lender or an Affiliate thereof after the Availability Date, or (b) that is entered into after the Availability Date by the Company or any Subsidiary with any counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender at the time such arrangement is entered into, and in each case (other than in the case of any such arrangement with the Administrative Agent or any of its Affiliates), which arrangement has been designated to the Administrative Agent in writing by the Company as being an arrangement obligations of the Company or any Subsidiary under which shall constitute “Designated Cash Management Obligations” for purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed to have agreed to be bound by the provisions of Article VIII that are expressed to be applicable to it as a holder of Designated Cash Management Obligations.

“Designated Hedging Obligations” means all obligations of the Company or any Subsidiary (including obligations with respect to payments for early termination, fees, costs, expenses and indemnities, but excluding, in the case of any Subsidiary Guarantor, any Excluded Swap Obligations), whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and however and whenever created, arising, evidenced or acquired, under each Hedging Agreement that (a) is in effect on the Availability Date between the Company or any Subsidiary and a counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender, notwithstanding that such counterparty may cease to be the Administrative Agent, an Arranger, a Lender or an Affiliate thereof after the Availability Date, or (b) is entered into after the Availability Date between the Company or any Subsidiary and any counterparty that is (or is an Affiliate of) the Administrative Agent, any Arranger or any Lender at the time such Hedging Agreement is entered into, notwithstanding that such counterparty may subsequently cease to be the Administrative Agent, an Arranger, a Lender or an Affiliate thereof, and, in each case (other than in the case of any such Hedging Agreement with the Administrative Agent or any of its Affiliates), which Hedging Agreement has been designated to the Administrative Agent in writing by the Company as being a Hedging Agreement obligations of the Company or any Subsidiary under which shall constitute “Designated Hedging Obligations” for purposes of the Loan Documents, it being understood that (i) such designation to the Administrative Agent may be made in respect of a master agreement that governs multiple Hedging Agreements among the parties thereto, and (ii) each counterparty thereto shall be deemed to have agreed to be bound by the provisions of Article VIII that are expressed to be applicable to it as a holder of Designated Hedging Obligations.

“Designated ~~Performance~~ LC Obligations” means all obligations of the Company or any Subsidiary, whether primary, secondary, direct, contingent, fixed or otherwise (including obligations accruing, at the rate specified therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) in respect of any Designated ~~Performance~~ Letter of Credit.

“Designated ~~Performance~~ Letter of Credit” means any letter of credit that ~~(a)~~ is issued, pursuant to any bilateral or similar agreement, by any Person for the account of the Company or any Subsidiary to support obligations of the Company or any Subsidiary incurred in the ordinary course of business ~~and (b) constitutes a “performance-based standby letter of credit” as defined in 12 CFR Pt. 3, App. A~~, provided that such letter of credit (other than any such letter of credit issued by the Administrative Agent or any of its Affiliates) has been designated to the Administrative Agent in writing by the Company as being a “Designated ~~Performance~~ Letter of Credit” for purposes of the Loan Documents, it being understood that upon such designation the issuer thereof shall be deemed to have agreed to be bound by the provisions of Article VIII that are expressed to be applicable to it as a holder of Designated ~~Performance~~ LC Obligations.

“Designated Subsidiary” means each Subsidiary that is not an Excluded Subsidiary.

“Disqualified Institution” means, on any date, (a) any Person that is a Company Competitor, which Person has been designated by the Company as a “Disqualified Institution” by written notice to the Administrative Agent (which such notice shall specify such Person by legal name) and (b) any Affiliate (other than a Bona Fide Debt Fund) of a Person identified pursuant to clause (a) that is identifiable (based solely on the similarity of the legal name of such Affiliate to the legal name of such Person) as an Affiliate of any such Person identified in clause (a) above; provided that “Disqualified Institutions” shall exclude any Person that the Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time; provided further that any designation after the Effective Date of a Person as a Disqualified Institution shall only become effective five Business Days after such designation. The Company shall deliver any updates to the list of Disqualified Institutions and any modifications thereto to the Administrative Agent via email to JPMDQ_Contact@jpmorgan.com.

“Documentation Agents” means, Citibank, N.A., Citizens Bank, N.A., HSBC Bank USA, National Association and M&T Bank, in their capacities as documentation agents for the credit facilities evidenced by this Agreement.

“Domestic Borrower” means the Company and each Borrowing Subsidiary that is a Domestic Subsidiary.

“Domestic Subsidiary” means each Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia.

“DQ List” has the meaning assigned to such term in Section 9.04(f)(iv).

“Dutch Borrowing Subsidiary” means (a) CR Holdings C.V., a Dutch limited partnership (commanditaire vennootschap) having the chamber of commerce number 34154334, and (b) any Successor Borrowing Subsidiary with respect thereto (including any Successor Borrowing Subsidiary in respect of any Person referred to in this clause (b)).

“Dutch Qualifying Lender” means (a) until the publication of an interpretation of “public” as referred to in the CRR by the relevant authority/ies, a Person that (i) assumes existing rights and/or obligations vis à vis the Dutch Borrowing Subsidiary, the value of which is at least €100,000 (or its equivalent in another currency), (ii) provides repayable funds (opvorderbare gelden) for an initial amount of at least €100,000 (or its equivalent in another currency) or (iii) otherwise qualifies as not forming part of the public and (b) as soon as the interpretation of the term “public” as referred to in the CRR has been published by the relevant authority/ies, a Person that is not considered to form part of the public on the basis of such interpretation.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the first date on which the conditions specified in Section 4.01 are satisfied.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (i) a Defaulting Lender (or a Person that would constitute a Defaulting Lender upon the consummation of such assignment), (ii) a Disqualified Institution, (iii) the Company or any of its Subsidiaries or other Affiliates, (iv) a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or (v) for so long as the Dutch Borrowing Subsidiary is a Borrowing Subsidiary, with respect to Revolving Commitments (or Revolving Loans made to the Dutch Borrowing Subsidiary), any Person that is not a Dutch Qualifying Lender.

“Environmental Law” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any toxic or hazardous material, substance or waste or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Tax Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414 of the Tax Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Tax Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition upon the Company or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA; or (h) the incurrence by the Company or any of its ERISA Affiliates of a Lien imposed pursuant to Section 430(k) of the Tax Code or Section 303(k) of ERISA or a violation of Section 436 of the Tax Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBO Rate” means, with respect to any Term Benchmark Borrowing denominated in Euro and for any Interest Period, the EURIBO Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period.

“EURIBO Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBO01) (or, in the event such rate does not appear on a Reuters screen page, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).

“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the EURIBO Rate.

“Euro” or “€” means the single currency of the Participating Member States.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Exchange Rate” means, on any date of determination, with respect to any Foreign Currency, the rate of exchange for the purchase of US Dollars with such Foreign Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (determined based on New York City time) immediately preceding the date of determination (or if

Reuters ceases to be available or ceases to provide a rate of exchange for the purchase of US Dollars with such Foreign Currency, as last provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters as shall be chosen by the Administrative Agent in its reasonable discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in US Dollars as determined by the Administrative Agent using any reasonable method of determination it deems appropriate, and such determination shall be conclusive absent manifest error)). Notwithstanding the foregoing provisions of this definition or the definition of “US Dollar Equivalent”, each Issuing Bank may, solely for purposes of computing the fronting fees owed to it under Section 2.11(b), compute the Dollar amounts of the LC Exposures attributable to Letters of Credit issued by it by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose.

“Exchange Rate Date” means (a) with respect to any Loan denominated in a Foreign Currency, each of the following: (i) the date of the borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof and (c) if an Event of Default has occurred and is continuing, any other Business Day designated as an Exchange Rate Date by the Administrative Agent in its sole discretion or upon instruction of the Majority in Interest of the Revolving Lenders.

“Excluded Subsidiary” means:

(a) any Subsidiary that is not a Wholly-Owned Subsidiary;

(b) any Subsidiary that is not a Material Subsidiary;

(c) any Subsidiary that (i) is prohibited or restricted by (A) any applicable law or (B) any contractual obligation existing on the Effective Date or, in the case of any Person that becomes a Subsidiary after the Availability Date, any contractual obligation that exists at the time such Person becomes a Subsidiary (and which contractual obligation was not entered into in contemplation of the requirements of the Loan Documents) from satisfying the Guarantee Requirement or (ii) would require a consent, approval, license or authorization of or from any Governmental Authority in order to satisfy the Guarantee Requirement, unless such consent, approval, license or authorization has been obtained;

(d) any not-for-profit subsidiary, any captive insurance subsidiary, any Securitization Entity or any other special purpose entity;

(e) (i) any Foreign Subsidiary or (ii) any CFC or FSHCO;

(f) any Subsidiary with respect to which the Guarantee of the Obligations would result in adverse tax consequences (other than immaterial adverse tax consequences) to the Company or its Subsidiaries, as reasonably determined by the Company and advised to the Administrative Agent in writing; and

(g) any other Subsidiary with respect to which the Administrative Agent and the Company have reasonably determined that the cost, burden, difficulty or consequence of satisfying the Guarantee Requirement outweighs, or would be excessive in relation to, the practical benefits afforded thereby to the Lenders, which determination shall be evidenced in writing (including by email).

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor and any and all guarantees of such Subsidiary Guarantor’s Swap Obligations by the Company or other Subsidiary Guarantors) at the time the Guarantee of such Subsidiary Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender or any Issuing Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender or an Issuing Bank, any withholding Tax that is imposed by the United States or the Netherlands on amounts payable to such recipient at the time it (i) becomes a party to this Agreement (other than pursuant to an assignment request by the Company under Section 2.18(b)) or (ii) designates a new lending office, except in each case to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment) to receive additional amounts with respect to such withholding Tax pursuant to Section 2.16(a), (c) the Dutch bank levy (bankenbelasting) as set out in the bank levy act (Wet bankenbelasting) and any Tax in the Netherlands levied on a similar basis or for a similar purpose or any financial activities taxes contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011, (d) Taxes attributable to a recipient’s failure to comply with Section 2.16(e), and (e) any withholding Tax imposed under FATCA.

“Existing 364-Day Credit Agreement” means the Credit Agreement, dated as of August 11, 2022, among Crane Holdings, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing 364-Day Credit Agreement Refinancing” means the payment in full of all principal, interest, fees and other amounts due or outstanding under the Existing 364-Day Credit Agreement, the termination of all commitments thereunder and the discharge or release of all Guarantees and Liens (if any) provided thereunder.

“Existing Crane Holdings Credit Agreement” means the Credit Agreement dated as of July 28, 2021, among Crane Holdings, the Dutch Borrowing Subsidiary, the other borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by that certain Amendment No. 1, dated as of May 16, 2022.

“Existing Crane Holdings Credit Agreement Refinancing” means the payment in full of all principal, interest, fees and other amounts due or outstanding under the Existing Crane Holdings Credit Agreement, the cancellation of all letters of credit issued and outstanding thereunder (other than any such letter of credit cash collateralized, backstopped or designated as a letter of credit outstanding under other credit facilities (including as an Existing Letter of Credit), in each case, in a manner satisfactory to the issuing bank in respect thereof), the termination of all commitments thereunder and the discharge or release of all Guarantees and Liens (if any) provided thereunder.

“Existing Credit Agreements Refinancing” means, collectively, the Existing Crane Holdings Credit Agreement Refinancing and the Existing 364-Day Credit Agreement Refinancing.

“Existing Letter of Credit” means any letter of credit that is issued by any Issuing Bank for the account of the Company or any Subsidiary and, subject to compliance with the requirements set forth in Section 2.05 as to the currency of the denomination of, maximum LC Exposure and expiration of Letters of Credit, is designated as an Existing Letter of Credit by written notice thereof by the Company and such Issuing Bank to the Administrative Agent (in the case of any such notice delivered after the Availability Date, which notice shall contain a representation and warranty by the Company as of the date thereof that the conditions precedent set forth in Sections 4.03(a) and 4.03(b) shall be satisfied immediately after giving effect to such designation); provided that no such notice or designation as to any letter of credit shall be effective prior to the Availability Date.

“Existing Revolving Maturity Date” has the meaning assigned to such term in Section 2.22(a).

“Extending Lender” has the meaning assigned to such term in Section 2.22(a).

“Extension” has the meaning assigned to such term in Section 2.22(a).

“Extension Request” has the meaning assigned to such term in Section 2.22(a).

“FATCA” means Sections 1471 through 1474 of the Tax Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Tax Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Tax Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letters” means (a) the amended and restated fee letter, dated March 17, 2023, by and among Crane Holdings, the Company and JPMorgan Chase Bank, N.A. and (b) the fee letter, dated March 17, 2023, by and among Crane Holdings, the Company, Bank of America, N.A., BofA Securities, Inc., Goldman Sachs Bank USA, The Toronto-Dominion Bank, New York Branch, TD Securities (USA) LLC, U.S. Bank National Association, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal financial officer, principal accounting officer, treasurer or controller of such Person.

“First Amendment Agreement” means the Incremental Facility and Amendment Agreement dated as of October 3, 2023, among the Company, the Dutch Borrowing Subsidiary, the Subsidiary Guarantors, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means October 3, 2023.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Relevant Rate. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR, the Adjusted CDO Rate, the Adjusted EURIBO Rate, the Adjusted Daily Simple SOFR and the Daily Simple SONIA is 0.00%.

“Foreign Borrowing Subsidiary” means any Borrowing Subsidiary that is a Foreign Subsidiary.

“Foreign Currencies” means each of Pounds Sterling, Euro, Canadian Dollars and any additional currencies determined after the Effective Date by mutual agreement of the Company, each of the Revolving Lenders, each of the Issuing Banks and the Administrative Agent; provided that each such additional currency is a lawful currency that is readily available, freely transferable and not restricted and able to be converted into US Dollars.

“Foreign Lender” means with respect to any Borrower, any Lender that is not organized under the laws of a jurisdiction in which such Borrower is located.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Form 10” means the Registration Statement on Form 10 (including the information statement and the other exhibits filed therewith or incorporated by reference therein) filed by the Company with the SEC on December 15, 2022, as amended by Amendment No. 1 to the Registration Statement on Form 10 filed by the Company with the SEC on January 24, 2023, as it was declared effective by the SEC on February 7, 2023.

“FSHCO” means any Domestic Subsidiary with no material assets other than Capital Stock (or Capital Stock and Indebtedness) in one or more CFCs.

“GAAP” means, subject to Section 1.04(a), generally accepted accounting principles in the United States.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business, nor any guarantee or obligation, contingent or otherwise, as a result of or in connection with the existence of a fiscal unity for Dutch corporate income tax purposes of which the Dutch Borrowing Subsidiary is a member. The amount, as of any date of determination, of any Guarantee shall be the monetary amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a monetary amount, the maximum reasonably anticipated monetary liability as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably by a Financial Officer of the Company)).

“Guarantee Agreement” means the Guarantee Agreement, dated as of the Availability Date, among the Company, the Subsidiary Guarantors from time to time party thereto and the Administrative Agent, substantially in the form of Exhibit E, together with all supplements thereto.

“Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from the Company and each Designated Subsidiary (i) in the case of the Company and each Person that is a Designated Subsidiary on the Availability Date, a counterpart of the Guarantee Agreement, duly executed and delivered on behalf of such Person, or (ii) in the case of any Person that becomes a Designated Subsidiary after the Availability Date, a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person; and

(b) in the case of any Person that becomes a Designated Subsidiary after the Availability Date, the Administrative Agent shall have received, to the extent reasonably requested by the Administrative Agent, documents, opinion of counsel and certificates with respect to such Designated Subsidiary of the type referred to in Sections 4.02(f) and 4.02(g).

“Guarantors” means, collectively, the Company and the Subsidiary Guarantors.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Hedging Agreement.

“Historical Combined Financial Statements” means (a) the combined balance sheet of the Company and the Subsidiaries as of December 31, 2022 and the related combined statements of operations, comprehensive income and cash flows of the Company and the Subsidiaries for the year then ended, prepared in accordance with GAAP and audited by Deloitte & Touche LLP, and (b) the combined interim financial statements the Company and the Subsidiaries as of and for each subsequent fiscal quarter or the portion of the fiscal year then ended, in each case under this clause (b), that are included in the Form 10.

“Incremental Commitment” means an Incremental Revolving Commitment or an Incremental Term Commitment.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Administrative Agent (solely for purposes of giving effect to Section 2.21) and the Company, among the Company, the other Loan Parties, the Administrative Agent and one or more Incremental Lenders, establishing Incremental Revolving Commitments and/or Incremental Term Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.21.

“Incremental Lender” means an Incremental Revolving Lender or an Incremental Term Lender.

“Incremental Revolving Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.21, to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure under such Incremental Facility Agreement.

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment.

“Incremental Term Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.21, to make Term Loans of any Class hereunder, expressed as an amount representing the maximum aggregate principal amount of such Term Loans of such Class to be made by such Lender.

“Incremental Term Lender” means a Lender with an Incremental Term Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan” means a Loan made by an Incremental Term Lender to the Company pursuant to Section 2.21.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation payable to current or former directors, officers, employees or consultants of such Person and (iii) any purchase price adjustment or earnout incurred in connection with an Acquisition, except to the extent that the amount thereof becomes payable), (e) all Indebtedness of others secured by any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of Indebtedness of any Person for purposes of this clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby (as reasonably determined by the Company), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person incurred under or in connection with a Securitization, (i) all obligations, contingent or otherwise, of such Person in respect of letters of credit, performance bonds, bid bonds, customs bonds, surety bonds and performance guaranties and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, that are imposed on or with respect to any payment made by a Borrower hereunder, and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.06, which shall be substantially in the form of Exhibit F or such other form as shall be approved by the Administrative Agent and the Company.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and the Maturity Date applicable to such Loan, (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration, after the first day of such Interest Period and (c) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the borrowing of, or conversion to, such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the Maturity Date applicable to such Loan.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two (solely in the case of Borrowings denominated in Canadian Dollars), three or six (other than in the case of Borrowings denominated in Canadian Dollars) months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Borrowing for any Agreed Currency), as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that is then-removed from this definition pursuant to Section 2.13(b) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such

Borrowing. Notwithstanding anything herein to the contrary, the initial Interest Period for any Term Benchmark Borrowing made on the Availability Date may be of such duration (not to exceed the maximum number of months set forth above) as shall have been separately agreed by the Company and the Administrative Agent and set forth in the Borrowing Request delivered with respect thereto, and for the purpose of determining the applicable Relevant Rate with respect to such Term Benchmark Borrowing, such Interest Period shall be deemed to have a tenor equal to the nearest number of whole months.

“Investment” means, with respect to a specified Person, (a) any Capital Stock, evidences of Indebtedness or other securities of, or any capital contribution or loans to, Guarantees of any Indebtedness or other obligations of, or any other investment in, any other Person that are held or made by the specified Person and (b) any Acquisition made by the specified Person. The amount of any Investment shall be the original cost of such Investment, plus the original cost of any addition thereto that otherwise constitutes an Investment, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal or payment of interest in the case of any Investment in the form of a loan or purchase or other acquisition of Indebtedness and any return of or on capital in the case of any other Investment (whether as a distribution, dividend, redemption or sale, but not in excess of the amount of the relevant initial Investment); provided that the amount of any Investment in the form of a Guarantee shall be determined in accordance with the definition of the term “Guarantee”.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means (a) each of JPMorgan Chase Bank, N.A., Bank of America, N.A., Goldman Sachs Bank USA, The Toronto-Dominion Bank, New York Branch, U.S. Bank National Association and Wells Fargo Bank, National Association and (b) each other Lender designated by the Company as an “Issuing Bank” hereunder that has agreed to such designation (and that is reasonably acceptable to the Administrative Agent), in each case, through itself or through one of its designated Affiliates or branch offices (so long as the Dutch Borrowing Subsidiary is a Borrowing Subsidiary, only if such designated Affiliate or branch office is a Dutch Qualifying Lender), each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank”, as used with respect to any of the institutions named in the first sentence hereof, shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate of the US Dollar Equivalents of the undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate of the US Dollar Equivalents of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.23 of the LC Exposure of Defaulting Revolving Lenders in effect at such time.

“Lender-Related Person” means the Administrative Agent (and any sub-agent thereof), each Arranger, each Syndication Agent, each Documentation Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to an Incremental Facility Agreement or an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means (a) any letter of credit issued pursuant to this Agreement and (b) any Existing Letter of Credit.

“Leverage Increase Election” has the meaning assigned to such term in Section 6.12(a).

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Limited Conditionality Transaction” means (a) any Acquisition or similar Investment, in each case, the consummation of which is not conditioned on the availability of, or on obtaining, third party financing and (b) any Asset Disposition.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing, at the rate specified herein, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) each payment required to be made by any Borrower under any Loan Document in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing, at the rate specified herein, during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (b) the due and punctual payment or performance by the Borrowers of all other monetary obligations under this Agreement and by the Company, any Borrowing Subsidiary and any Subsidiary Guarantor of all other monetary obligations under any other Loan Document to which it is a party, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations accruing, at the rate specified herein or therein, or incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Loan Documents” means this Agreement, the First Amendment Agreement, the Guarantee Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each Incremental Facility Agreement and, except for purposes of Section 9.02, each promissory note issued pursuant to Section 2.08(e) and any agreements between the Company and any Issuing Bank regarding the designation of such Issuing Bank in its capacity as such or regarding the Applicable LC Sublimit of such Issuing Bank, as each may be amended, supplemented, restated or otherwise modified from time to time. For the avoidance of doubt, the “Loan Documents” shall not include any Fee Letter or any agreement with respect to Cash Management Services or Hedging Agreements between the Company or any Subsidiary and a Lender or an Affiliate of a Lender.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

“Majority in Interest”, when used in reference to Lenders of any Class, means (a) in the case of the Revolving Lenders, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposure and the unused Aggregate Revolving Commitments at such time and (b) in the case of the Term Lenders of any Class, Lenders having Term Loans or Term Commitments of such Class representing more than 50% of the sum of all the Term Loans and unused Term Commitments of such Class outstanding or in effect at such time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and the Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights of or benefits available to the Administrative Agent or the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than (a) the Loans, Letters of Credit and Guarantees created under the Loan Documents and (b) any Indebtedness owed solely to the Company or any of its Subsidiaries), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding US$50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary (a) the total assets of which (determined on a consolidated basis for such Subsidiary and its subsidiaries and eliminating all intercompany items) equal 5.0% or more of the consolidated total assets of the Company and the Subsidiaries (determined in a consolidated basis in accordance with GAAP) or (b) the consolidated revenues of which (determined on a consolidated basis for such Subsidiary and its subsidiaries, but eliminating all intercompany items) equal 5.0% or more of the consolidated revenues of the Company and the Subsidiaries (determined on a consolidated basis in accordance with GAAP), in each case as of the last day of the most recently ended Test Period; provided that if at the end of or for any Test Period the combined consolidated total assets or combined consolidated revenues of all Subsidiaries that under clauses (a) and (b) above would not constitute Material Subsidiaries would, but for this proviso, exceed 10.0% of the consolidated total assets or 10.0% of the consolidated revenues of the Company and the Subsidiaries, then the Company shall designate one or more of such excluded Subsidiaries to be Material Subsidiaries by written notice to the Administrative Agent until such excess shall have been eliminated; provided, further that if at the end of or for any Test Period the Company has failed to designate Material Subsidiaries as set forth in the foregoing proviso, then one or more of such excluded Subsidiaries shall for all purposes of this Agreement be deemed to be Material Subsidiaries in descending order based on the amounts (determined on a consolidated basis for such Subsidiary and its subsidiaries) of their total assets or revenues, as the case may be, until such excess shall have been eliminated; provided further that each Borrowing Subsidiary shall in any event be a Material Subsidiary.

“Maturity Date” means (a) with respect to the Revolving Loans and the Letters of Credit, the Revolving Maturity Date, (b) with respect to the Tranche A Term Loans, the Tranche A Term Maturity Date and (c) with respect to any other Class of Loans established hereunder, the final scheduled maturity date with respect thereto set forth in the applicable Loan Document establishing such Class of Loans.

“MNPI” means material information concerning the Company, its Subsidiaries (and, prior to the consummation of the Crane Company Distribution, Crane Holdings or its subsidiaries) or any of their respective securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act. For purposes of this definition, “material information” means information concerning the Company, its Subsidiaries (and, prior to the consummation of the Crane Company Distribution, Crane Holdings or its subsidiaries) or any of their respective securities that is or could reasonably be expected to be material for purposes of the United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Defaulting Revolving Lender” means, at any time, any Revolving Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” has the meaning assigned to such term in Section 2.22(a).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means (a) the Loan Document Obligations, (b) the Designated Cash Management Obligations, (c) the Designated Hedging Obligations and (d) the Designated ~~Performance~~ LC Obligations.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Original Currency” has the meaning assigned to such term in Section 2.17(a).

“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means any and all present or future recording, stamp, documentary, transfer or similar taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the greater of (i) the NYFRB Rate and (ii) an overnight rate reasonably determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation and (b) with respect to any amount denominated in a Foreign Currency, an overnight rate determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(d).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“Payment” has the meaning assigned to such term in Section 8.06(c)(i).

“Payment Notice” has the meaning assigned to such term in Section 8.06(c)(ii).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Encumbrances” means:

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

(b) landlords’, carriers’, warehousemens’, mechanics’, repairmens’, workmens’, materialmens’ and other like Liens arising in the ordinary course of business and securing amounts that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security or similar laws and (ii) in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(d) pledges and deposits made (i) to secure the performance of bids, tenders, trade contracts (other than for payment of Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (i) above;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k);

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with securities intermediaries;

(h) leases or subleases granted to third parties not interfering in any material respect with the ordinary conduct of the business of Company and its Subsidiaries;

(i) (i) any interest or title of a lessor or sublessor under any lease (other than a lease resulting in a Capital Lease Obligation) not prohibited by this Agreement, (ii) any restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to or (iii) any subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii);

(j) deposits of cash with the owner or lessor of premises leased and operated by the Company or any Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;

(k) Liens arising from filing UCC financing statements relating solely to leases (other than leases resulting in Capital Lease Obligations) permitted by this Agreement;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m) licenses or sublicenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company and its Subsidiaries;

(n) Liens that are contractual rights of set-off;

(o) any liability pursuant to a declaration of joint and several liability as referred to in Section 2:403 of the Dutch Civil Code (and any residual liability under such declaration, as referred to in Section 2:404 (2) of the Dutch Civil Code);

(p) any Lien, guarantee or other liability, or otherwise, as a result of or in connection with the existence of a fiscal unity for Dutch corporate income tax purposes of which the Dutch Borrowing Subsidiary is a member;

(q) any right of set-off in favor of Dutch banks arising from their general banking conditions (algemene bankvoorwaarden); and

(r) any Liens over bank accounts arising under clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) or any right of set-off pursuant thereto of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken);

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness, other than Indebtedness referred to in clause (c)(ii) or (d)(ii) above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Pre-Spin Dividend” means the Restricted Payment to be paid in cash by the Company to Crane Holdings in connection with the Separation Transactions, provided that the aggregate amount thereof shall not exceed US$300,000,000.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” or “pro forma effect” means, with respect to any determination of the Consolidated Total Net Leverage Ratio, the Consolidated Interest Coverage Ratio or any other financial metric (including component definitions thereof) in connection with any Subject Transaction, that such Subject Transaction and each other Subject Transaction required to be given pro forma effect pursuant to Section 1.04(b) shall be deemed to have occurred as of the first day of the applicable Test Period and that:

(a) (i) in the case of the Separation or any Asset Disposition, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Acquisition or other Investment, income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that any pro forma adjustment described in this clause (a) may be applied solely to the extent that such adjustment is consistent with the definition of Consolidated Net Income and Consolidated EBITDA (and, in the case of adjustments of the type subject to a cap in the definition of the term “Consolidated EBITDA”, such adjustments shall not exceed such cap);

(b) any repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness (other than revolving Indebtedness) shall be deemed to have occurred as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; and

(c) any Indebtedness incurred or assumed by the Company or any Subsidiary in connection therewith shall be deemed to have been incurred or assumed as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; provided that (i) if such Indebtedness has a floating or formula rate, such

Indebtedness shall have an implied rate of interest for the applicable Test Period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (ii) interest on any Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such obligation in accordance with GAAP and (iii) interest on any Indebtedness that may optionally be determined at an interest rate based upon more than one benchmark shall be determined to have been based upon the benchmark actually chosen, or if none, then based upon such optional rate chosen by the Company.

Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, for the avoidance of doubt, when calculating the Consolidated Total Net Leverage Ratio for purposes of the definition of “Applicable Rate” or, subject to clause (i) set forth in Section 1.04(b), calculating the Consolidated Total Net Leverage Ratio or the Consolidated Interest Coverage Ratio for purposes of Section 6.12 (other than for the purpose of determining compliance with Section 6.12 on a Pro Forma Basis as a condition to taking any action under this Agreement), the Subject Transactions that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

“Pro Forma Financial Statements” means the unaudited pro forma condensed consolidated balance sheet as of September 30, 2022 and the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2021 and the nine months ended September 30, 2022, in each case, included in the Form 10 and prepared after giving effect to the Separation and certain other transactions as described in the Form 10.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8) (D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.20(a).

“Qualified Material Acquisition” means any Acquisition by the Company or any Subsidiary in which the sum of (a) total consideration paid or payable by the Company and its Subsidiaries (including refinancing of any Indebtedness of the acquired Person) and (b) the aggregate principal amount of existing Indebtedness of the acquired Person (or the acquired division, product line or other business unit) assumed by the Company and its Subsidiaries is US$150,000,000 or more.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Adjusted Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the Adjusted CDO Rate, 10:15 a.m., Toronto time, on the first date of such setting, (c) if such Benchmark is the Adjusted EURIBO Rate, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (d) if such Benchmark is Adjusted Daily Simple SOFR, then four RFR Business Days prior to such setting, (e) if such Benchmark is Daily Simple SONIA, then four RFR Business Days prior to such setting or (f) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (d) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto and (e) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Adjusted Term SOFR, (b) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Adjusted CDO Rate, (c) with respect to any Term Benchmark Borrowing denominated in Euro, the Adjusted EURIBO Rate, (d) with respect to any RFR Borrowing denominated in US Dollars, the Adjusted Daily Simple SOFR and (e) with respect to any RFR Borrowing denominated in Pounds Sterling, the Daily Simple SONIA.

“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR Reference Rate, (b) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the CDO Screen Rate or (c) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBO Screen Rate.

“Required Lenders” means, at any time, Lenders having Term Loans, Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the aggregate principal amount of the Term Loans of all the Term Lenders, the Aggregate Revolving Credit Exposure and the aggregate unused Commitments of all Lenders at such time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, the chief executive officer, president, any Financial Officer, secretary or assistant secretary of such Person and, solely for purposes of notices given pursuant to Article II, any other officer or employee of such Person so designated by any of the foregoing officers in a written notice to the Administrative Agent.

“Restricted Lender” has the meaning assigned to such term in Section 1.10.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Company and (b) any payment or distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock in the Company.

“Reuters” means Thomson Reuters Corporation, Refinitiv or any successor thereto.

“Revolving Availability Period” means the period from and including the Availability Date to the earlier of (a) the Revolving Maturity Date and (b) the date of termination of all the Revolving Commitments.

“Revolving Borrowing” means a Borrowing comprised of Revolving Loans.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased from time to time pursuant to Section 2.21 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01~~,~~ or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed or provided its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the First Amendment Effective Date is US$~~500,000,000~~800,000,000 .

“Revolving Commitment Fee” has the meaning assigned to such term in Section 2.11(a).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate of the US Dollar Equivalents of the aggregate principal amount of such Lender’s Revolving Loans outstanding at such time and (b) its LC Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or Revolving Credit Exposure.

“Revolving Loan” has the meaning assigned to such term in Section 2.01.

“Revolving Maturity Date” means the fifth anniversary of the Availability Date, as such date may be extended pursuant to Section 2.22; provided that if such day shall not be a Business Day, the Revolving Maturity Date shall be the immediately preceding Business Day.

“RFR” means (a) with respect to any Loan denominated in US Dollars, the Daily Simple SOFR and (b) with respect to any Loan denominated in Pounds Sterling, SONIA.

“RFR Borrowing” means any Borrowing comprised of RFR Loans.

“RFR Business Day” means (a) for any Loan denominated in US Dollars, a U.S. Government Securities Business Day and (b) for any Loan denominated in Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“RFR Loan” means a Loan that bears interest at a rate determined by reference to a Daily Simple RFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or any Subsidiary whereby the Company or such Subsidiary sells or transfers such property to any Person and the Company or any Subsidiary leases such property, or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, from such Person or its Affiliates.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (which, on the Effective Date, consist of the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or any relevant and applicable sanctioning authority of a European Union member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or any relevant and applicable sanctioning authority of a European Union member state.

“SEC” means the United States Securities and Exchange Commission or any Governmental Authority succeeding to any or all of its functions.

“Securities Act” means the United States Securities Act of 1933.

“Securitization” means any transfer by the Company or any Subsidiary of accounts receivable, proceeds thereof or interests therein or assets relating thereto to a trust, partnership, corporation, limited liability company or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable, proceeds thereof or interests therein or assets relating thereto; provided that any obligations arising therefrom do not permit or provide recourse to the Company or any Subsidiary (other than a Securitization Entity) or any property or asset of the Company or any Subsidiary (other than the property or assets of a Securitization Entity or any Capital Stock in a Securitization Entity), other than with respect to any representations, warranties, servicer obligations, covenants and indemnities entered into by the Company or any Subsidiary of a type that are reasonable and customary in “true sale” arrangements. The “amount” or “principal amount” of any Securitization shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the first sentence of this definition or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable or interests therein transferred pursuant to such Securitization, net of any such accounts receivables or interests therein that have been written off as uncollectible.

“Securitization Entity” means any limited purpose Subsidiary that purchases accounts receivable of the Company or any Subsidiary pursuant to a Securitization.

“Separation” means the separation of Crane Holdings into two independent publicly-traded companies, as described more fully in the Form 10.

“Separation Agreements” means, collectively, a separation and distribution agreement, tax matters agreement, employee matters agreement and intellectual property matters agreement and any other agreements among Crane Holdings, the Company and their respective subsidiaries entered into in connection with the Separation and required to be filed as an exhibit to the Form 10.

“Separation Transactions” means, collectively, the Separation, the Crane Company Distribution, the Pre-Spin Dividend and the execution, delivery and performance of the Separation Agreements.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvency Certificate” means a certificate substantially in the form of Exhibit G or such other form as shall be approved by the Administrative Agent and the Company.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the sum of the liabilities (including contingent liabilities) of such Person and its subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of such Person and its subsidiaries, on a consolidated basis, (b) the present fair saleable value of the assets of such Person and its subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person and its subsidiaries as they become absolute and matured, (c) the capital of such Person and its subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on such date, (d) such Person and its subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise), and (e) such Person and its subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes hereof, the amount of any contingent liability shall be computed as the amount that, in light of all of the facts and circumstances existing as of such date, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Loan” means a Loan that bears interest at a rate determined by reference to the Daily Simple SONIA.

“Specified Event of Default” means an Event of Default under Section 7.01(a), 7.01(b), 7.01(h), 7.01(i) or 7.01(j).

“Specified Provision” has the meaning assigned to such term in Section 1.10.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted EURIBO Rate or Adjusted CDO Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D of the Federal Reserve Board. Term Benchmark Loans for which the associated Benchmark is adjusted by reference to the Statutory Reserve Rate (based on the definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Federal Reserve Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subject Transaction” means (a) the Transactions, (b) any Acquisition, (c) any Asset Disposition, (d) any incurrence of any Indebtedness (other than revolving Indebtedness), and the application of the proceeds thereof, and any repayment, retirement, redemption, satisfaction and discharge or defeasance of Indebtedness (other than revolving Indebtedness) and/or (e) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis or after giving pro forma effect to such event; provided that any Acquisition or Asset Disposition (other than (i) the Separation Transactions and (ii) any Acquisition or Asset Disposition that constitutes an event referred to in clause (e) above) shall only be a “Subject Transaction” if such transaction involves total consideration of US$100,000,000 or more.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantor” means, at any time, each Subsidiary party to the Guarantee Agreement at such time, it being understood that at such time as such Subsidiary is released from its obligations under the Guarantee Agreement in accordance with the terms hereof, such Subsidiary shall cease to be a Guarantor.

“Successor Borrowing Subsidiary” has the meaning assigned to such term in Section 6.03(a).

“Successor Company” has the meaning assigned to such term in Section 6.03(a).

“Supported QFC” has the meaning assigned to such term in Section 9.20(a).

“Swap Obligations” means with respect to any Subsidiary Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Syndication Agents” means Bank of America, N.A., Goldman Sachs Bank USA, The Toronto-Dominion Bank, New York Branch, U.S. Bank National Association and Wells Fargo Bank, National Association, in each case, their capacities as syndication agents for the credit facilities evidenced by this Agreement.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement).

“TARGET Day” means any day on which TARGET is open for the settlement of payments in Euro.

“Tax Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), valued added taxes or any other goods and services, use or sales taxes, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted Term SOFR (other than as a result of clause (c) of the definition of “Alternate Base Rate”), the Adjusted CDO Rate or the Adjusted EURIBO Rate.

“Term Borrowing” means a Borrowing comprised of Term Loans.

“Term Commitment” means a Tranche A Term Commitment or any other Class of Term Commitment established pursuant to Section 2.21.

“Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.

“Term Loan” means a Tranche A Term Loan or any other Class of Term Loans established pursuant to Section 2.21.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than as a result of clause (c) of the definition of “Alternate Base Rate”).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Date” means the first date on which (a) all Commitments have expired or terminated, (b) the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent obligations for which no claim or demand has been made on any Loan Party) have been paid in full in cash and (c) all Letters of Credit have expired or have been terminated (or have been collateralized or back-stopped by a letter of credit or otherwise, or deemed issued under another agreement, in each case, in a manner reasonably satisfactory to the applicable Issuing Bank) and all LC Disbursements have been reimbursed.

“Test Period” means, as of any date, the period of four consecutive fiscal quarters of the Company then most recently ended for which consolidated financial statements have been delivered (or are required to have been delivered) pursuant to Section 5.01(a) or 5.01(b) (or, prior to the first such delivery, the most recent period of four consecutive fiscal quarters of the Company covered by the Historical Combined Financial Statements).

“Ticking Fee” has the meaning assigned to such term in Section 2.11(c).

“Ticking Fee Accrual Period” has the meaning assigned to such term in Section 2.11(c).

“Trade Date” has the meaning assigned to such term in Section 9.04(f)(i).

“Tranche A Term Borrowing” means a Borrowing comprised of Tranche A Term Loans.

“Tranche A Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan on the Availability Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Tranche A Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Tranche A Term Commitment, as applicable. The aggregate amount of the Lenders’ Tranche A Term Commitments as of the Effective Date is US$300,000,000.

“Tranche A Term Lender” means a Lender with a Tranche A Term Commitment or an outstanding Tranche A Term Loan.

“Tranche A Term Loan” has the meaning assigned to such term in Section 2.01.

“Tranche A Term Maturity Date” means the date that is the third anniversary of the Availability Date; provided that if such day shall not be a Business Day, the Tranche A Term Maturity Date shall be the immediately preceding Business Day.

“Transactions” means (a) the Separation Transactions and (b) the execution, delivery and performance by the Borrowers of this Agreement and by any Loan Party of each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than as a result of clause (c) of the definition of “Alternate Base Rate”), the Adjusted CDO Rate, the Adjusted EURIBO Rate, the Alternate Base Rate or the Daily Simple RFR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, with respect to any Person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the applicable law in the country where such Person is subject to home jurisdiction supervision if the applicable law require that such appointment is not to be publicly disclosed.

“Unrestricted Cash Amount” means, as of any date of determination, (a) 100% of the cash and Cash Equivalents owned on such date by the Company or any Domestic Subsidiary and (b) 75.0% of the cash and Cash Equivalents owned on such date by any Foreign Subsidiary, provided, in each case, that such cash and Cash Equivalents do not appear (and would not be required to appear) as “restricted” on a consolidated balance sheet of the Company prepared in accordance with GAAP.

“U.S.” or “United States” means the United States of America.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in any Foreign Currency, the equivalent amount thereof in US Dollars determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Foreign Currency at the time in effect under the provisions of Section 1.05.

“US Dollars” or “US$” refers to lawful money of the United States.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Tax Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.20(a).

“USA PATRIOT Act” has the meaning assigned to such term in Section 9.16.

“Wholly-Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares and foreign national qualifying shares to the extent required by applicable law) is owned by the Company and/or one or more Wholly-Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Term Benchmark Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders, writs and decrees, of all Governmental Authorities. Unless the context requires otherwise or specifically provided for otherwise herein, (a) any definition of or reference to any agreement, instrument or other document herein (including any Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed (other than for purposes of Sections 3.04, 5.01(a) and 5.01(b)), and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (iii) without giving effect to the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board to the extent such application results in indebtedness being reflected on a balance sheet at an amount less than the stated principal amount thereof and (iv) without giving effect to any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842 or any similar, successor or substitute accounting standard or codification), to the extent such change would require the recognition of right-of-use assets and lease liabilities that would not have been required to be classified as a capital lease under GAAP as in effect immediately prior to the adoption thereof.

(b) Notwithstanding anything to the contrary herein, (i) all financial ratios and tests (including the Consolidated Total Net Leverage Ratio and the Consolidated Interest Coverage Ratio) contained in this Agreement shall be calculated after giving pro forma effect to the incurrence of Indebtedness hereunder on the Availability Date and to the other Transactions consummated on the Availability Date, provided that Consolidated EBITDA for each of the fiscal quarters referred to in the penultimate sentence of the definition of “Consolidated EBITDA” shall be as set forth in such sentence and shall not be subject to further pro forma adjustments on account of the Separation Transactions, and (ii) subject to clause (i) above and Section 1.06, all financial ratios and tests (including the Consolidated Total Net Leverage Ratio, the Consolidated Interest Coverage Ratio and the Consolidated Net Tangible Assets) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs (or with respect to any Test Period to determine whether any Subject Transaction is permitted to be consummated) shall be calculated with respect to such Test Period and such Subject Transaction (including such Subject Transaction that is to be consummated) on a Pro Forma Basis. Further, if since the beginning of any Test Period and on or prior to the date of any required calculation of any financial ratio or test, any Subject Transaction has occurred, then any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred as of the first day of the applicable Test Period, provided that, when calculating the Consolidated Total Net Leverage Ratio for purposes of the definition of “Applicable Rate” or, subject to clause (i) above, calculating the Consolidated Total Net Leverage Ratio or the Consolidated Interest Coverage Ratio for purposes of Section 6.12 (other than for the purpose of determining compliance with Section 6.12 on a Pro Forma Basis as a condition to taking any action under this Agreement), the Subject Transactions that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

SECTION 1.05. Exchange Rates. The Administrative Agent shall determine the US Dollar Equivalent of any Loan or Letter of Credit denominated in a Foreign Currency on each applicable Exchange Rate Date, in each case using the Exchange Rate for such Foreign Currency in relation to US Dollars, and such amount shall be the US Dollar Equivalent of such Loan or Letter of Credit until the next required calculation thereof pursuant to this sentence.

SECTION 1.06. Certain Calculations and Tests.

(b) Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (including any such requirement that is to be determined on a Pro Forma Basis) (i) compliance with any financial ratio or test (including any Consolidated Total Net Leverage Ratio test or compliance with Section 6.12 on a Pro Forma Basis as a condition to taking any action under this Agreement (but not the actual compliance with Section 6.12)) and/or any cap expressed as a percentage of Consolidated Net Tangible Assets, (ii) the accuracy of any representation or warranty or (iii) the absence of any Default or Event of Default (or any type of Default or Event of Default), in each case, as a condition to the consummation of any Limited Conditionality Transaction (or, in each case, as a condition to any assumption or incurrence of any Indebtedness (other than Revolving Loans) in connection therewith, including under any Incremental Facility Agreement, or any transaction relating thereto), the determination of whether the relevant condition is satisfied may be made, at the election of the Company, (A) in the case of any Acquisition or other Investment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such Acquisition or other Investment (or, in the case of any Acquisition or other Investment made pursuant to a tender or similar offer, at the time of the commencement of such offer) or (y) the consummation of such Acquisition or other Investment, and (B) in the case of any Asset Disposition, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such Asset Disposition or (y) the consummation of such Asset Disposition, in each case, after giving effect on a Pro Forma Basis to the relevant Acquisition, Investment or Asset Disposition and, in each case, any assumption or incurrence of any Indebtedness in connection therewith, including under any Incremental Facility Agreement, and any other transactions relating thereto. For the avoidance of doubt, this Section 1.06(a) shall not apply to any extensions of credit under the Revolving Commitment, which extensions of credit shall be subject to the satisfaction or waiver of the conditions set forth in Section 4.03 on the date of such extension of credit as set forth therein.

(c) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including any Consolidated Total Net Leverage Ratio test, any Consolidated Net Tangible Assets test or compliance with Section 6.12 on a Pro Forma Basis as a condition to taking any action under this Agreement (but not the actual compliance with Section 6.12)), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be (or, in each case, such other time as is applicable thereto pursuant to paragraph (a) of this Section), and no Default or Event of Default shall be deemed to have occurred solely as a result of a subsequent change in such financial ratio or test.

(d) For purposes of determining compliance with this Agreement, the accrual of interest, the accrual of dividends, the accretion of accreted value, the amortization of original issue discount, the payment of interest or a dividend in the form of additional Indebtedness or additional shares of Capital Stock and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency shall not be deemed to be an incurrence of Indebtedness and, to the extent secured, shall not be deemed to result in an increase of the obligations so secured or to be a grant of a Lien securing any such obligations.

SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

SECTION 1.08. Dutch Terms. In this Agreement and any other Loan Document, where it relates to an entity incorporated under the laws of the Netherlands or the context so requires, a reference to:

(a) an administrator includes a bewindvoerder;

(b) any step or procedure taken in connection with a insolvency proceeding includes a Dutch entity having filed a notice under Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990); provided that this does not include the situation where such notice is (deemed to be) filed by reason only of any notice for the postponement of tax liability payments, including the actual postponement of such payments, that is filed in accordance with the Decree of the Dutch State Secretary for Finance of 3 March 2020, number 2021-38397 (Besluit noodmaatregelen coronacrisis), or any successor thereof;

(c) an attachment includes a beslag;

(d) a director means a managing director (bestuurder) and board of directors means its managing board (bestuur);

(e) a liquidation or dissolution (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(f) a moratorium includes surseance van betaling;

(g) an authorisation by all necessary corporate and, if required, stockholder action, where applicable, includes without limitation:

(i) any action required to comply with the act on the works councils (Wet op de ondernemingsraden); and

(ii) obtaining an unconditional positive or neutral advice (advies) from the competent works council(s), if any;

(h) a receiver includes a curator;

(i) the appointment of a conservator includes the appointment of a herstructureringsdeskundige or observator; and

(j) a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and, in general, any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht).

SECTION 1.09. Interest Rates; Benchmark Notification. The interest rate on any Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any Liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related Persons may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for Liabilities of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.10. Blocking Regulations. In relation to any Lender that is subject to the regulations referred to below (each, a “Restricted Lender”), any representation, warranty or covenant set forth herein that refers to Sanctions and/or a Sanctioned Person (each, a “Specified Provision”) shall only apply to the extent that such Specified Provision would not result in a violation of or conflict with any Blocking Law. In the case of any consent or direction by Lenders in respect of any Specified Provision of which a Restricted Lender does not have the benefit due to a Blocking Law, then, notwithstanding anything to the contrary in the definition of Required Lenders or Majority in Interest, for so long as such Restricted Lender shall be subject to a Blocking Law, the Commitments, Term Loans and Revolving Credit Exposure of such Restricted Lender will be disregarded for the purpose of determining whether the requisite consent of the Lenders has been obtained or direction by the requisite Lenders has been made, it being agreed, however, that, unless, in connection with any such determination, the Administrative Agent shall have received written notice from any Lender stating that such Lender is a Restricted Lender with respect thereto, each Lender shall be presumed, in connection with such determination, not to be a Restricted Lender.

SECTION 1.11. Effectuation of Transactions. All references herein to the Company and its Subsidiaries on the Availability Date shall be deemed to be references to such Persons, and all the representations and warranties of the Company and the other Loan Parties contained in this Agreement and the other Loan Documents on the Availability Date shall be deemed made, in each case, after giving effect to the Transactions to occur on the Availability Date, unless the context otherwise requires.

ARTICLE II

THE CREDITS

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Revolving Lender agrees to make revolving loans (each, a “Revolving Loan”) to any Borrower in any Agreed Currency from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Credit Exposure exceeding the Aggregate Revolving Commitments and (b) each Tranche A Term Lender agrees to make a term loan (each, a “Tranche A Term Loan”) to the Company in US Dollars on the Availability Date in a principal amount not exceeding such Lender’s Tranche A Term Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of the Tranche A Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Borrowing shall be comprised of (i) in the case of Term Borrowings or Revolving Borrowings denominated in US Dollars, Term SOFR Loans or ABR Loans, as the applicable Borrower may request in accordance herewith, (ii) in the case of Revolving Borrowings denominated in Canadian Dollars, CDOR Loans, (iii) in the case of Revolving Borrowings denominated in Euro, EURIBOR Loans and (iv) in the case of Revolving Borrowings denominated in Pounds Sterling, SONIA Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15 and 2.16 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that (i) any Term Benchmark Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing may be in aggregate amount that is equal to such outstanding Borrowing and (ii) a Term Benchmark Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of total Commitments of such Class or, in the case of any Revolving Borrowing, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). At the time that each ABR Borrowing or RFR Borrowing is made, such Borrowing shall be in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that any ABR Borrowing or RFR Borrowing of any Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or, in the case of any Revolving Borrowing, that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Term Benchmark Borrowings and RFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Term Benchmark Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable to such Borrowing.

SECTION 2.03. Requests for Borrowings. To request a borrowing of Revolving Loans or Term Loans, the applicable Borrower shall notify the Administrative Agent of such request by delivering to the Administrative Agent a written Borrowing Request, executed by a Responsible Officer of such Borrower, (a) in the case of a Term Benchmark Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of such proposed Borrowing, (b) in the case of a Term Benchmark Borrowing denominated in Euro or Canadian Dollars, not later than 12:00 p.m., New York City time, four Business Days before the date of such proposed Borrowing, (c) in the case of an RFR Borrowing, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of such proposed Borrowing and (d) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of such proposed Borrowing (or, in each case, such later date or time as the Administrative Agent may agree to). Each Borrowing Request shall be irrevocable. Each Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Agreed Currency and the aggregate principal amount of the requested Borrowing;

(ii) the Class of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) the Type of such Borrowing;

(v) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the account to which funds are to be disbursed (which, if not an account of the applicable Borrower located in the United States, shall be reasonably acceptable to the Administrative Agent) or, in the case of any Revolving Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be (A) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing and (B) in the case of a Borrowing denominated in a Foreign Currency, a Borrowing of such Type as is permitted for such a Foreign Currency under Section 2.02(b). If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no election as to currency is specified with respect to any Borrowing, then the applicable Borrower shall be deemed to have selected US Dollars. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time (or, in the case of ABR Loans, if later, the time that is two hours after the delivery to the Administrative Agent of the applicable Borrowing Request), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to the account designated by such Borrower in the applicable Borrowing Request; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the applicable Overnight Rate or (ii) in the case of a Borrower, the interest rate applicable to the subject Loan. If any such amount required to be paid by any Lender is not in fact made available to the Administrative Agent within three Business Days following the date upon which such Lender receives notice from the Administrative Agent, the Administrative Agent shall be entitled to recover from such Lender, on demand, such amount with interest thereon calculated from such due date at the rate set forth in clause (i) above plus 2% per annum. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then such amount (exclusive of interest paid by such Lender to the Administrative Agent under this Section 2.04(b)) shall constitute such Lender’s Loan included in such Borrowing. If the applicable Borrower and the applicable Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. Any payment by any Borrower pursuant to this Section 2.04(b) shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, each Borrower may request the issuance of Letters of Credit denominated in any Agreed Currency for its own account or, so long as such Borrower is a joint and several co-applicant with respect thereto, for the account of a Subsidiary in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period; provided that, notwithstanding any such request or anything else to the contrary set forth herein, any issuance, amendment or extension of any Letter of Credit by any Issuing Bank shall be in sole discretion (and without any obligation) of such Issuing Bank. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower or any of its Subsidiaries to, or entered into by any Borrower or any of its Subsidiaries with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Existing Letter of Credit shall be deemed, for all purposes of this Agreement (including paragraphs (d) and (e) of this Section) and the other Loan Documents, to be a Letter of Credit issued hereunder. A Letter of Credit issued by any Issuing Bank will only be, unless otherwise agreed by such Issuing Bank in its sole discretion, a standby Letter of Credit.

(b) Notice of Issuance, Amendment or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit (other than an automatic extension permitted pursuant to paragraph (c) of this Section 2.05)), a Borrower shall email (or transmit by other electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.05), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to prepare, amend or extend such Letter of Credit. If requested by any Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit, the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the total LC Exposure will not exceed US$50,000,000, (ii) the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank will not exceed the Applicable LC Sublimit of such Issuing Bank (unless otherwise agreed by such Issuing Bank in its sole discretion), (iii) the Aggregate Revolving Credit Exposures shall not exceed the Aggregate Revolving Commitments, (iv) the Revolving Credit Exposure of any Revolving Lender shall not exceed the Revolving Commitment of such Lender and (v) in the event of any extension of the Revolving Maturity Date pursuant to Section 2.22, the total LC Exposure attributable to Letters of Credit expiring after any Existing Revolving Maturity Date shall not exceed the sum of the Revolving Commitments that shall have been extended to a date after the latest expiration date of such Letters of Credit.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary in advance of any such extension.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the applicable Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default, the reduction or termination of the Revolving Commitments or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section 4.03, unless, at least one Business Day prior to the time such Letter of Credit is issued, amended or extended (or, in the case of an automatic extension permitted pursuant to paragraph (c) of this Section, at least one Business Day prior to the time by which the election not to extend must be made by the applicable Issuing Bank), the Administrative Agent or the Majority in Interest of the Revolving Lenders shall have notified the applicable Issuing Bank (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.03(a) or 4.03(b) would not be satisfied if such Letter of Credit were then issued, amended or extended (it being understood and agreed that, in the event any Issuing Bank shall have received any such notice, no Issuing Bank shall have any obligation to issue, amend or extend any Letter of Credit until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent (x) in the case of any LC Disbursement in US Dollars, in US Dollars the amount of such LC Disbursement and (y) in the case of any LC Disbursement in any Foreign Currency, in US Dollars an amount equal to the US Dollar Equivalent (for this purpose, calculated based on the Exchange Rate as of the date such Issuing Bank made such LC Disbursement, with the Exchange Rate to be determined based on the rate of exchange for the purchase of such Foreign Currency with US Dollars) of such LC Disbursement (or if such Issuing Bank shall so elect in its sole discretion by notice to such Borrower, in such Foreign Currency the amount of such LC Disbursement), in each case, not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that such Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with (A) to the extent such LC Disbursement was made in US Dollars, an ABR Revolving Borrowing in an amount equal to such LC Disbursement or (B) to the extent such LC Disbursement was made in a Foreign Currency, a Term Benchmark Revolving Borrowing or an RFR Revolving Borrowing, as applicable, in such Foreign Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Borrowing. If the applicable Borrower fails to make such payment when due, the applicable Issuing Bank shall notify the Administrative Agent, whereupon the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from such Borrower in respect thereof (and the currency thereof) and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent, in the applicable Agreed Currency, its Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.04 with respect to Revolving Loans made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders under this paragraph), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement. If any Borrower’s reimbursement of, or obligation to reimburse, any LC Disbursement denominated in a Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar Tax that would not be payable if such reimbursement were made or required to be made in US Dollars, such Borrower shall, at its option, either (1) pay the amount of any such Tax requested by the Administrative Agent, the applicable Issuing Bank or the applicable Lender or (2) reimburse such LC Disbursement made in such Foreign Currency in US Dollars in an amount calculated as set forth in clause (y) above.

(f) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Revolving Commitments, (v) any adverse change in the relevant exchange rates or in the availability of the applicable Foreign Currency to such Borrower or any Subsidiary or in the relevant currency markets generally or (vi) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05(f), constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of a court of competent jurisdiction determining, in a final and nonappealable judgment, gross negligence or willful misconduct on the part of such Issuing Bank, the applicable Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, within the time allowed by applicable law or the specific terms of a Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit, and such Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by email) of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that such notice need not be given prior to payment by such Issuing Bank and any failure to give or delay in giving such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Bank for such LC Disbursement and shall not relieve the Revolving Lenders of their obligations with respect to any such LC Disbursement.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the event such LC Disbursement is denominated in a Foreign Currency, at the Overnight Rate for such Foreign Currency plus the then effective Applicable Rate with respect to Term Benchmark Revolving Loans or RFR Revolving Loans, as applicable, denominated in such Foreign Currency), and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(f) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent (such agreement not to be unreasonably withheld, conditioned or delayed) and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced

Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or to amend or extend any Letters of Credit.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing or (ii) on the date five Business Days prior to the Revolving Maturity Date, any Letter of Credit shall remain outstanding, then, in either case, on the Business Day that a Borrower receives notice from the Administrative Agent or the Majority in Interest of the Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in US Dollars equal to the LC Exposure (or, in the case of clause (ii) above, 103% of the LC Exposure) attributable to any Letters of Credit issued for its account as of such date plus any accrued and unpaid interest thereon; provided that (A) the portions of such amount attributable to Letters of Credit or LC Disbursements denominated in any Foreign Currency shall be made in such Foreign Currency and (B) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 7.01(h), 7.01(i) or 7.01(j). The Borrowers also shall deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.10(c) or 2.23. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Loan Document Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made upon the request of the applicable Borrower and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall, notwithstanding anything to the contrary in Section 7.02, be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure attributable to any Letters of Credit issued for its account at such time or, if the maturity of the Loans has been accelerated (but subject to (x) the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure and (y) in the case of any such application at a time when any Revolving Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), be applied to satisfy other Loan Document Obligations). If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid), together with interest or profits, if any, earned upon the investment of such amount, shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived and the Administrative Agent shall have received a written notice from the Company to that effect. If any Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(c), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower to the extent that, after giving effect to such return, the Aggregate Revolving Credit Exposure would not exceed the Aggregate Revolving Commitment and no Default shall have occurred and be continuing. If any Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.23, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as promptly as practicable to the extent that, after giving effect to such return, no Issuing Bank shall have any exposure in respect of any outstanding Letter of Credit that is not fully covered by the Revolving Commitments of the Non-Defaulting Revolving Lenders and/or the remaining cash collateral and no Default shall have occurred and be continuing.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, any Subsidiary that is not a Borrower, or states that any Subsidiary that is not a Borrower is the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the applicable Borrower that requested the issuance of such Letter of Credit (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of such Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. Each Borrower hereby acknowledges that the issuance of such Letters of Credit for the Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of the Subsidiaries.

(l) LC Exposure Determination. For all purposes of this Agreement, (i) unless otherwise specified herein, the amount of any Letter of Credit at any time shall be deemed to be the US Dollar Equivalent of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the US Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time, and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrowers and the Revolving Lenders shall remain in full force and effect until the applicable Issuing Bank and the Revolving Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

(m) Issuing Bank Reports to the Administrative Agent. Each Issuing Bank shall advise the Administrative Agent of the issuance, amendment or expiration of any Letter of Credit and of any payment thereunder as of the end of each calendar month, and each Issuing Bank shall also report to the Administrative Agent such other information with respect to Letters of Credit issued by such Issuing Bank as the Administrative Agent shall reasonably request.

SECTION 2.06. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.06. A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section 2.06, the applicable Borrower shall notify the Administrative Agent of such election by delivering to the Administrative Agent a written Interest Election Request, executed by a Responsible Officer of such Borrower, by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable and specify the following information in compliance with Section 2.02:

(i) the Agreed Currency and the principal amount of the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) the Type of the resulting Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any contrary provision herein, this Section 2.06 shall not be construed to permit any Borrower to (x) change the currency of any Borrowing, (y) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (z) convert any Borrowing to a Borrowing of a Type not available for such Borrowing pursuant to Section 2.02.

(c) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Revolving Borrowing denominated in US Dollars, such Borrowing shall be converted to an ABR Borrowing, (ii) in the case of a Term Borrowing, such Borrowing shall automatically continue as a Term Benchmark Borrowing with an Interest Period of one month and (iii) in the case of a Revolving Borrowing denominated in a Foreign Currency, such Borrowing shall automatically continue as a Term Benchmark Borrowing in the same Foreign Currency with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and, other than in the case of an Event of Default under Section 7.01(h), 7.01(i) or 7.01(j) with respect to any Borrower, the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as any Event of Default is continuing (A) no outstanding Borrowing denominated in US Dollars may be converted to or continued as a Term Benchmark Borrowing, (B) unless repaid, each Term Benchmark Borrowing denominated in US Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (C) unless repaid, each Term Benchmark Borrowing denominated in a Foreign Currency shall automatically be continued as a Term Benchmark Borrowing with an Interest Period of one month.

SECTION 2.07. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Revolving Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Revolving Maturity Date and (ii) the Tranche A Term Commitments shall automatically terminate on the earlier of (A) immediately following the making of the Tranche A Term Loans on the Availability Date and (B) 5:00 p.m., New York City time, on the Availability Date. In addition, all the Commitments shall automatically terminate (x) on the date on which Crane Holdings, the Company or any of their respective subsidiaries shall have publicly announced the termination or abandonment of the Separation, (y) on the date of the consummation of the Crane Company Distribution without the substantially concurrent occurrence of the Availability Date, effective immediately after such consummation, and (z) unless the Availability Date shall have occurred prior to such date, on August 31, 2023.

(b) The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of US$1,000,000 and not less than US$5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the Aggregate Revolving Credit Exposures would exceed the Aggregate Revolving Commitments.

(c) The Company (on behalf of itself and the Borrowing Subsidiaries) shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of such notice, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Company may state that such notice is conditioned upon the satisfaction of one or more conditions specified therein, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if any such condition is not satisfied. Any termination or reduction of the Commitments of any Class then in effect shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class. No reduction of the Commitments pursuant to this Section 2.07 shall affect the ability of the Company to subsequently increase the Commitments in accordance with Section 2.21.

SECTION 2.08. Repayment of Loans; Evidence of Debt.

(a) Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender made to such Borrower on the Revolving Maturity Date in the Agreed Currency of such Loan and

(ii) in the case of the Company, to the Administrative Agent for the account of each Tranche A Term Lender the then unpaid principal amount of each Tranche A Term Loan of such Lender as provided in Section 2.09. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, no Foreign Borrowing Subsidiary shall be liable hereunder for any of the Loans made to, or any other obligation incurred solely by or on behalf of, any Domestic Borrower.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the applicable Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Agreed Currency, Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.08 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement; provided further that, in the event of any inconsistency between records maintained by the Administrative Agent and any Lender’s records, the records of the Administrative Agent shall govern.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.09. Amortization of Term Loans. (a) The Company shall repay Tranche A Term Borrowings on the last day of each fiscal quarter, commencing with the last day of the first full fiscal quarter ending after the Availability Date, in an amount for each such day equal to (i) with respect to the last day of each of the first through fourth full fiscal quarters ending after the Availability Date, 0.625% of the aggregate principal amount of the Tranche A Term Loans made on the Availability Date and (ii) with respect to the last day of each subsequent full fiscal quarter ending after the Availability Date, 1.25% of the aggregate principal amount of the Tranche A Term Loans made on the Availability Date, each case as such amounts may be adjusted pursuant to paragraph (d) of this Section.

(b) The Company shall repay Incremental Term Loans of any Class in such amounts and on such date or dates as shall be specified therefor in the applicable Incremental Facility Agreement establishing the Incremental Term Loans of such Class, as such amounts may be adjusted pursuant to paragraph (d) of this Section or pursuant to such Incremental Facility Agreement.

(c) To the extent not previously paid, (i) all Tranche A Term Borrowings shall be due and payable on the Tranche A Term Maturity Date and (ii) all Incremental Term Loans of any Class shall be due and payable on the maturity date established therefor in the applicable Incremental Facility Agreement.

(d) Any prepayment of a Tranche A Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Tranche A Term Borrowings to be made pursuant to this Section in direct order of maturity or as otherwise directed by the Company in the applicable notice of prepayment. Any prepayment of Incremental Term Loans of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to this Section as shall be specified in the applicable Incremental Facility Agreement.

(e) If more than one Term Borrowing of the applicable Class shall then be outstanding, prior to any repayment of any Term Borrowings of any Class under this Section the applicable Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent in writing of such selection. Each repayment of a Term Borrowing shall be applied ratably to the Loans included in the repaid Term Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amounts repaid.

SECTION 2.10. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section 2.10.

(b) The applicable Borrower shall notify the Administrative Agent by email or telephone (confirmed in writing by email) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing denominated in US Dollars, not later than 11:00 a.m., New York City time, three Business Days before the date of such prepayment, (ii) in the case of prepayment of a Term Benchmark Borrowing denominated in Euro or Canadian Dollars, not later than 12:00 p.m., New York City time, four Business Days before the date of such prepayment, (iii) in the case of prepayment of an RFR Borrowing, not later than 11:00 a.m., New York City time, five RFR Business Days before the date of such prepayment or (iv) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of such prepayment or, in each case, such later date or time as the Administrative Agent may agree. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that any such notice delivered by any Borrower may state that such notice is conditioned upon the satisfaction of one or more conditions specified therein, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if any such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Class and Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

(c) If, at any time, other than as a result of fluctuations in currency exchange rates, the Aggregate Revolving Credit Exposure exceeds the Aggregate Revolving Commitments, the Borrowers shall immediately prepay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.05(j), as applicable, in an aggregate principal amount sufficient to cause the Aggregate Revolving Credit Exposure to be less than or equal to the Aggregate Revolving Commitments. If, at any time, the Aggregate Revolving Credit Exposure exceeds the Aggregate Revolving Commitments as a result of fluctuations in currency exchange rates, then (i) if the Aggregate Revolving Credit Exposure does not exceed 105% of the Aggregate Revolving Commitments, on the last day of any Interest Period for any Term Benchmark Revolving Borrowing, and on each other date on which any RFR Revolving Borrowing or any ABR Revolving Borrowing is outstanding, the Borrowers shall prepay the Revolving Loans in an aggregate amount equal to the lesser of (A) the aggregate principal amount of the applicable Revolving Loans referred to above and (B) the amount sufficient to eliminate such excess and (ii) if the Aggregate Revolving Credit Exposure exceeds 105% of the Aggregate Revolving Commitments, the Borrowers shall immediately repay Revolving Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.05(j), as applicable, in an aggregate principal amount sufficient to cause the Aggregate Revolving Credit Exposure to be less than or equal to the Aggregate Revolving Commitments.

SECTION 2.11. Fees. (a) The Company (on behalf of itself and the Borrowing Subsidiaries) agrees to pay to the Administrative Agent, in US Dollars, for the account of each Revolving Lender, a commitment fee (the “Revolving Commitment Fee”), which shall accrue at the Applicable Rate on the daily unused amount of the Revolving Commitment of such Lender during the period from and including the Availability Date to but excluding the date on which such Revolving Commitment terminates. Revolving Commitment Fees accrued though and including the last day of March, June, September and December of each year shall be payable in arrears on the 15th day following such last day, commencing on the first such date to occur after the Availability Date; provided that accrued Revolving Commitment Fees shall also be payable on the date on which the Revolving Commitments terminate. All Revolving Commitment Fees pursuant to this Section 2.11(a) shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day of each period).

(b) The Company (on behalf of itself and the Borrowing Subsidiaries) agrees to pay (i) to the Administrative Agent, in US Dollars, for the account of each Revolving Lender a participation fee with respect to its participations in each outstanding Letter of Credit, which shall accrue at the same Applicable Rate as that used to determine the interest rate applicable to Term Benchmark Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Availability Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank, in US Dollars, for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank, which shall accrue at the rate or rates per annum separately agreed between the Company and such Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Availability Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as each Issuing Bank’s reasonable and standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the 15th day following such last day, commencing on the first such date to occur after the Availability Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after written demand therefor. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Company (on behalf of itself and the Borrowing Subsidiaries) agrees to pay to the Administrative Agent, in US Dollars, for the account of each Lender, a ticking fee (a “Ticking Fee”), which shall accrue at 0.20% per annum on the average aggregate daily amount of the Commitments of such Lender, during the period (i) from and including the date that is 45 days after the Effective Date to but excluding (ii) the earlier of the Availability Date and the date of termination of all Commitments (such period, the “Ticking Fee Accrual Period”). Accrued Ticking Fees shall payable in full on the last day of the Ticking Fee Accrual Period. All Ticking Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d) The Company (on behalf of itself and the Borrowing Subsidiaries) agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of Revolving Commitment Fees, participation fees and Ticking Fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances (except, in the case of demonstrable error in the calculation of such fees, the excess of the fees paid in respect of such erroneous calculation over the correctly calculated amount of such fees).

SECTION 2.12. Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term SOFR Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) The Loans comprising each EURIBOR Borrowing shall bear interest at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d) The Loans comprising each CDOR Borrowing shall bear interest at the Adjusted CDO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e) The Loans comprising each RFR Borrowing shall bear interest at a rate per annum equal to the applicable Daily Simple RFR plus the Applicable Rate.

(f) Notwithstanding the foregoing, if any principal of or interest on any Loan, any LC Disbursement or any fee payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or LC Disbursement, 2% plus the rate otherwise applicable as provided in the preceding paragraphs of this Section or in Section 2.05(h) and (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

(g) Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto, upon termination of the Revolving Commitments (in the case of accrued interest on Revolving Loans) and at such other times as may be specified herein; provided that (i) interest accrued pursuant to paragraph (f) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(h) Interest computed by reference to the Term SOFR, the Daily Simple SOFR, the EURIBO Rate or, subject to the next sentence, the Alternate Base Rate shall be computed on the basis of a year of 360 days. Interest computed by reference to the Daily Simple SONIA, the Adjusted CDO Rate or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or, other than in the case of Adjusted CDO Rate, 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Adjusted Term SOFR, Alternate Base Rate, Adjusted EURIBO Rate, Adjusted CDO Rate and Daily Simple RFR shall be determined by the Administrative Agent in accordance with this Agreement, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest.

(a) Subject to Section 2.13(b), if:

(i) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR, the Adjusted EURIBO Rate or the Adjusted CDO Rate (including because the Relevant Screen Rate is not available or published on a current basis) for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR for the applicable Agreed Currency; or

(ii) the Administrative Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that the Adjusted Term SOFR, the Adjusted EURIBO Rate or the Adjusted CDO Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (B) at any time, that the applicable Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans included in any RFR Borrowing;

then the Administrative Agent shall give notice thereof to the Company and the Lenders (which may be by telephone or electronic mail) as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) in the case of Loans denominated in US Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (1) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or 2.13(a)(ii) or (2) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or 2.13(a)(ii) and (B) in the case of Loans denominated in a Foreign Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.06 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) in the case of Loans denominated in US Dollars, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (x) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or 2.13(a)(ii) or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or 2.13(a)(ii) on such day and (B) in the case of Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread, and (2) any RFR Loan shall convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent.

(b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to US Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective only after written notice thereof to the Company but otherwise without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (b)(iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(iv) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR, the EURIBO Rate or the CDO Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for borrowing of, conversion to or continuation of a Term Benchmark Borrowing or RFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (A) such Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in US Dollars into a request for a borrowing of or conversion to (1) an RFR Borrowing denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event or (B) any request for any Term Benchmark Borrowing or RFR Borrowing denominated in a Foreign Currency shall be ineffective. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.13(b), (A) in the case of Loans denominated in US Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (1) an RFR Loan denominated in US Dollars so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (B) in the case of Loans denominated in a Foreign Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread and (2) any RFR Loan shall convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate for the applicable Foreign Currency plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Foreign Currency cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent.

SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted CDO Rate or Adjusted EURIBO Rate, as applicable) or Issuing Bank;

(ii) impose on any Lender, any Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payments to be made by or on account of any obligation of any Borrower hereunder to any Taxes on its loans, commitments or other obligations or letters of credit, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes);

and the result of any of the foregoing shall be to increase the cost to such Person of making, converting or maintaining any Loan or of maintaining its obligation to make any Loan or to increase the cost to such Person of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Person hereunder (whether of principal, interest or otherwise), then, following receipt of the certificate described in paragraph (c) of this Section, the Company will pay to such Person such additional amount or amounts as will compensate such Person for such additional costs incurred or reduction suffered.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time, following receipt of the certificate described in paragraph (c) of this Section, the Company will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 shall be delivered to the Company (on behalf of itself and the Borrowing Subsidiaries) and shall be conclusive absent manifest error. The Company shall pay (or cause to be paid) such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate any Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Company (on behalf of itself and the Borrowing Subsidiaries) of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding anything contained herein to the contrary, a Lender shall not be entitled to any compensation pursuant to this Section 2.14 unless such Lender is imposing such charges or requesting such compensation (or is commencing to do so) from borrowers under comparable syndicated credit facilities as a matter of general practice or policy.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.10), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.18, then, in any such event, such Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Company (on behalf of itself and the Borrowing Subsidiaries) and shall be conclusive absent manifest error. The applicable Borrower shall pay (or cause to be paid) such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) In addition, the Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The applicable Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company (on behalf of itself and the Borrowing Subsidiaries) by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent demonstrable error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) (i) Any Lender that is entitled to an exemption from, or reduction of, withholding Tax with respect to payments made under this Agreement or any other Loan Document shall deliver to the Company (on behalf of itself and the Borrowing Subsidiaries) and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation or information prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(e)(ii)(A), 2.16(e)(ii)(B) or 2.16(e)(iii)) shall not be required if in the applicable Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that a Borrower is a

U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement or any other Loan Document, a copy of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement or any other Loan Document, a copy of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) a copy of executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Tax Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” within the meaning of Section 871(h)(3)(B) of the Tax Code of any Borrower that is a U.S. Person or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Tax Code (a “U.S. Tax Compliance Certificate”) and (y) a copy of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, a copy of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9 and/or another certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct or indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction in, U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine withholding or deduction required to be made; and

(iii) if a payment made to a Lender under this Agreement or any other Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Tax Code, as applicable), such Lender shall deliver to the Administrative Agent and the Company at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Agent or the Company, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Tax Code) and such additional documentation reasonably requested by the Administrative Agent or the Company as may be necessary for the Administrative Agent and the Company to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the applicable Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case that are payable or paid by the Administrative Agent in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Loan Documents. For purposes of this Section 2.16, the term “Lender” includes any Issuing Bank, and the term “Foreign Lender” includes any Issuing Bank that is a not a U.S. Person.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) Each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to (i) in the case of payments denominated in US Dollars, 2:00 p.m., New York City time, and (ii) in the case of payments denominated in a Foreign Currency, the Applicable Time specified by the Administrative Agent, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent, for the account of the applicable Lenders or Issuing Banks, to such account as the Administrative Agent shall from time to time specify in one or more notices delivered to the Company, except payments to be made directly to any Issuing Bank as expressly provided herein shall be so made directly and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. All payments hereunder of principal or interest in respect of any Loan or LC Disbursement shall, except as otherwise expressly provided herein, be made in the currency of such Loan or LC Disbursement; all other payments hereunder and under each other Loan Document shall be made in US Dollars. The Administrative Agent shall distribute any such payments, in the same currency, received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section, if, after the making of any Loan or the issuance of any Letter of Credit denominated in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which such Loan or Letter of Credit is denominated (the “Original Currency”) no longer exists or any Borrower is not able to make payment as required hereunder in such Original Currency, then all payments to be made by such Borrower hereunder in such Original Currency shall instead be made when due in US Dollars in an amount equal to the US Dollar Equivalent (determined as of the date of payment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

(b) At any time that payments are not required to be applied in the manner required by Section 7.02, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in LC Disbursements, and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans or participations in LC Disbursements, of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (in each case, for the avoidance of doubt, as in effect from time to time), including Sections 2.21, 2.22 and 2.24, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or other Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Company (on behalf of itself and the Borrowing Subsidiaries) prior to the date on which any payment is due to the Administrative Agent for the account of any Lenders or any Issuing Bank hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank, as the case may be, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

(e) In the event that any financial statements delivered under Section 5.01(a) or 5.01(b), or any Compliance Certificate delivered under Section 5.01(c), shall prove to have been inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Consolidated Total Net Leverage Ratio), then, if such inaccuracy is discovered prior to the Termination Date, the Borrowers shall pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such inaccuracy.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender or Issuing Bank requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender, any Issuing Bank or any Governmental Authority for the account of any Lender or Issuing Bank pursuant to Section 2.16, then such Lender or Issuing Bank shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Loans or issuing its Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender or Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender or Issuing Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company (on behalf of itself and the Borrowing Subsidiaries) hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.14, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender becomes a Defaulting Lender, (iv) any Lender provides a notice under Section 2.24, (v) any Lender fails to consent to any amendment or waiver which requires the consent of all of the Lenders (or all affected Lenders or all the Lenders of the affected Class) and which has been consented to by the Required Lenders (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, by a Majority in Interest of the Lenders of the affected Class) or (vi) any Revolving Lender becomes a Non-Extending Lender, then the Company (on behalf of itself and the Borrowing Subsidiaries) may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents (or all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an assignee that shall assume such obligations (which assignee (x) may be another Lender, if such Lender accepts such assignment, and (y)

shall be a Person to which an assignment would be permitted under Section 9.04); provided that (A) the Company (on behalf of itself and the Borrowing Subsidiaries) shall have received the prior written consent of the Administrative Agent and, if a Revolving Commitment or LC Exposure is being assigned, each Issuing Bank (each such consent not to be unreasonably withheld, delayed or conditioned) solely if such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments of the applicable Class to such assignee, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company (on behalf of itself and the Borrowing Subsidiaries) to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this paragraph (b), it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such assignment and delegation (provided that the failure of any Lender replaced pursuant to this paragraph (b) to execute an Assignment and Assumption shall not render such assignment and delegation invalid) and such assignment and delegation shall be recorded in the Register. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s sole discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this paragraph (b).

SECTION 2.19. Borrowing Subsidiaries. (a) After the Availability Date, the Company may designate, upon written notice to the Administrative Agent not less than five Business Days (or, in the case of a proposed Foreign Borrowing Subsidiary, not less than ten Business Days) prior to the date of such designation (and, solely with respect to the designation of a Foreign Borrowing Subsidiary, with the consent of the Administrative Agent, each Revolving Lender and each Issuing Bank), any Wholly-Owned Subsidiary as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery, and subject to the satisfaction of the conditions set forth in Section 4.04, such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement. The Company may cause any Borrowing Subsidiary to cease to be a party to this Agreement by executing and delivering to the Administrative Agent a Borrowing Subsidiary Termination, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the foregoing, no such Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan made directly to such Borrowing Subsidiary, or any Letter of Credit or obligation to reimburse LC Disbursements of such Borrowing Subsidiary, shall be outstanding hereunder, provided that such Borrowing Subsidiary Termination shall be effective to terminate the right of such Borrowing Subsidiary to make further borrowings or obtain further Letters of Credit under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender.

(b) Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for all purposes of this Agreement and the other Loan Documents, including (i) the giving and receipt of notices (including any Borrowing Request, any Interest Election Request and any request for an issuance, amendment or extension of a Letter of Credit) and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein. Each Borrowing Subsidiary hereby acknowledges that any amendment or other modification to this Agreement or any other Loan Document may be effected as set forth in Section 9.02, that no consent of such Borrowing Subsidiary shall be required to effect any such amendment or other modification and that such Borrowing Subsidiary shall be bound by this Agreement or any other Loan Document (if it is theretofore a party thereto) as so amended or modified.

SECTION 2.20. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower or any Guarantor under any Loan Document in the currency expressed to be payable therein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which such judgment is given. The obligation of the Borrowers and the Guarantors in respect of any such sum due from it to the Administrative Agent, any Lender or any Issuing Bank under any Loan Document shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, of any sum adjudged to be so due in such other currency the Administrative Agent, such Lender or such Issuing Bank, as the case may be, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to the Administrative Agent, such Lender or such Issuing Bank, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Lender or such Issuing Bank, as the case may be, against such loss. If the amount of the specified currency so purchased exceeds (a) the sum originally due to the Administrative Agent, any Lender or any Issuing Bank, as the case may be, in the specified currency and (b) in the case of any Lender, any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.17(c), the Administrative Agent, such Lender or such Issuing Bank, as the case may be, agrees to remit such excess to the Company, on behalf of such Borrower.

SECTION 2.21. Incremental Facilities. (a) The Company may, on one or more occasions after the Availability Date, by written notice to the Administrative Agent, request (i) the establishment, during the Revolving Availability Period, of Incremental Revolving Commitments and/or (ii) the establishment of Incremental Term Commitments; provided that (A) the aggregate amount of all the Incremental Commitments established hereunder after the First Amendment Effective Date shall not exceed US$~~400,00,000~~525,000,000 and (B) any Incremental Commitments established hereunder shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum (or, in each case, such lesser amount as shall be the remaining portion of the maximum Incremental Commitments permitted to be established pursuant to clause (A) or to which the Administrative Agent may reasonably agree). Each such notice shall specify (x) the date on which the Company proposes that the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, shall be effective and (y) the amount of the Incremental Revolving Commitments or the Incremental Term Commitments, as applicable, requested to be established (it being agreed that (1) any Lender approached to provide any Incremental Commitment may elect or decline, in its sole discretion, to provide such Incremental Commitment, and (2) any Person that the Company proposes to become an Incremental Lender, if such Person is not then a Lender, must be reasonably acceptable to the Administrative Agent and, in the case of any proposed Incremental Revolving Lender, each Issuing Bank (each such approval not to be unreasonably withheld, delayed or conditioned) solely if such approval would be required under Section 9.04(b) for an assignment of Loans or Commitments of the applicable Class to such Incremental Lender).

(b) The terms and conditions of any Incremental Revolving Commitment and the Loans and other extensions of credit to be made thereunder shall be identical to those of the Revolving Commitments and Revolving Loans and other extensions of credit made thereunder, and shall be treated as a single Class with such Revolving Commitments and Revolving Loans; provided that, if the Company determines to increase the interest rate or fees payable in respect of Incremental Revolving Commitments or Loans and other extensions of credit made thereunder, such increase shall be permitted if the interest rate or fees payable in respect of the other Revolving Commitments or Revolving Loans and other extensions of credit made thereunder, as applicable, shall be increased to equal such interest rate or fees payable in respect of such Incremental Revolving Commitments or Loans and other extensions of credit made thereunder, as the case may be; provided further that the Company, at its election, may pay upfront, closing or other fees with respect to the establishment of Incremental Revolving Commitments without paying such fees with respect to the other Revolving Commitments. The terms and conditions of any Incremental Term Commitments and the Incremental Term Loans to be made thereunder shall be, except as otherwise set forth herein or in the applicable Incremental Facility Agreement, identical to those of the Tranche A Term Commitments and the Tranche A Term Loans; provided that (i) the final scheduled maturity date of any Incremental Term Loans shall not be earlier than the latest Maturity Date with respect to any Class of Term Loans in effect on the date of incurrence of such Incremental Term Loans (or, if no Term Loans are outstanding hereunder as of such date, then the latest Revolving Maturity Date in effect on such date), (ii) the weighted average life to maturity of any Incremental Term Loans shall be no shorter than the longest remaining weighted average life to maturity of any Class of Term Loans outstanding on the date of incurrence of such Incremental Term Loans (determined without giving effect to any prepayment thereof that would otherwise modify such weighted average life to maturity), it being understood that, subject to this clause (ii), the amortization schedule applicable to (and the effect thereon of any prepayments of) any Incremental Term Loans shall be determined by the Company and the applicable Incremental Term Lenders, (iii) such Incremental Term Loans shall be extensions of credit to the Company that are Guaranteed only by the Subsidiary Guarantors and shall rank pari passu in right of payment with the other Loans, and (iv) except for the terms referred to above and except with respect to “effective yield” and components thereof, including interest, fees and premiums, (A) the terms of any Incremental Term Loans shall be identical to those applicable to the Tranche A Term Loans (other than such terms that are applicable only to periods after the latest Maturity Date in effect on the date of the incurrence of such Incremental Term Loans) or (B) any terms of such Incremental Term Loans that are more favorable to the Incremental Lenders thereof than those contained in this Agreement and the other Loan Documents are then conformed (or added) to this Agreement or the applicable other Loan Documents for the benefit of all the Lenders; provided that any Incremental Term Loans may contain mandatory prepayment requirements that are not applicable to the Revolving Commitments or Revolving Loans (it being understood, however, that for so long as any Tranche A Term Loans are outstanding, such Tranche A Term Loans shall be entitled to participate in any such mandatory prepayments on a pro rata basis). In the event any Incremental Term Loans have the same terms as any existing Class of Term Loans then outstanding (disregarding any differences in original issue discount or upfront fees or scheduled amortization if not affecting, or is required to preserve, the fungibility thereof for U.S. federal income tax purposes), such Incremental Term Loans may, at the election of the Company, be treated as a single Class with such outstanding Term Loans, and the scheduled amortization installments set forth in Section 2.09 with respect to any such Class of Term Loans may be increased to reflect scheduled amortization of such Incremental Term Loans.

(c) The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Company, each Incremental Lender providing such Incremental Commitments and the Administrative Agent; provided that no Incremental Commitments shall become effective unless (i) subject to Section 1.06, on the date of effectiveness thereof and after giving pro forma effect to such Incremental Commitments (and, assuming that the full amount of such Incremental Commitments is funded as Loans on such date) and all the related transactions, (A) no

Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects), in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, provided that, notwithstanding the foregoing requirements of this clause (i) or anything to the contrary in Section 4.03, if any Incremental Term Commitments are established in connection with any Acquisition or a similar Investment that, in each case, is a Limited Conditionality Transaction and the Incremental Term Lenders providing such Incremental Term Commitments so agree, the conditions to effectiveness of such Incremental Term Commitments and to the funding of Incremental Term Loans thereunder set forth in this clause (i) and in Section 4.03 may be modified as agreed by the Company and such Incremental Term Lenders to limit such conditions to customary “SunGard” or “certain funds” conditionality, (ii) subject to Section 1.06, on the date of effectiveness thereof and after giving pro forma effect to such Incremental Commitments (and assuming that the full amount of such Incremental Commitments is funded as Loans on such date, but without netting the cash proceeds thereof in the calculation of the Consolidated Total Net Leverage Ratio) and all the related transactions, the Company shall be in compliance with the financial covenants set forth in Section 6.12 on a Pro Forma Basis (in each case, calculated as of the last day of or for the Test Period then most recently ended and, in the case of any Incremental Term Commitments established in connection with a Qualified Material Acquisition, giving effect to any Leverage Increase Election that the Company intends to make (and, in accordance with Section 6.12(a), is permitted to make, it being understood that the Company shall then be obligated to make such election) upon the consummation of such Qualified Material Acquisition)~~,~~ and (iii) the Company shall have delivered to the Administrative Agent such customary legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other closing documents (including reaffirmations) as shall reasonably be requested (consistent in all material respects with the documents delivered under Section 4.02 on the Availability Date) by the Administrative Agent in connection with any such transaction.

(d) Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, as determined by the Administrative Agent and the Company, to give effect to the provisions of this Section, including any amendments necessary to establish new Classes of Loans and/or Commitments hereunder (including for purposes of voting (it being agreed that such new Class of Loans and Commitments may be included in the definition of “Required Lenders” and “Majority in Interest” and may be afforded class voting rights requiring the consent of Lenders under such Class in addition to any other consent of Lenders that might otherwise be required under Section 9.02)) or to reflect an increase in any existing Class of Loans and/or Commitments and any technical amendments relating thereto.

(e) Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” (and a Lender in respect of Commitments and Loans of the applicable Class) hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents and shall be bound by all agreements, acknowledgements and other obligations of Lenders (or Lenders in respect of Commitments and Loans of the applicable Class) hereunder and under the other Loan Documents, and (ii) in the case of any Incremental Revolving Commitment, (A) such Incremental Revolving Commitment shall constitute (or, in the event such Incremental Lender already has a Revolving Commitment, shall increase) the Revolving Commitment of such Incremental Lender and (B) the Aggregate Revolving Commitments shall be increased by the amount of such Incremental Revolving Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Revolving Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Revolving Commitment, the Applicable Percentages of all the Revolving Lenders shall automatically be adjusted to give effect thereto.

(f) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all actions as it determines to be reasonably necessary to ensure that, after giving effect to any Incremental Revolving Commitments pursuant to this Section 2.21, the outstanding Revolving Loans, if any, are held by the Revolving Lenders in accordance with their new Applicable Percentages. This may be accomplished, at the discretion of the Administrative Agent, by, among other things, (i) requiring the outstanding Revolving Loans to be prepaid with the proceeds of a new Revolving Borrowing, (ii) causing the existing Revolving Lenders to assign portions of their outstanding Revolving Loans to Incremental Revolving Lenders, which assignments shall be effected pursuant to such mechanics as shall be reasonably determined by the Administrative Agent, or (iii) by any combination of the foregoing. Notwithstanding the foregoing, in order to eliminate any break funding liability of the applicable Borrower under Section 2.15, if, on the date that any Incremental Revolving Commitment becomes effective pursuant to this Section 2.21, any Term Benchmark Revolving Loans are outstanding, such Term Benchmark Revolving Loans may continue to remain outstanding (notwithstanding any other requirement in this Agreement that the Revolving Loans be held by the Revolving Lenders in accordance with their new Applicable Percentages) until the end of the then current Interest Period applicable thereto.

(g) The Administrative Agent shall notify the Lenders promptly upon receipt by the Administrative Agent of any notice from the Company referred to in Section 2.21(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and, in the case of effectiveness of any Incremental Revolving Commitments, of the Applicable Percentages of the Revolving Lenders after giving effect thereto.

SECTION 2.22. Extension of Revolving Maturity Date.

(a) Request for Extension. The Company may, by notice to the Administrative Agent (which shall promptly notify the Revolving Lenders), at any time after the Availability Date but not more than two times during the term of this Agreement, request (each, an “Extension Request”) that the Revolving Lenders agree to extend the Revolving Maturity Date then in effect (the “Existing Revolving Maturity Date”) for an additional one year (each, an “Extension”); provided that (i) not more than one Extension may be effected in any period of 12 months and (ii) after giving effect to any Extension, the Revolving Maturity Date shall not be more than five years after the effectiveness of such Extension. Each Revolving Lender, acting in its sole discretion, shall, by notice to the Company and the Administrative Agent given not later than the 10th Business Day (or such later day as shall be acceptable by the Company) following the date of the Company’s notice, advise the Company whether or not such Revolving Lender agrees to such Extension (each Revolving Lender agreeing to the requested Extension being called an “Extending Lender”); provided that any Revolving Lender that does not so advise the Company shall be deemed to have declined such Extension (each Revolving Lender declining or deemed to have declined to agree to the requested Extension being called a “Non-Extending Lender”). The election of any Revolving Lender to agree to such extension shall not obligate any other Revolving Lender to so agree.

(b) Effectiveness of Extension. If (and only if) Revolving Lenders (including any Person that replaces any Non-Extending Lender pursuant to Section 2.18(b)) constituting a Majority in Interest of the Revolving Lenders have consented, prior to the anniversary of the Availability Date immediately following the delivery of the applicable Extension Request, to extend the Existing Revolving Maturity Date, then, effective as of the applicable Extension Closing Date, the Revolving Maturity Date applicable to the Extending Lenders shall be extended to the date falling one year after the Existing Revolving Maturity Date (or, if such date is not a Business Day, such Revolving Maturity Date as so extended shall be the next preceding Business Day); provided that no extension of the Revolving Maturity Date pursuant to this Section 2.22 shall become effective unless (the first date on which such consent of the Majority in Interest of the Revolving Lenders is obtained and the conditions specified in this proviso are satisfied with respect to the applicable Extension being called the “Extension Closing Date”) (i) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects), in each case on and as of the Extension Closing Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (ii) no Default or Event of Default shall have occurred and be continuing as of the Extension Closing Date and (iii) the Administrative Agent shall have received a certificate of a Financial Officer of the Company, dated the Extension Closing Date and confirming satisfaction of the conditions referred to in clauses (i) and (ii) above, together with such evidence and other related documents as the Administrative Agent may reasonably request with respect to the Borrowers’ authorization of the Extension and their respective obligations hereunder.

(c) Concerning Non-Extending Lenders and Issuing Banks. Notwithstanding anything herein to the contrary:

(i) with respect to the Revolving Commitment of any Non-Extending Lender, the Revolving Maturity Date shall remain unchanged, and the principal amount of any outstanding Revolving Loans held by any Non-Extending Lender, together with any accrued interest thereon, and any accrued fees and other amounts payable to or for the account of such Non-Extending Lender hereunder, shall be due and payable on the Existing Revolving Maturity Date and on the Existing Revolving Maturity Date the Borrowers shall also make such other prepayments of the Revolving Loans pursuant to Section 2.10 as shall be required in order that, after giving effect to the termination of the Revolving Commitments of, and all payments to, Non-Extending Lenders pursuant to this sentence, (A) the Aggregate Revolving Credit Exposure would not exceed the Aggregate Revolving Commitments and (B) the Revolving Credit Exposure of any Revolving Lender shall not exceed its Revolving Commitment; and

(ii) the Revolving Availability Period and the Revolving Maturity Date (without taking into consideration any extension of the Existing Revolving Maturity Date pursuant to this Section 2.22), as such terms are used in reference to any Issuing Bank or any Letters of Credit issued by such Issuing Banks, may not be extended without the prior written consent of such Issuing Bank, it being understood and agreed that, in the event any Issuing Bank shall not have consented to any such extension, (A) such Issuing Bank shall continue to have all the rights and obligations of an Issuing Bank hereunder through the applicable Existing Revolving Maturity Date (or the Revolving Availability Period determined on the basis thereof, as applicable), and thereafter shall have no obligation to issue, amend or extend any Letter of Credit (but shall, in each case, continue to be entitled to the benefits of Sections 2.05, 2.14, 2.16 and 9.03 as to the Letters of Credit issued prior to such time), and (B) the Borrowers shall cause the LC Exposure attributable to Letters of Credit issued by such Issuing Bank to be zero no later than the applicable Existing Revolving Maturity Date.

(d) Conforming Amendments. In connection with the effectiveness of any Extension in accordance with this Section 2.22, the Company and the Administrative Agent may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, as determined by the Administrative Agent and the Company, to give effect to the provisions of this Section 2.22.

SECTION 2.23. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Revolving Commitment Fees and Ticking Fees shall cease to accrue on the Commitments of such Defaulting Lender pursuant to Section 2.11;

(b) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7.02 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolving Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Revolving Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Revolving Loans of, and LC Disbursements owed to, all Non-Defaulting Revolving Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in such Defaulting Lender’s LC Exposure are held by the Revolving Lenders pro rata in accordance with their respective Revolving Commitments without giving effect to paragraph (d) of this Section; it being agreed that any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents thereto;

(c) the Commitments, Term Loans and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, a Majority in Interest of Lenders of any Class or any other requisite Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders, all Lenders of any Class (to the extent such Defaulting Lender is a Lender of such Class) or all Lenders directly and adversely affected thereby (to the extent such Defaulting Lender is so affected) shall, except as otherwise provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof;

(d) if any LC Exposure exists at the time any Revolving Lender becomes a Defaulting Lender then:

(i) all or any part of the LC Exposure of such Defaulting Lender (other than any portion thereof attributable to unreimbursed LC Disbursements with respect to which such Defaulting Lender shall have funded its participation as contemplated by Sections 2.05(d) and 2.05(e)) shall be reallocated among the Non-Defaulting Revolving Lenders in accordance with their respective Applicable Percentages but only to the extent such reallocation does not result in the Revolving Credit Exposure of any Non-Defaulting Revolving Lender to exceed the Revolving Commitment of such Non-Defaulting Revolving Lender (provided that, except to the extent otherwise expressly agreed by the affected parties and subject to Section 9.19, no reallocation in accordance herewith will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender);

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall, within one Business Day following notice by the Administrative Agent, cash collateralize (or provide other credit support reasonably satisfactory to the applicable Issuing Banks), for the benefit of the Issuing Banks, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (other than any portion thereof referred to in the parenthetical in such clause (i)) that has not been reallocated in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding;

(iii) if the Company cash collateralizes (or provides other credit support reasonably satisfactory to the applicable Issuing Banks) any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any participation fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized (or otherwise subject to such credit support);

(iv) if the LC Exposure of any Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Sections 2.11(a) and 2.11(b) shall be adjusted to give effect to such reallocation; and

(v) if all or any portion of such Defaulting Lender’s LC Exposure that is subject to reallocation pursuant to clause (i) above is neither reallocated nor cash collateralized (or otherwise subject to credit support) pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Lender hereunder, all participation fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such portion of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized (or other credit support reasonably satisfactory to the applicable Issuing Banks is provided); and

(e) so long as such Lender (if a Revolving Lender) is a Defaulting Lender, no Issuing Bank shall be required to issue, amend or extend any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the Non-Defaulting Revolving Lenders and/or cash collateral (or other credit support reasonably satisfactory to the applicable Issuing Bank) will be provided by the Company in accordance with Section 2.23(d), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Revolving Lenders in a manner consistent with Section 2.23(d)(i) (and such Defaulting Lender shall not participate therein).

In the event that the Administrative Agent, the Company and, in the case of any Defaulting Revolving Lender, each Issuing Bank agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon such Lender shall cease to be a Defaulting Lender hereunder and, in the case of a Defaulting Revolving Lender, the LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Revolving Loans of the other Revolving Lenders as the Administrative Agent shall determine may be necessary in order for such Revolving Lender to hold such Revolving Loans in accordance with its Applicable Percentage. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (a) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while such Lender was a Defaulting Lender (and such Lender shall not be entitled to receive any commitment fees or participation fees that were not paid to it during the period it was a Defaulting Lender in accordance with the foregoing provisions), (b) all waivers, amendments and modifications effected without its consent in accordance with the provisions of this Section 2.23 and Section 9.02 during the period it was a Defaulting Lender shall be binding on it and (c) except to the extent otherwise expressly agreed by the affected parties and subject to Section 9.19, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.24. Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Term Benchmark Loans or RFR Loans (whether denominated in US Dollars or a Foreign Currency), or to determine or charge interest rates based upon the Adjusted Term SOFR, the Adjusted EURIBO Rate, the Adjusted CDO Rate, the Daily Simple SOFR or the Daily Simple SONIA, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Foreign Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (a) any obligation of such Lender to make or continue Term Benchmark Loans or RFR Loans in the affected currency or currencies or, in the case of Loans denominated in US Dollars, to convert ABR Loans to Term Benchmark Loans or RFR Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice by the Company, (x) the applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in US Dollars, convert all such Term Benchmark Loans or RFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor (if applicable), if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans or RFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants, on the Availability Date and thereafter on each date on which representations and warranties are required to be, or are deemed to be, made under the Loan Documents, to the Administrative Agent and the Lenders that:

SECTION 3.01. Organization; Powers. Each of the Company and the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, in each case (other than, in the case of clause (a) above, with respect to the Company or any Borrowing Subsidiary), except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate, partnership, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action and, if required, stockholder, partner or member action. Each Loan Document to which a Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) filings with the SEC reporting the Transactions, (b) will not violate (i) any applicable law or regulation or any order of any Governmental Authority, except to the extent that such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, or (ii) the charter, by-laws or other organizational documents of the Company or any Subsidiary, (c) (i) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture or other agreement or instrument (including any Separation Agreement) binding upon the Company or any Subsidiary, or any of its assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by the Company or any Subsidiary (other than payments constituting part of the Separation Transactions), in each case except to the extent that the foregoing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect and (ii) solely as this representation and warranty is made on the Availability Date, will not violate or result (alone or with notice or lapse of time, or both) in a default under any of the Crane Holdings Debt Documents and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, other than Liens permitted by Section 6.02.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Historical Combined Financial Statements present fairly, in all material respects, the combined financial position and combined results of operations and cash flows of the Company and the Subsidiaries as of the dates thereof and for the periods covered thereby in accordance with GAAP, subject to, in the case of combined interim financial statements, normal year-end audit adjustments and the absence of certain footnotes. The Pro Forma Financial Statements (i) have been prepared by the Company in good faith, based on the assumptions believed by the Company to be reasonable at the time made, and (ii) present fairly, in all material respects, the pro forma consolidated financial position and the pro forma consolidated results of operations of Persons described therein as of the dates thereof and for the periods covered thereby after giving effect to the Separation and related adjustments in accordance with Article 11 of Regulation S-X.

(b) Since December 31, 2022, there has been no material adverse change in the business, assets, operations or financial condition of the Company and the Subsidiaries, taken as a whole.

SECTION 3.05. Properties. (a) Each of the Company and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to the conduct of the business of the Company and the Subsidiaries taken as a whole, except (i) for defects in title, easements, rights of way and other matters that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or (ii) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) Each of the Company and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the knowledge of the Company, the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) Except as set forth on Schedule 3.06(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination, that if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.

(b) Except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Company and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status. Neither the Company nor any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Company and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. None of the Company or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans.

SECTION 3.11. Disclosure. None of the written reports, financial statements, certificates or other information (other than forward looking information, information of a general economic or general industry nature or any other information contained in third-party reports (other than such other information contained in third-party reports that has otherwise been so furnished by or on behalf of the Company or any other Loan Party in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder)) furnished by or on behalf of the Company or any other Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (taken as a whole and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and other forward-looking information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was prepared, it being recognized by the Administrative Agent and the Lenders that (a) such projected financial information is not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material and (b) such projected financial information is subject to significant uncertainties and contingencies and no assurance can be given that the projected results will be realized. As of the Availability Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Availability Date to any Lender in connection with this Agreement, if any, is true and correct in all respects.

SECTION 3.12. Solvency. As of the Availability Date, the Company and its Subsidiaries, on a consolidated basis, after giving effect to the Transactions occurring on the Availability Date, are Solvent.

SECTION 3.13. Anti-Corruption Laws and Sanctions.

(a) The Company has implemented and maintains in effect policies and procedures reasonably designed for compliance by the Company, its Subsidiaries and their respective directors, officers, employees and, to the knowledge of the Company, agents with Anti-Corruption Laws and applicable Sanctions, and the Company and its Subsidiaries and, to the knowledge of the Company, their respective, officers, directors, employees and agents (to the extent acting on behalf of the Company), are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(b) None of (i) the Company, any Subsidiary or any of their respective directors, officers or employees, or (ii) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act at the direction of the Company or any of its Subsidiaries in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(c) No proceeds from any Loan or Letter of Credit have been or will be used directly or, to the knowledge of the Company, indirectly in violation of any Anti-Corruption Law or applicable Sanctions.

SECTION 3.14. Margin Stock.

(a) Neither the Company nor any Subsidiary is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Federal Reserve Board).

(b) No part of the proceeds of the Loans or Letters of Credit will be used by the Company or any of its Subsidiaries for any purpose that entails a violation of the provisions of Regulation U or X of the Federal Reserve Board.

SECTION 3.15. Works Council. As of the Availability Date, no works council (ondernemingsraad) has been established which has the right to advise in relation to the entry into and performance of the Loan Documents and the Dutch Borrowing Subsidiary is not in the process of establishing a works council.

SECTION 3.16. Subsidiaries. Schedule 3.16 sets forth, as of the Availability Date, the name and jurisdiction of organization of, and the percentage of each class of Capital Stock owned by, the Company or any of its Subsidiaries in (a) each Subsidiary and (b) each other Person, and identifies each Subsidiary that, as of the Availability Date, is a Designated Subsidiary.

SECTION 3.17. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

ARTICLE IV

CONDITIONS

SECTION 4.01. Conditions Precedent to Effectiveness. This Agreement shall not become effective until the date on which each of the following conditions is satisfied:

(a) The Administrative Agent (or its counsel) shall have received from the Company, the Dutch Borrowing Subsidiary and each Lender a counterpart of this Agreement signed on behalf of such Person (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by email or other electronic means that reproduces an image of an actual executed signature page).

(b) The Form 10 shall have been publicly filed with the SEC.

(c) The Administrative Agent shall have received (i) the Historical Financial Statements referred to in clause (a) of the definition of such term, (ii) the Pro Forma Financial Statements and (iii) projected consolidated balance sheet, operating and cash flow financial information of the Company and its Subsidiaries as of and for the year ending December 31, 2023.

(d) (i) The Administrative Agent shall have received, at least three (3) Business Days prior to the Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested by the Administrative Agent or any Lender in writing of the Company at least ten (10) Business Days prior to the Effective Date and (ii) if a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to such Borrower, to the extent requested by the Administrative Agent or any Lender at least ten (10) Business Days prior to the Effective Date.

For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or any Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto. The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Conditions Precedent to Availability. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02), it being understood that such obligations are also subject to the occurrence of the Effective Date and the conditions precedent set forth in Section 4.03 and, if applicable, Section 4.04:

(a) The Separation Transactions shall have been, or substantially concurrently with the occurrence of the Availability Date shall be, consummated, all on terms and conditions consistent in all material respects with the Form 10.

(b) The business, activities, operations, assets and liabilities of the Company and its Subsidiaries immediately after giving effect to the consummation of the Transactions shall, in each case, be consistent in all material respects with the Form 10.

(c) To the extent not publicly filed with the SEC, the Administrative Agent shall have received copies of the Separation Agreements (which may be in escrow), certified by a Responsible Officer of the Company as true and complete.

(d) The Administrative Agent, the Arrangers and the Lenders shall have received all fees due and payable under the Fee Letters on or prior to the Availability Date, and, to the extent invoiced at least two Business Days (or such shorter period as the Company shall agree) prior to the Availability Date, reimbursement or payment of all of the Administrative Agent’s out-of-pocket expenses required to be reimbursed or paid by the Company hereunder.

(e) The Existing Credit Agreements Refinancing shall have been, or substantially concurrently with the occurrence of the Availability Date shall be, consummated, and the Administrative Agent shall have received customary evidence thereof.

(f) The Administrative Agent shall have received a customary favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Availability Date) of (i) Skadden, Arps, Slate, Meagher, & Flom LLP, counsel for the Loan Parties, (ii) NautaDutilh New York P.C., Dutch counsel for the Dutch Borrowing Subsidiary, and (iii) local counsel (which may be in-house counsel) to the Loan Parties in such other jurisdiction in which any Loan Party is organized (and the laws of which are not covered by the opinions referred to in clauses (i) and (ii) above) as may be reasonably requested the Administrative Agent, covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.. The Borrowers hereby request such counsels to deliver such opinions.

(g) The Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party, dated the Availability Date, certifying as to the incumbency and genuineness of the signature of each officer of such Loan Party executing Loan Documents to which it is a party and certifying that attached thereto is a true and complete copy of (i) the certificate of incorporation or similar organizational document (or, with respect to the Dutch Borrowing Subsidiary, the deed of incorporation (akte van oprichting) or agreement of limited partnership (C.V. overeenkomst), as applicable) of such Loan Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of formation, (ii) the bylaws, limited liability company agreement, partnership agreement or similar organizational document (or, with respect to the Dutch Borrowing Subsidiary, the latest articles of association (statuten) or agreement of limited partnership (C.V. overeenkomst), as applicable) of such Loan Party as in effect on the Availability Date, (iii) resolutions duly adopted by the board of directors (or a similar governing body) of such Loan Party (or, with respect to the Dutch Borrowing Subsidiary, the partners of such Dutch Borrowing Subsidiary) authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (iv) a certificate as of a recent date of the good standing of such Loan Party under the laws of its jurisdiction of organization or incorporation, if available, and (v) with respect to the Dutch Borrowing Subsidiary, (A) an up-to-date extract from the Dutch trade register (handelsregister) relating to it dated no earlier than five Business Days prior to the Availability Date, (B) to the extent required on the basis of law or its constitutional documents, a copy of a resolution of its general meeting of shareholders (1) approving the execution of, the terms of, and the transactions contemplated by, the Loan Documents, and (2) if applicable, appointing one or more authorized persons to represent the Dutch Borrowing Subsidiary, (C) a copy of a resolution of its board of supervisory directors (if any) (1) approving the execution of, the terms of, and the transactions contemplated by, the Loan Documents, and (2) if applicable, appointing one or more authorized persons to represent the Dutch Borrowing Subsidiary and (D) a copy of the positive or neutral advice (advies) from each competent works council (if any) in relation to the terms of, and the transactions contemplated by, the Loan Documents.

(h) The Administrative Agent shall have received a certificate from a Responsible Officer of the Company, dated the Availability Date, to the effect that (i) all representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents are true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be certified as true and correct in all respects), (ii) after giving effect to the Transactions to occur on the Availability Date, no Default or Event of Default has occurred and is continuing and (iii) the conditions precedent set forth in paragraphs (a), (b) and (c) of this Section shall have been satisfied.

(i) The Administrative Agent shall have received a Solvency Certificate, dated the Availability Date and executed by a Financial Officer of the Company.

(j) The Company shall have delivered to the Administrative Agent a copy of Schedules 3.06(a), 3.16, 6.01, 6.02, 6.06 and 6.10 and, in the case of Schedules 3.06(a), 6.01, 6.02, 6.06 and 6.10, such Schedules shall have been delivered at least five Business Days prior to the Availability Date (or such shorter period of time as the Administrative Agent may agree to) and the information set forth therein shall be reasonably satisfactory to the Administrative Agent.

(k) The Guarantee Requirement shall have been satisfied.

(l) The Administrative Agent shall have received, (i) at least three (3) Business Days prior to the Availability Date, all documentation and other information regarding the Subsidiary Guarantors requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested by the Administrative Agent or any Lender in writing of the Company at least ten (10) Business Days prior to the Availability Date and (ii) if a Subsidiary Guarantor qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Availability Date, a Beneficial Ownership Certification in relation to such Subsidiary Guarantor, to the extent requested by the Administrative Agent or any Lender of the Company at least ten (10) Business Days prior to the Availability Date.

For purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has funded any Loan hereunder on the Availability Date shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required under this Section 4.02 to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or any Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Availability Date specifying its objection thereto. The Administrative Agent shall notify the Company and the Lenders of the Availability Date, and such notice shall be conclusive and binding.

SECTION 4.03. Conditions Precedent to Each Credit Event. The obligation of each Lender to make a Loan, and of each Issuing Bank to issue, amend, if such amendment increases the face amount thereof, or extend any Letter of Credit is subject to the receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (provided that any representation or warranty qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of the making of such Loan or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(b) At the time of and immediately after giving effect to the making of such Loan or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

The making of each Loan and each issuance, amendment, if such amendment increases the face amount thereof, or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and the applicable Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.03.

SECTION 4.04. Borrowing Subsidiary Agreement; Borrowing Subsidiary Credit Event. The effectiveness of any Borrowing Subsidiary Agreement, and the obligation of each Lender to make Loans and of each Issuing Bank to issue, amend or extend any Letter of Credit hereunder to any Borrowing Subsidiary designated as such pursuant to Section 2.19 is also subject to the satisfaction of the following additional conditions:

(a) The Administrative Agent (or its counsel) shall have received from such Borrowing Subsidiary and the Company a counterpart of a Borrowing Subsidiary Agreement signed on behalf of such Person (which, subject to Section 9.06(b), may include any Electronic Signatures transmitted by email or other electronic means that reproduces an image of an actual executed signature page).

(b) The Administrative Agent shall have received favorable written opinion(s) (addressed to the Administrative Agent and the Lenders) of counsel(s) for such Borrowing Subsidiary (which counsel shall be reasonably acceptable to the Administrative Agent) substantially similar to the opinions delivered pursuant to Section 4.02(f) and covering such other matters relating to such Borrowing Subsidiary, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.

(c) The Administrative Agent shall have received (i) such documents and certificates as the Administrative Agent may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions and any other legal matters relating to such Borrowing Subsidiary, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent, and (ii) such other documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations.

ARTICLE V

AFFIRMATIVE COVENANTS

From and after the Availability Date and until the Termination Date, the Company covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent for distribution to the Lenders:

(a) within 90 days after the end of each fiscal year of the Company (commencing with the fiscal year ending December 31, 2023), its audited consolidated balance sheet and related audited consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (it being understood that with respect to any such previous fiscal year that shall have commenced prior to the Availability Date, such figures may include the predecessor entity), all reported on by Deloitte & Touche LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception other than with respect to any upcoming maturity date of the Loans and any refinancings and replacements thereof or potential non-compliance with any financial covenant contained in any document governing Indebtedness and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (it being understood that with respect to any such corresponding period that shall have commenced prior to the Availability Date, such figures may include the predecessor entity), all certified on behalf of the Company by one of its Financial Officers as presenting fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate, duly completed and executed by a Financial Officer of the Company;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, registration statements and other materials filed by the Company or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

(e) promptly following any request therefor, (x) such other information regarding the operations, business affairs, and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request; provided that, notwithstanding the foregoing, nothing in this paragraph shall require delivery of information which constitutes attorney work product or is subject to confidentiality agreements prohibiting such delivery or disclosure (so long as such confidentiality agreement was not entered into in contemplation of preventing such information from being provided hereunder) or to the extent disclosure thereof would reasonably be expected to result in loss of attorney client privilege with respect thereto; provided, further, that the Company agrees to notify the Administrative Agent that information is being so withheld, and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

All financial statements and other documents referred to in Sections 5.01(a), 5.01(b) and 5.01(d) shall be deemed to have been delivered on the first date on which such documents are (i) publicly posted on the “investors page” of the Company’s principal website address (currently http://www.craneco.com) or (ii) posted by the Administrative Agent on the Approved Electronic Platform or shall be publicly available on the website of the SEC at http://www.sec.gov (or, in each case, any sub-domain thereof). Information required to be delivered pursuant to this Section to the Administrative Agent may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

SECTION 5.02. Notices of Material Events. Promptly after any Responsible Officer of the Company obtains knowledge thereof, the Company will furnish to the Administrative Agent written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Subsidiary as to which there is a reasonable possibility of an adverse determination, and that if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

(d) any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of the Company (in the case of clause (a) above, stating that it is a “notice of default”) setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, except, other than with respect to the legal existence of any Borrower, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any sale, transfer, lease or other disposition permitted under Section 6.04.

SECTION 5.04. Payment of Taxes. The Company will, and will cause each of the Subsidiaries to, pay its Taxes before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings and (ii) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make a payment, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of the business of the Company and its Subsidiaries taken as a whole in good working order and condition, ordinary wear and tear excepted and in accordance with past practices, except where the Company or such Subsidiary determines in its reasonable judgment that such continued maintenance is no longer economically justified; provided that the foregoing shall not prohibit any sale, transfer, lease or other disposition permitted under Section 6.04, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses as the Company and its Subsidiaries, in each case under this clause (b), as reasonably determined by the Company.

SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which entries that are true and complete in all material respects are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that the Company may, if it so chooses, be present at, or participate in such discussions), all at such reasonable times during normal business hours and as often as reasonably requested (but no more than once annually if no Event of Default exists).

SECTION 5.07. Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures reasonably designed for compliance by the Company, its Subsidiaries and their respective directors, officers, employees and, to the knowledge of the Company, agents (to the extent acting at the direction of the Company or any Subsidiary) with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.08. Use of Proceeds. The proceeds of the Tranche A Term Loans shall be used to pay the Pre-Spin Dividend and to pay the fees and expenses incurred in connection with the Transactions. The proceeds of the Revolving Loans shall be used to finance the working capital needs and general corporate purposes (including Acquisitions and Investments) of the Company and its Subsidiaries. No part of the proceeds of the Loans will be used by the Company or any of its Subsidiaries for any purpose that entails a violation of any of the provisions of Regulations U or X of the Federal Reserve Board. No Borrower will request any Loan or Letter of Credit, and no Borrower shall use, and the Company shall procure that its Subsidiaries and its or their respective directors, officers, employees and, to the knowledge of the Company, agents acting at the direction of the Company or its Subsidiaries shall not use, the proceeds of any Loan or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (iii) in any manner that would result in the violation of any Sanctions by any party hereto.

SECTION 5.09. Guarantee Matters. If any Subsidiary that is a Designated Subsidiary is formed or acquired after the Availability Date or any Subsidiary otherwise becomes, after the Availability Date, a Designated Subsidiary (including as a result of becoming a Material Subsidiary or a Wholly-Owned Subsidiary), then, on or prior to the later of (a) the date on which the Compliance Certificate with respect to the fiscal quarter in which the relevant event occurs is required to be delivered pursuant to Section 5.01(c) and (b) 30 days after the date on which the relevant event occurs (or such longer period as the Administrative Agent may reasonably agree), the Company shall cause the Guarantee Requirement to be satisfied with respect to such Subsidiary. Notwithstanding anything herein to the contrary, the Company may elect at any time and from time to time to cause any Subsidiary that is not a Designated Subsidiary to become a Subsidiary Guarantor by satisfying the requirements of this Section 5.09 (other than any timing requirements) as if such Subsidiary were subject to such requirements; provided that in the case of any such Subsidiary that is a Foreign Subsidiary, it shall be formed or incorporated in a jurisdiction reasonably acceptable to the Administrative Agent.

SECTION 5.10. Further Assurances. The Company will, and will cause each of the Designated Subsidiaries to, promptly execute and deliver such further documents, agreements and instruments, and take such further actions that may be required under any applicable law or regulation, or that the Administrative Agent may reasonably request, to cause the Guarantee Requirement to be and remain satisfied at all times (it being understood that, with respect to matters set forth in Section 5.09, the requirements of this Section 5.10 shall be subject to the grace periods set forth therein).

ARTICLE VI

NEGATIVE COVENANTS

From and after the Availability Date and until the Termination Date, the Company covenants and agrees with the Lenders that:

SECTION 6.01. Subsidiary Indebtedness. The Company will not permit any Subsidiary (other than any Subsidiary Guarantor) to create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) (i) Indebtedness existing on the Availability Date and set forth in Schedule 6.01 and (ii) extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement);

(c) Indebtedness of any Subsidiary owed to the Company or any Subsidiary; provided that such Indebtedness shall not have been transferred to any Person other than the Company or a Subsidiary;

(d) Guarantees by any Subsidiary of Indebtedness of any other Subsidiary; provided that a Subsidiary shall not Guarantee Indebtedness of any other Subsidiary that it would not have been permitted to incur under this Section if it were the primary obligor thereon;

(e) (i) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into a Subsidiary in a transaction permitted hereunder) after the Availability Date, or Indebtedness of any Person that is assumed by any Subsidiary after the Availability Date in connection with an acquisition of assets by such Subsidiary in an Acquisition permitted hereunder, provided that such Indebtedness exists at the time such Person becomes a Subsidiary (or is so merged, consolidated or amalgamated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger, consolidation or amalgamation) or such acquisition of assets, and (ii) extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement);

(f) (i) Indebtedness incurred to finance the acquisition, construction, repair or improvement of any fixed or capital assets, including Capital Lease Obligations, provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction, repair or improvement, and (ii) extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement), provided that the aggregate principal amount of Indebtedness permitted by this clause (f) at any time outstanding shall not exceed the sum of (x) US$50,000,000 and (y) the aggregate amount referred to in the parenthetical in clause (ii) above;

(g) Indebtedness that may exist in respect of deposits or payments made by customers or suppliers of the Company or any of its Subsidiaries;

(h) Indebtedness owed in respect of any Cash Management Services incurred in the ordinary course of business;

(i) Indebtedness in respect of letters of credit, performance bonds, bid bonds, customs bonds, surety bonds, performance guaranties and bankers’ acceptances issued for the account of any Subsidiary in the ordinary course of business;

(j) (i) Indebtedness in the form of purchase price adjustments, earn-outs or similar obligations incurred in connection with any Acquisition permitted hereunder and (ii) Indebtedness in the form of guaranties of performance, completion, quality and the like provided by any Subsidiary with respect to performance or similar obligations owing to any customer or supplier by the Company or any of its Subsidiaries;

(k) obligations of any Subsidiary incurred under or in connection with any Securitization; provided that such Securitization shall be permitted by Section 6.02(o);

(l) other Indebtedness; provided that at the time of and after giving pro forma effect to the incurrence of any such Indebtedness and the application of the proceeds thereof, the sum, without duplication, of (i) the aggregate principal amount of the outstanding Indebtedness permitted in reliance on this clause (l), (ii) the aggregate principal amount of the outstanding Indebtedness secured by Liens permitted in reliance on Section 6.02(q) and (iii) the Attributable Debt in respect of all outstanding Sale/Leaseback Transactions does not exceed 10.0% of Consolidated Net Tangible Assets; and

(m) Indebtedness owed to Crane Holdings or any of its subsidiaries, provided that such Indebtedness is repaid, prepaid, redeemed or otherwise discharged no later than the consummation of the Crane Company Distribution.

SECTION 6.02. Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created under the Loan Documents;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of the Company or any Subsidiary existing on the Availability Date and set forth in Schedule 6.02, and any extensions, renewals and replacements thereof; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary (other than any proceeds and products thereof, accessions thereto and improvements thereon) and (ii) such Lien shall secure only those obligations which it secures on the Availability Date and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement);

(d) any Lien on any property or asset of the Company or any Subsidiary in favor of the Company or any Subsidiary (other than Liens on assets of the Company or any Subsidiary Guarantor in favor of a Subsidiary that is not a Subsidiary Guarantor);

(e) any Lien on any property or asset acquired by the Company or any Subsidiary after the Availability Date existing at the time of the acquisition thereof or existing on any property or asset of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged, consolidated or amalgamated with or into the Company or a Subsidiary in a transaction permitted hereunder) after the Availability Date prior to the time such Person becomes a Subsidiary (or is so merged, consolidated or amalgamated), and any extensions, renewals and replacements thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary (or such merger, consolidation or amalgamation), as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary (other than any proceeds and products thereof, accessions thereto and improvements thereon) and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary (or such merger, consolidation or amalgamation), as the case may be, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement);

(f) Liens on fixed or capital assets acquired, constructed, repaired or improved by the Company or any Subsidiary securing Indebtedness (and obligations relating thereto not constituting Indebtedness) incurred to finance the acquisition, construction, repair or improvement of such assets and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof (except by an amount equal to the unpaid accrued interest and premium thereon or other amounts paid, and fees and expenses incurred, in connection with such extension, renewal, refinancing or replacement); provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction, repair or improvement, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing, repairing or improving such fixed or capital assets and any fees, expenses or other transaction costs incurred in connection therewith and (iii) such Liens shall not apply to any other property or assets of the Company or any Subsidiary (other than any proceeds and products thereof, accessions thereto and improvements thereon), provided further that individual financings of equipment or other fixed or capital assets in favor of any Person (or its Affiliates) that are, in each case, permitted to be secured under this clause (f) may be cross-collateralized to other such financings provided by such Person (or its Affiliates);

(g) Liens on any assets of the Company or any Subsidiary in favor of any Governmental Authority to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control, industrial revenue or similar financings);

(h) Liens arising in the ordinary course of its business which do not secure Indebtedness;

(i) in connection with the sale, transfer or other disposition of any Capital Stock or other assets in a transaction permitted under Section 6.04, customary rights and restrictions contained in agreements relating to such sale, transfer or other disposition pending the completion thereof;

(j) in the case of (i) any Subsidiary that is not a Wholly-Owned Subsidiary or (ii) the Capital Stock in any Person that is not a Subsidiary, any encumbrance or restriction, including any first rights of refusal, options, put and call arrangements, related to Capital Stock in such Subsidiary or such other Person set forth in the organizational documents or other applicable agreement of such Subsidiary or such other Person or any related joint venture, shareholders’, partnerships or similar agreement;

(k) Liens solely on any cash deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for an Acquisition or other Investment;

(l) Liens deemed to exist in connection with Sale/Leaseback Transactions permitted by Section 6.05;

(m) (i) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and the Subsidiaries and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(n) Liens on cash and Cash Equivalents deposited with a trustee or a similar Person to defease or to satisfy and discharge any Indebtedness; provided that such defeasance or satisfaction and discharge is permitted hereunder;

(o) (i) Securitizations entered into by the Company or any Subsidiary; provided that the aggregate amount of Securitizations permitted by this clause (o) shall not exceed US$75,000,000 at any time outstanding and (ii) Liens on accounts receivable, the proceeds thereof and interests therein and assets relating thereto (and on Capital Stock in any Securitization Entity) existing or deemed to exist in connection with any Securitization permitted pursuant to clause (i) above;

(p) Liens (including cash collateral) securing obligations (including reimbursement obligations) in respect of letters of credit (other than Letters of Credit issued under this Agreement), performance bonds, bid bonds, customs bonds, surety bonds and performance guaranties; provided the aggregate amount available for drawing (or drawn and not reimbursed) under all such letters of credit (other than Letters of Credit issued under this Agreement), performance bonds, bid bonds, customs bonds, surety bonds and performance guaranties (and all reimbursement obligations with respect thereto) does not exceed, at any time, US$50,000,000;

(q) other Liens; provided that at the time of and after giving pro forma effect to the incurrence of any such Lien (or any Indebtedness secured thereby and the application of the proceeds thereof), the sum, without duplication, of (i) the aggregate principal amount of the outstanding Indebtedness secured by Liens permitted in reliance on this clause (q), (ii) the aggregate principal amount of the outstanding Indebtedness of Subsidiaries permitted in reliance on Section 6.01(l) and (iii) the Attributable Debt in respect of all outstanding Sale/Leaseback Transactions does not exceed 10.0% of Consolidated Net Tangible Assets;

(r) Liens in favor of Crane Holdings or any of its subsidiaries, provided that such Liens are terminated and released no later than the consummation of the Crane Company Distribution;

(s) licensing, sublicensing or cross-licensing of any intellectual property rights of the Company or any Subsidiary in connection with the Separation Transactions to the extent consistent in all material respects with the Form 10; and

(t) Liens on assets of and Capital Stock in Subsidiaries that are not Subsidiary Guarantors securing Indebtedness of Subsidiaries that are not Subsidiary Guarantors permitted pursuant to Section 6.01.

SECTION 6.03. Fundamental Changes; Line of Business. (a) The Company will not, and will not permit any Borrowing Subsidiary or any Designated Subsidiary to, merge with or into or consolidate or amalgamate with any other Person, or permit any other Person to merge with or into or consolidate or amalgamate with it, or liquidate or dissolve, except that:

(i) if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, any Person (other than a Borrowing Subsidiary) may merge with or into or consolidate or amalgamate with the Company in a transaction in which (A) the Company shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not the Company (any such Person, the “Successor Company”), (x) the Successor Company shall be an entity organized under the laws of the United States, any State thereof or the District of Columbia, (y) the Successor Company shall expressly assume all obligations of the Company under this Agreement and the other Loan Documents to which it is a party pursuant to an agreement reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received such opinions, certificates and other documents as it shall reasonably request with respect thereto, and (z) each Subsidiary Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Company will succeed to, and be substituted for, the Company under this Agreement and the other Loan Documents;

(ii) if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, any Person (other than the Company) may merge with or into or consolidate or amalgamate with any Borrowing Subsidiary in a transaction in which (A) such Borrowing Subsidiary shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger, consolidation or amalgamation is not such Borrowing Subsidiary (any such Person, the “Successor Borrowing Subsidiary”), (x) the Successor Borrowing Subsidiary shall be an entity organized under the laws of the same jurisdiction as the jurisdiction of organization of such Borrowing Subsidiary or under the laws of the United States, any State thereof or the District of Columbia, (y) the Successor Borrowing Subsidiary shall expressly assume all obligations of such Borrowing Subsidiary under this Agreement and the other Loan Documents to which it is a party pursuant to an agreement reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received such opinions, certificates and other documents as it shall reasonably request with respect thereto, and (z) each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrowing Subsidiary will succeed to, and be substituted for, such Borrowing Subsidiary under this Agreement and the other Loan Documents;

(iii) any Person (other than the Company or any Borrowing Subsidiary) may merge, consolidate or amalgamate with or into any Subsidiary in a transaction in which the continuing or surviving entity is a Subsidiary (and, if any party to such merger, consolidation or amalgamation is a Subsidiary Guarantor, the continuing or surviving Person shall be, or substantially concurrently therewith shall become, a Subsidiary Guarantor to the extent required by, and in accordance with, Section 5.09);

(iv) any Subsidiary may merge with or into or consolidate or amalgamate with any Person (other than the Company) in a transaction permitted under Section 6.04 in which, after giving effect to such transaction, the continuing or surviving entity is not a Subsidiary; and

(v) any Subsidiary (other than any Borrowing Subsidiary) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders.

(b) The Company will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions, including by means of any merger, consolidation or amalgamation) all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (in each case, whether now owned or hereafter acquired), it being understood that this paragraph (b) shall not restrict (i) the Separation Transactions consummated in accordance with Sections 4.02(a) and 4.02(b) and (ii) mergers, consolidations, amalgamations and similar transactions or any sales, transfers, leases or other dispositions, in each case, between or among the Company and its Subsidiaries.

(c) The Company will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Company and the Subsidiaries on the Availability Date (after giving effect to the consummation of the Separation Transactions) and, in each case, businesses reasonably related or ancillary or complementary thereto (as reasonably determined by the Company).

(d) The Company shall not permit any Borrowing Subsidiary, for so long as it is a Borrowing Subsidiary, to cease to be a Wholly-Owned Subsidiary.

SECTION 6.04. Asset Sales. The Company will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of (including by way of a merger, consolidation or amalgamation) any asset or property, including any Capital Stock of any Subsidiary, owned by it, except:

(a) sales, transfers, leases, subleases, licenses, sublicenses or other dispositions to the Company or any Subsidiary;

(b) sales, transfers, leases, subleases, licenses, sublicenses, cross-licenses or other dispositions to Crane Holdings and its subsidiaries in connection with the Separation Transactions to the extent the making thereof is consistent in all material respects with the Form 10;

(c) (i) sales, transfers or other dispositions of inventory, equipment and goods in the ordinary course of business (including on an intercompany basis) and (ii) the leasing or subleasing of real property in the ordinary course of business;

(d) sales, transfers or other dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Company, is (i) no longer useful in the business of the Company or any Subsidiary or (ii) otherwise economically impracticable to maintain;

(e) sales, transfers or other dispositions of cash and Cash Equivalents or assets that were Cash Equivalents when the relevant original Investment was made;

(f) sales, transfers or other dispositions of property to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant disposition are promptly applied to the purchase price of such replacement property;

(g) sales, transfers or other dispositions of Investments in any joint venture or any Subsidiary that is not a Wholly-Owned Subsidiary, in each case, to the extent required by, or made pursuant to, buy/sell arrangements between parties to such joint venture or equityholders in such Subsidiary set forth in the joint venture agreement, operating agreement, shareholders agreement or similar agreement governing such joint venture or such Subsidiary;

(h) sales, transfers or other dispositions of (i) notes receivable or accounts receivable in the ordinary course of business (including any discount, netting and/or forgiveness thereof) or in connection with the collection or compromise thereof or (ii) accounts receivable, proceeds thereof or interests therein or assets relating thereto, and any Capital Stock of any Securitization Entity, in connection with any Securitization permitted by Section 6.02(o);

(i) sales, transfers or other dispositions and/or terminations of leases, subleases, licenses or sublicenses (i) the disposition or termination of which will not materially interfere with the business of the Company and the Subsidiaries, taken as a whole, or (ii) which relate to closed facilities or the discontinuation of any line of business;

(j) (i) any termination of any lease, sublease, license or sublicense in the ordinary course of business (and any related disposition of improvements made to leased or sub-leased real property resulting therefrom), (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(k) sales, transfers or other dispositions of property subject to casualty, condemnation, taking or similar event proceedings;

(l) licensing, sublicensing or cross-licensing arrangements involving any intellectual property rights of the Company or any Subsidiary in the ordinary course of business;

(m) terminations or unwinds of Hedging Agreements;

(n) sales, transfers, leases or other dispositions of real property and related assets in the ordinary course of business in connection with relocation activities of any employees of the Company or any Subsidiary;

(o) Sale/Leaseback Transactions permitted by Section 6.05;

(p) sales, transfers, leases or other dispositions that effect Investments permitted by Section 6.06;

(q) sales, transfers or other dispositions of the Engineered Materials segment of the Company and its Subsidiaries, provided that (i) at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (ii) to the extent any sales, transfers, leases or other dispositions have been made in reliance on clause (r) below, then at the time thereof and immediately after giving effect thereto, the aggregate fair market value (as reasonably determined by the Company, it being understood that fair market value will be determined, with respect to any sale, transfer, lease or other disposition, at the time of the consummation thereof) of all assets sold, transferred or otherwise disposed of pursuant to this clause (q) since the Availability Date, taken together with any sales, transfers, leases or other dispositions under clause (r) below, shall not exceed 15.0% of the Consolidated Net Tangible Assets as of the last day of the then most recently ended Test Period (such Consolidated Net Tangible Assets to be determined without giving pro forma effect to such subject sale, transfer or other disposition), and (iii) after giving pro forma effect to such sale, transfer or other disposition, the Company shall be in compliance with the covenants set forth in Section 6.12 as of the end of or for the then most recently ended Test Period; and

(r) sales, transfers, leases and other dispositions of any property or asset of the Company or any Subsidiary (other than as part of a Securitization), provided that (i) at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (ii) at the time thereof and immediately after giving effect thereto, the aggregate fair market value (as reasonably determined by the Company, it being understood that fair market value will be determined, with respect to any sale, transfer, lease or other disposition, at the time of the consummation thereof) of all assets sold, transferred, leased or otherwise disposed of pursuant to this clause (r) since the Availability Date, taken together with any sales, transfers or other dispositions under clause (q) above, shall not exceed 15.0% of the Consolidated Net Tangible Assets as of the last day of the then most recently ended Test Period (such Consolidated Net Tangible Assets to be determined without giving pro forma effect to such subject sale, transfer, lease or other disposition), and (iii) after giving pro forma effect to such sale, transfer, lease or other disposition, the Company shall be in compliance with the covenants set forth in Section 6.12 as of the end of or for the then most recently ended Test Period.

SECTION 6.05. Sale/Leaseback Transactions. The Company will not, and will not permit any Subsidiary to, enter into any Sale/Leaseback Transaction, provided that the Company and any Subsidiary may enter into any Sale/Leaseback Transactions if, at the time of and after giving pro forma effect to such Sale/Leaseback Transaction, the sum, without duplication, of (a) the Attributable Debt in respect of all outstanding Sale/Leaseback Transactions, (b) the aggregate principal amount of the outstanding Indebtedness of Subsidiaries permitted in reliance on Section 6.01(l) and (c) the aggregate principal amount of the outstanding Indebtedness secured by Liens permitted in reliance on Section 6.02(q) does not exceed 10.0% of Consolidated Net Tangible Assets.

SECTION 6.06. Investments. The Company will not, and will not permit any Subsidiary to, make or own any Investment in any other Person except:

(a) Investments (i) existing on, or contractually committed to as of, the Availability Date and described on Schedule 6.06 and (ii) consisting of any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as such modification, renewal or extension does not increase the amount of such Investment except by the terms thereof expressly described on Schedule 6.06;

(b) Investments in the Company or any Subsidiary, including Guarantees of Indebtedness of the Company or any Subsidiary;

(c) Cash Equivalents or Investments that were Cash Equivalents at the time made;

(d) Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Company or any Subsidiary;

(e) Investments received in lieu of cash in connection with any sale, transfer or other disposition permitted by Section 6.04;

(f) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(g) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers, suppliers, licensors, sublicensors, licensees or sublicensees;

(h) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(i) loans or advances to current or former directors, officers, employees or consultants of the Company or any Subsidiary in connection with such person’s purchase of Capital Stock in the Company;

(j) loans and advances for moving, entertainment and travel expenses, drawing accounts and similar expenditures or of payroll payments or other compensation, in each case, to any current or former directors, officers, employees or consultants of the Company or any Subsidiary in the ordinary course of business;

(k) Investments to the extent that payment therefor is made (i) solely with Capital Stock in the Company or (ii) with cash proceeds of the issuance and sale of Capital Stock in the Company;

(l) (i) Investments held by any Person that becomes a Subsidiary (or that is merged, consolidated or amalgamated with or into the Company or any Subsidiary) after the Availability Date, in each case, to the extent that such Investments were not made in contemplation of or in connection with such Person becoming a Subsidiary (or such merger, consolidation or amalgamation) and were in existence on the date such Person became a Subsidiary (or the date of such merger, consolidation or amalgamation) and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) above so long as such modification, replacement, renewal or extension thereof does not increase the amount of such Investment except by the terms thereof as in effect on such date;

(m) Investments under Hedging Agreements permitted under Section 6.09;

(n) Guarantees of the obligations of suppliers, customers, distributors and licensees of the Company or any Subsidiary, in each case, in the ordinary course of business;

(o) additional Investments, provided that (i) at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) at the time thereof and immediately after giving pro forma effect thereto and all the related transactions, the Company shall be in compliance with the financial covenants set forth in Section 6.12, calculated as of the last day of or for the Test Period then most recently ended and giving effect to any Leverage Increase Election that the Company intends to make (and, in accordance with Section 6.12(a), is permitted to make, it being understood that the Company shall then be obligated to make such election) upon the consummation of such Investment; and

(p) Investments in Crane Holdings or any of its subsidiaries, provided that this clause (p) shall cease to have any effect immediately after the consummation of the Crane Company Distribution.

SECTION 6.07. Restricted Payments. The Company will not declare or make any Restricted Payment, except that:

(a) the Company may declare and make dividends or other distributions with respect to its Capital Stock payable solely in additional Capital Stock of the Company;

(b) the Company may pay dividends with respect to its common stock within 60 days after the declaration of such dividend; provided that at the date of such declaration, such payment would have complied with this Section 6.07;

(c) the Company may make payments in respect of, or repurchases of its Capital Stock deemed to occur upon the “cashless exercise” of, stock options, stock purchase rights, stock exchange rights or other equity-based awards if such payment or repurchase represents a portion of the exercise price of such options, rights or awards or withholding taxes, payroll taxes or other similar taxes due upon such exercise, purchase or exchange;

(d) the Company may make cash payments in lieu of the issuance of fractional shares representing Capital Stock in the Company in connection with the exercise of warrants, options or other securities convertible into or exchangeable for common stock in the Company;

(e) the Company may make Restricted Payments in respect of its Capital Stock pursuant to and in accordance with stock option plans or other benefit plans or agreements for current or former directors, officers, employees or consultants of the Company and its Subsidiaries;

(f) the Company may declare and make the Pre-Spin Dividend; and

(g) the Company may make other Restricted Payments, provided that (i) at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (ii) at the time thereof and immediately after giving pro forma effect thereto and all the related transactions, the Company shall be in compliance with the financial covenants set forth in Section 6.12, calculated as of the last day of or for the Test Period then most recently ended but without giving effect to any Leverage Increase Election that might then be in effect.

SECTION 6.08. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, as reasonably determined by Company, (b) transactions between or among the Company and the Subsidiaries or any other Person that becomes a Subsidiary as a result of such transaction, not involving any other Affiliate, (c) reasonable and customary fees paid to members of the board of directors (or equivalent governing body) of the Company or any of its Subsidiaries, (d) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and other benefit plans, (e) loans or advances to current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries, (f) the payment of fees and indemnities to current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries in the ordinary course of business, (g) any agreements with current or former directors, officers, employees or consultants of the Company or any Subsidiary entered into in the ordinary course of business and (h) transactions with Crane Holdings and its subsidiaries to consummate the Separation Transactions in accordance with Sections 4.02(a) and 4.02(b).

SECTION 6.09. Hedging Agreements. The Company will not, and will not permit any Subsidiary to, enter into any Hedging Agreement, other than Hedging Agreements entered into to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes.

SECTION 6.10. Restrictive Agreements. The Company will not, and will not permit any of the Subsidiaries to, enter into or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its Capital Stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee any Obligations; provided that (i) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (B) (i) restrictions and conditions contained in, or existing by reason of, any agreement or instrument set forth on Schedule 6.10 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition) and (ii) restrictions and conditions contained in, or existing by reason of, any agreement or instrument of Crane Holdings and its subsidiaries, provided that this clause (ii) shall cease to have any effect immediately after the consummation of the Crane Company Distribution, (C) restrictions and conditions contained in agreements relating to the sale, transfer or other disposition of any Subsidiary, or a division, product line or other business unit of the Company and the Subsidiaries, that are applicable solely pending such sale, transfer or other disposition, provided that such restrictions and conditions apply only to the Subsidiaries (and their Capital Stock), or the assets, that are to be sold, transferred or otherwise disposed of and such sale, transfer or other disposition is permitted hereunder, (D) restrictions and conditions applicable to any Subsidiary acquired after the Availability Date if such restrictions and conditions existed at the time such Subsidiary was acquired and were not created in contemplation of or in connection with such acquisition, (E) in the case of any Subsidiary that is not a Wholly-Owned Subsidiary or the Capital Stock in any Person that is not a Subsidiary, restrictions and conditions imposed by the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement, provided, in each case, that such restrictions and conditions apply only to such Subsidiary and to any Capital Stock in such Subsidiary or to the Capital Stock in such other Person, as applicable, and (F) restrictions and conditions in any agreement or instrument evidencing or governing any other Indebtedness or obligations of the Company or any Subsidiary, provided that such restrictions and conditions (when taken as a whole and in the good faith judgment of the Company) are on customary market terms for Indebtedness or other obligations of such type and would not reasonably be expected to impair in any material respect the ability of the Company and the Guarantors to comply with their obligations under the Loan Documents, (ii) clause (a) of the foregoing shall not apply to (A) restrictions and conditions contained in agreements evidencing or governing Indebtedness or other obligations secured by Liens permitted by Sections 6.02(c), 6.02(e), 6.02(f), 6.02(g), 6.02(k), 6.02(l), 6.02(m), 6.02(n), 6.02(o)(ii) and 6.02(p), in each case, if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (B) customary provisions in leases and other contracts restricting the assignment thereof and customary restrictions in respect of intellectual property contained in licenses or sublicenses of, or other grants of rights to use or exploit, such intellectual property and (C) restrictions on cash or deposits or net worth imposed by customers, suppliers or landlords under agreements entered into in the ordinary course of business, and (iii) clause (b) of the foregoing shall not apply to restrictions and conditions that prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis.

SECTION 6.11. Changes in Fiscal Year. The Company will not change its fiscal year to end on a date other than December 31; provided that the Company may change its fiscal year to end on any other date as may be agreed in writing by the Company and the Administrative Agent (and, in the event of any such change, the Lenders hereby authorize the Administrative Agent to make such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to give effect to such change in the fiscal year and any corresponding changes in the fiscal quarters).

SECTION 6.12. Financial Covenants.

(a) Maximum Consolidated Total Net Leverage Ratio. The Company will not permit the Consolidated Total Net Leverage Ratio as of the last day of any Test Period to exceed 3.50 to 1.00; provided that, upon the consummation of a Qualified Material Acquisition, with respect to the fiscal quarter in which such Qualified Material Acquisition is consummated and the subsequent three consecutive fiscal quarters, the maximum permitted Consolidated Total Net Leverage Ratio set forth above shall, at the election of the Company by written notice to the Administrative Agent, be increased to 4.00 to 1.00 (a “Leverage Increase Election”); provided further that following any such election by the Company, no subsequent Leverage Increase Election may be made by the Company unless (i) the Consolidated Total Net Leverage Ratio has been at or below 3.50 to 1.00 as of the last day of at least two consecutive fiscal quarters immediately preceding such subsequent Leverage Increase Election and (ii) not more than three Leverage Increase Elections may be made since the Availability Date.

(b) Minimum Consolidated Interest Coverage Ratio. The Company will not permit the Consolidated Interest Coverage Ratio for any Test Period to be less than 3.00 to 1.00.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01. Events of Default; Remedies. If any of the following events (each an “Event of Default”) shall occur:

(a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in any Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document, shall prove to have been incorrect in any material respect when made or deemed made;

(d) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (solely with respect to any Borrower’s existence) or 5.08 or in Article VI;

(e) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the Company;

(f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable but after giving effect to any applicable grace period;

(g) any event or condition occurs in respect of any Material Indebtedness that results in such Material Indebtedness becoming due or being required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or, in the case of a Hedging Agreement, terminated, or that enables or permits (with or without the giving of notice, but only after the expiration of any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, or, in the case of a Hedging Agreement, to terminate any related hedging transaction, in each case prior to its scheduled maturity or termination; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale, transfer or other disposition of assets of the Company or any Subsidiary, (ii) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof or, in the case of a Hedging Agreement, any voluntary termination thereof, in each case, permitted under this Agreement, (iii) any requirement to, or to offer to, prepay, repurchase or redeem any Indebtedness using a portion of excess cash flow or similar financial measure, (iv) any customary debt and equity proceeds prepayment requirements contained in any bridge or other interim credit facility, (v) any Indebtedness of any Person assumed in connection with an Acquisition to the extent that such Indebtedness is repaid, repurchased or redeemed (or offered to be repaid, repurchased or redeemed) as required by the terms thereof in connection with the acquisition of such Person or (vi) any prepayment, repurchase, redemption or defeasance of any Indebtedness incurred to finance an Acquisition if such Acquisition is not consummated;

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j) the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of US$50,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment (in each case to the extent not adequately covered by insurance as to which the relevant third party insurance company has been notified and not denied coverage);

(l) an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(m) the Guarantee of any Guarantor created under the Guarantee Agreement shall fail to be in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any of such Guarantee, or any Guarantor shall deny that it has any further liability under any such Guarantee or shall give notice to such effect (in each case, other than solely as a result of the release of a Subsidiary Guarantor from its obligations under the Guarantee Agreement as expressly permitted hereunder or thereunder); or

(n) after the consummation of the Crane Company Distribution, a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h), (i) or (j) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder (including cash collateralization of all obligations related to Letters of Credit pursuant to Section 2.05(j), whether or not the beneficiaries of the then-outstanding Letters of Credit shall have presented the documents required thereunder), shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (h),

(i) or (j) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder (including cash collateralization of all obligations related to Letters of Credit pursuant to Section 2.05(j), whether or not the beneficiaries of the then-outstanding Letters of Credit shall have presented the documents required thereunder), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

SECTION 7.02. Application of Payments. Notwithstanding anything herein to the contrary, following the exercise of remedies provided for in Section 7.01 (or after Loans have automatically become immediately due and payable pursuant to Section 7.01):

(a) all payments received by the Administrative Agent on account of the Obligations shall, subject to Sections 2.05(j) and 2.23, be applied by the Administrative Agent as follows:

(i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent in its capacity as such (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts payable to it pursuant to Section 2.11(d));

(ii) second, to payment of that portion of the Obligations (other than Designated Cash Management Obligations, Designated Hedging Obligations and Designated ~~Performance~~ LC Obligations) constituting fees, expenses, indemnities and other amounts (other than principal, reimbursement obligations in respect of LC Disbursements, interest, Revolving Commitment Fees and participation and fronting fees in respect of Letters of Credit) payable to the Lenders and the Issuing Banks (including fees and disbursements and other charges of counsel to the Lenders and the Issuing Banks payable under Section 9.03) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii) third, to payment of that portion of the Obligations constituting accrued and unpaid Revolving Commitment Fees, participation and fronting fees in respect of Letter of Credit fees and interest on the Loans and on unreimbursed LC Disbursements, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (iii) payable to them;

(iv) fourth, (A) to payment of that portion of the Obligations constituting unpaid principal of the Loans, unreimbursed LC Disbursements, Designated Cash Management Obligations, Designated Hedging Obligations and Designated ~~Performance~~ LC Obligations and (B) to cash collateralize that portion of LC Exposure comprising the undrawn amount of Letters of Credit to the extent not otherwise cash collateralized by the Company pursuant to Section 2.05(j) or 2.23 (and to cash collateralize that portion of Designated ~~Performance~~ LC Obligations comprising the undrawn amount of Designated ~~Performance~~ Letters of Credit to the extent not otherwise cash collateralized by the Company or any Subsidiary in accordance with the terms thereof), ratably among the Lenders, the Issuing Banks and holders of Designated Cash Management Obligations, Designated Hedging Obligations and Designated ~~Performance~~ LC Obligations in proportion to the respective amounts described in this clause (iv) payable to them;

(v) fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent, the Lenders, the Issuing Banks and other holders of the Obligations, in proportion to the respective aggregate amounts of all such Obligations payable to them; and

(vi) finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Company or as otherwise required by law; and

(b) if any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired (without any pending drawings), such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, (i) no amount received from any Subsidiary Guarantor shall be applied to any Excluded Swap Obligation of such Subsidiary Guarantor, (ii) any such payments received from any Borrowing Subsidiary that is not a Subsidiary Guarantor shall be applied (in the applicable order set forth above) solely to the Obligations of such Borrowing Subsidiary and (iii) the Designated Cash Management Obligations, the Designated Hedging Obligations and the Designated ~~Performance~~ LC Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable holders thereof as to the existence and amount of such Obligation. Each holder of any Designated Cash Management Obligations, the Designated Hedging Obligations and the Designated ~~Performance~~ LC Obligations that has given the notice referred to in clause (iii) above shall, by such notice, be deemed to have agreed to be bound by the provisions of Article VIII that are expressed to be applicable to it as a holder of such Obligations. The Administrative Agent shall have absolute discretion as to the time of application of any such payments and proceeds in accordance with this Agreement.

ARTICLE VIII

THE ADMINISTRATIVE AGENT

SECTION 8.01. Authorization and Action. (a) Each Lender and Issuing Bank hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and Issuing Bank authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under this Agreement and the other Loan Documents and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms of the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each Issuing Bank; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement or any other Loan

Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, pursuant to the terms of the Loan Documents) prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or Issuing Bank other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); and each Lender and each Issuing Bank agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby; and

(ii) nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender or Issuing Bank for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement and the other Loan Documents. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.11, 2.12, 2.14, 2.16 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the Issuing Banks to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

SECTION 8.02. Administrative Agent’s Reliance, Limitation of Liability. (a) Neither the Administrative Agent nor any of its Related Parties shall be liable to any Lender or Issuing Bank for any action taken or omitted to be taken by the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment).

(b) The Administrative Agent shall be deemed not to have knowledge of (x) any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof (stating that it is a “notice under Section 5.02”) in respect of this Agreement and identifying the specific clause under such Section is given to the Administrative Agent by the Company, or (y) any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Administrative Agent by the Company, a Lender or an Issuing Bank. Further, the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, including with respect to the existence and aggregate amount of Designated Cash Management Obligations, Designated Hedging Obligations or Designated ~~Performance~~ LC Obligations at any time, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the sufficiency, value, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by e-mailed .pdf or any other electronic means that reproduces an image of an actual executed signature page) or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable or responsible for any loss, cost or expense suffered by any Loan Party, any Lender or any Issuing Bank as a result of (A) any determination that any Lender is a Defaulting Lender, or the effective date of such status (it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a Defaulting Lender), (B) any determination of the Aggregate Revolving Credit Exposure or the component amounts thereof, any determination of the Exchange Rate or the US Dollar Equivalent, (C) any determination of the Central Bank Rate or the Central Bank Rate Adjustment and (D) any determination that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Administrative Agent shall have no obligation to determine whether any Lender is a Defaulting Lender. The Administrative Agent shall be deemed to have no knowledge of any Lender being a Restricted Lender unless and until the Administrative Agent shall have received the written notice from such Lender referred to in Section 1.10, and then only as and to the extent specified in such notice, and any determination of whether the Required Lenders or any other requisite Lenders shall have provided a consent or direction in connection with this Agreement shall not be affected by any delivery to the Administrative Agent of any such written notice subsequent to such consent or direction being provided by the Required Lenders or other requisite Lenders.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Company), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) in determining compliance with any condition hereunder to the effectiveness of this Agreement or the making of a Loan, or the issuance, amendment or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the occurrence of the Effective Date or the making of such Loan or the issuance, amendment or extension of such Letter of Credit and (v) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, request, consent, certificate or other instrument or writing (which writing may be an email, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or maker thereof) and may act upon such statement made to it orally or by telephone prior to receipt of a written confirmation thereof.

(d) The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Issuing Bank or Participant or prospective Lender or Issuing Bank or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

SECTION 8.03. Posting of Communications. (a) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender or Issuing Bank that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT, ANY DOCUMENTATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank for purposes of the Loan Documents. Each Lender and each Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be by email) from time to time of such Lender’s or Issuing Bank’s, as applicable, email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, the Issuing Banks and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.04. The Administrative Agent Individually. With respect to its Commitments, Loans, Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Bank, as the case may be. The terms “Issuing Banks”, “Lenders”, “Required Lenders”, “Majority in Interest” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender, Issuing Bank or as one of the Required Lenders or as part of the Majority in Interest, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Company, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.05. Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders, the Issuing Banks and the Company, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank; provided that in no event shall such successor be a Defaulting Lender, a Disqualified Institution or an Affiliate of a Defaulting Lender or a Disqualified Institution. In either case, such appointment shall be subject to the prior written approval of the Company (which approval may not be unreasonably withheld, delayed or conditioned and shall not be required while a Specified Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents.

(b) Notwithstanding anything in the contrary in Section 8.05(a), in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Banks and the Company, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent on behalf of the Lenders or Issuing Banks shall directly be given or made to each Lender and each Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article VIII and Section 9.03, as well as any other exculpatory, reimbursement and indemnification provisions set forth in any Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 8.06. Acknowledgement of Lenders and Issuing Banks. (a) Each Lender and each Issuing Bank represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or Issuing Bank, and to make, acquire or hold Loans hereunder or extent Letters of Credit hereunder. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, any Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain MNPI) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date or the Availability Date.

(c) (i) Each Lender and each Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank, as applicable, shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the Overnight Rate, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including, without limitation, any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or any Issuing Bank under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender and each Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and each Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank, as applicable, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank, as applicable, to the date such amount is repaid to the Administrative Agent at the Overnight Rate.

(iii) Each Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank, as applicable, with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Loan Party.

(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of a Lender or Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.07. Guarantee Matters. Except with respect to the exercise of setoff rights in accordance with Section 9.08 (or any similar provision in any other Loan Document) or with respect to the right of any Lender, any Issuing Bank or any other holder of Obligations to file a proof of claim in an insolvency proceeding, no Lender, Issuing Bank or other holder of Obligations shall have any right individually to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents with respect thereto may be exercised solely by the Administrative Agent on behalf of the Lenders and the Issuing Banks in accordance with the terms thereof. In furtherance and without limiting the foregoing, no arrangements in respect of Cash Management Services the obligations under which constitute Designated Cash Management Obligations, no Hedging Agreement the obligations under which constitute Designated Hedging Obligations and no letter of credit or agreements relating thereto the obligations under which constitute Designated ~~Performance~~ LC Obligations will create (or be deemed to create) in favor of any holder of such Obligations any rights in connection with the management or release of any of the obligations of any Loan Party under any Loan Document. By accepting the benefits of the Guarantees of the Obligations created under the Loan Documents, each holder of any Designated Cash Management Obligations, Designated Hedging Obligations or Designated ~~Performance~~ LC Obligations shall be deemed to have appointed the Person named herein (and its successors and assigns) as the Administrative Agent to act in such capacity under the Loan Documents and agreed to be bound by the provisions of this Section 8.07 and the other provisions set forth in this Article VIII.

SECTION 8.08. Miscellaneous.

(a) The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and, except solely to the extent of the Company’s rights to consent pursuant to and subject to the conditions set forth in Section 8.05 and the provisions of this Article VIII relating to Guarantees (including provisions authorizing the release thereof), none of the Borrowers, any other Loan Parties or any of their respective Affiliates shall have any rights as a third party beneficiary under any such provisions.

(b) None of the Arrangers, the Syndication Agents or the Documentation Agents shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder and under the other Loan Documents.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone and subject to paragraph (c) of this Section 9.01, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i) if to the Company, to:

Crane Company

100 First Stamford Place

Stamford, CT 06902

Attention: Treasurer

Email: eeskildsen@craneco.com

with a copy to General Counsel

Email: adiorio@craneco.com.

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 131 South Dearborn Street, Floor 04, Chicago, IL 60603, Attention of Loan and Agency Servicing (email: jpm.agency.cri@jpmorgan.com);

(iii) if to an Issuing Bank, (A) in the case of JPMorgan Chase Bank, N.A., to it at 10 South Dearborn Street, Floor L2, Suite IL1-0480, Chicago, IL 60603, Attention of LC Agency Team (email: chicago.lc.agency.activity.team@jpmchase.com); with a copy to JPMorgan Chase Bank, N.A., 131 South Dearborn Street, Floor 04, Chicago, IL 60603, Attention: Loan & Agency Services Group (email: johnny.michael@jpmorgan.com) and (B) in the case of any other Issuing Bank, to it at the address and email specified from time to time by such Issuing Bank to the Company and the Administrative Agent; and

(iv) if to any other Lender, to it at its address (or email) set forth in its Administrative Questionnaire.

(b) Any notice or other communication required under this Agreement to be delivered to any Borrowing Subsidiary shall be deemed to have been properly delivered if delivered to the Company in accordance with the provisions of this Section 9.01.

(c) Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished, in addition to email, by other electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication. The Administrative Agent or the Company may, in its discretion and in addition to email, agree to accept notices and other communications to it hereunder by other electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(d) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(e) Any party hereto may change its address or email for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any change by a Lender or an Issuing Bank, by notice to the Company and the Administrative Agent).

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the effectiveness of this Agreement, the making of a Loan or issuance, amendment or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Issuing Bank or any Lender, or any Related Party of any of the foregoing, may have had notice or knowledge of such Default at the time.

(b) Except as provided in Section 9.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or otherwise modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company, each Borrowing Subsidiary (but only to the extent such waiver, amendment or modification relates to such Borrowing Subsidiary) and the Required Lenders or by the Company, each Borrowing Subsidiary (but only to the extent such waiver, amendment or modification relates to such Borrowing Subsidiary) and the Administrative Agent with the consent of the Required Lenders and (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided that no such agreement shall (A) increase the Commitment of any Lender without the written consent of such Lender, (B) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon or reduce any fees payable hereunder (in each case, other than as a result of any change in the definition, or in any components thereof, of the term “Consolidated Total Net Leverage Ratio” or any waiver of default interest), without the written consent of each Lender directly affected thereby, (C) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment (in each case, other than as a result of any change in the definition, or in any components thereof, of the term “Consolidated Total Net Leverage Ratio” or any waiver of default interest), or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby; (D) release or limit the liability of any Borrower in respect of any of its obligations to pay principal, interest or fees under any Loan Document, unless, in the case of any Borrowing Subsidiary, it has been terminated as a Borrowing Subsidiary in accordance with the terms and conditions of Section 2.19, without the written consent of each Lender directly affected thereby, (E) release the Company from its Guarantee created under the Guarantee Agreement or release all or substantially all the value of the Guarantees provided by the Subsidiary Guarantors under the Guarantee Agreement without the written consent of each Lender, (F) waive the condition in Section 4.02(e) without the written consent of each Lender, (G) change Section 2.17(b) or 2.17(c) in a manner that would alter the pro rata sharing of payments required thereby, or change the payment waterfall provisions of Section 7.02 (or otherwise expressly subordinate in right of payment any of the Loan Document Obligations), in each case, without the written consent of each Lender adversely affected thereby, it being understood and agreed that the application of the payment waterfall provisions of Section 2.17(b) or 7.02 shall not be deemed to be subordination in right of payment of any of the Loan Document Obligations, (H) change any of the provisions of this Section or the definition of “Required Lenders”, “Majority in Interest” or any other provision hereof specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be); or (I) change any provisions of any Loan Document in a manner that by its express terms directly and adversely affects the rights in respect of payment of, or the conditions precedent to extensions of credit by, Lenders of any Class differently than the rights of Lenders of any other Class, without the written consent of Lenders representing a Majority in Interest of each adversely affected Class; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Bank under the Loan Documents without the prior written consent of the Administrative Agent or such Issuing Bank, as the case may be.

(c) Notwithstanding anything to the contrary set forth in Section 9.02(b):

(i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, mistake, omission, defect or inconsistency, or any necessary or desirable technical change, or, subject to the rights of the Issuing Banks under the final proviso set forth in Section 9.02(b), to make any changes that are beneficial to the interests of the Lenders, so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;

(ii) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (A), (B) or (C) set forth in Section 9.02(b) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification;

(iii) any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or such Loan Document of the Lenders of one or more Classes (but not the Lenders of any other Class) may be effected by an agreement or agreements in writing entered into by the Company (and, in the case of any other Loan Document, the other Loan Parties party thereto to the extent such other Loan Parties are directly affected thereby) and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section 9.02 if such Class of Lenders were the only Class of Lenders hereunder at that time;

(iv) this Agreement may be amended in the manner contemplated by Sections 2.13(b), 2.19, 2.21, 2.22, 4.02(j), 5.09 and 6.11 without any additional consents;

(v) this Agreement and the other Loan Documents may be amended in the manner provided in Section 2.05(i) and the definition of the term “Issuing Bank” and the term “Applicable LC Sublimit”, as such term is used in reference to any Issuing Bank, may be modified as contemplated by the definition of such term;

(vi) no amendment, waiver or other modification of this Agreement or any other Loan Document referred to in the first proviso to Section 9.02(b) shall require the consent or approval of any Lender which immediately after giving effect to such amendment, waiver or other modification (A) shall have no Commitment or other obligation to maintain or extend credit under the Loan Documents (as so amended, waived or otherwise modified), including, without limitation, any obligation in respect of any drawing under or participation in any Letter of Credit, and (B) substantially contemporaneously with the effectiveness of such amendment, waiver or other modification shall have been paid in full all amounts owing to it under the Loan Documents (including, without limitation, principal, interest and fees), it being understood and agreed that from and after the effectiveness of any such amendment, waiver or other modification any such Lender shall be deemed to no longer be a “Lender” hereunder or a party hereto, provided that any such Lender shall retain the benefit of indemnification and other provisions hereof which, by the terms hereof, would survive a termination of this Agreement; and

(vii) this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Company (and, in the case of an amendment to any Loan Document to which it is a party, each other Loan Party that is a party thereto) (x) to add one or more credit facilities (in addition to those that may be effected under Section 2.21) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Majority in Interest or other requisite Lenders.

(d) The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 9.03. Expenses; Indemnity; Limitation of Liability. (a) The Company shall pay (i) all reasonable and invoiced out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates in connection with the syndication of the facilities established under this Agreement and the preparation, execution, delivery and administration of the Commitment Letter, the Fee Letters, this Agreement and the other Loan Documents, including the reasonable fees, charges and disbursements of counsel (limited, in the case of such fees, charges and disbursements of counsel to one primary counsel, and, if reasonably necessary, one special regulatory counsel for each discrete regulatory issue and one local counsel in each appropriate jurisdiction, in each case, to the Administrative Agent, the Arrangers and their Affiliates, taken as a whole), (ii) all reasonable and invoices out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of counsel (limited, in the case if such fees, charges and disbursements of counsel to one primary counsel, and, if reasonably necessary, one special regulatory counsel for each discrete regulatory issue and one local counsel in each appropriate jurisdiction to the Administrative Agent and one additional counsel (and, if applicable, one additional special regulatory counsel and one additional local counsel in each appropriate jurisdiction) for all similarly situated Lenders and Issuing Bank in light of actual or potential conflicts of interest or the availability of different claims or defenses), in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Company and each Borrowing Subsidiary, jointly and severally, shall indemnify the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents, the Issuing Banks and the Lenders and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (limited, in the case if such fees, charges and disbursements of counsel, to one primary counsel and, if reasonably necessary, one special regulatory counsel for each discrete regulatory issue and one local counsel in each appropriate jurisdiction to the Administrative Agent and one additional counsel (and, if reasonably necessary, one additional special regulatory counsel and one additional local counsel in each appropriate jurisdiction) for all similarly situated other Indemnitees in light of actual or potential conflicts of interest or the availability of different claims or defenses), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Commitment Letter, any Fee Letter, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of the Subsidiaries, or any Environmental Liability related in any way to the Company or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) the material breach by such Indemnitee of its obligations under the Loan Documents or (z) arise solely from a dispute among the Indemnitees (except when and to the extent that one of the Indemnitees party to such dispute was acting in its capacity or in fulfilling its role as the Administrative Agent, an Arranger, a Syndication Agent, a Documentation Agent or any similar role under this Agreement or any other Loan Document) that does not involve any act or omission of the Company or any of its Affiliates in violation of the Loan Documents. Notwithstanding the foregoing, no Borrower shall be liable for any settlement of any such claim, litigation, investigation, arbitration or proceeding if the amount or terms of such settlement was effected without the Company’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Company’s written consent or if there is a final judgment for the plaintiff in any such claim, litigation, investigation, arbitration or proceeding, the Borrowers shall indemnify and hold harmless each Indemnitee from and against any and all Liabilities and related expenses by reason of such settlement or judgment. No Borrower shall, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement or consent to the entry of any judgment of any pending or threatened claim, litigation, investigation, arbitration or proceeding against an Indemnitee in respect of which indemnity has been or could have been sought hereunder by such Indemnitee unless such settlement (x) includes a release of such Indemnitee, in form and substance reasonably satisfactory to such Indemnitee, from all Liability on claims that are the subject matter thereof and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnitee or any injunctive relief or other non-monetary remedy. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) To the extent that the Company or any Borrowing Subsidiary fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Issuing Bank, or any Related Party of any of the foregoing Persons under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Bank or such Related Party, as the case may be, such Lender’s “pro rata share” (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Company’s or such Borrowing Subsidiary’s, as applicable, failure to pay any such amount shall not relieve the Company or such Borrowing Subsidiary, as applicable, of any default in the payment thereof); provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing Persons acting for the Administrative Agent (or any such sub-agent) or any Issuing Bank in connection with such capacity; provided further that, with respect to such unpaid amounts owed to any Issuing Bank in its capacity as such, or to any Related Party of any Issuing Bank acting for such Issuing Bank in connection with such capacity, only the Revolving Lenders shall be required to pay such unpaid amounts. For purposes of this Section, at any time, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure, unused Revolving Commitments and, except for purposes of the immediately preceding proviso, the outstanding Term Loans and unused Term Commitments, in each case, at such time (or most recently outstanding and in effect).

(d) To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, (i) any claim against any Lender-Related Person, on any theory of liability, for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet and the Approved Electronic Platform) or (ii) any Liabilities against any Lender-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. To the fullest extent permitted by applicable law, no Lender-Related Person shall assert, and each of them hereby waives, any Liabilities against any Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided, that nothing in this sentence shall limit any Borrower’s or any other Loan Party’s indemnity and reimbursement obligations set forth in this Section or elsewhere in the Loan Documents.

(e) All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto (including the parties to any Borrowing Subsidiary Agreement) and their respective successors and assigns permitted hereby (including any Affiliate or branch of any Issuing Bank that issues any Letter of Credit), except that (i) except as expressly provided in Section 6.03(a), no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate or branch of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agents and the Related Parties of any of the foregoing Persons) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to any Eligible Assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

(A) the Company; provided that, the Company shall be deemed to have consented to any such assignment of Term Loans unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; provided, further, that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as to assignments to Approved Funds, only in the case of an assignment of Term Loans) or, if a Specified Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) in the case of any assignment of a Revolving Commitment or LC Exposure, each Issuing Bank.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that (1) the Company shall be deemed to have consented to any such assignment of Term Loans unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof and (2) no such consent of the Company shall be required if a Specified Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (1) an Assignment and Assumption or (2) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of US$3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement and the other Loan Documents that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the Issuing Banks, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender and each Issuing Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or an Issuing Bank, as applicable, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that (A) the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no Liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee and (B) if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(b), 2.05(d), 2.05(e), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Subject to Section 9.04(f), any Lender may, without the consent of the Company, any Issuing Bank or the Administrative Agent, sell participations to one or more Eligible Assignees (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(g) (it being understood that the documentation required under Section 2.16(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04; provided further that such Participant agrees to be subject to the provisions of Sections 2.16 and 2.18 as if it were an assignee under paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

(d) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 with respect to any participation than the participating Lender would have been entitled to receive, unless (i) the sale of the participation to such Participant is made with the Company’s prior written consent or (ii) such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender (it being understood that the documentation required under Section 2.16(e) shall be delivered to the participating Lender). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Disqualified Institutions. (i) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). With respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment in violation of this paragraph (f)(i) shall not be void, but the other provisions of this paragraph (f) shall apply.

(ii) If any assignment or participation is made to any Disqualified Institution without the Company’s prior written consent in violation of paragraph (f)(i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) prior to the Availability Date, terminate any Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Commitment, (B) following the Availability Date, prepay any Loan of such Disqualified Institution by paying the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such Loan, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder, and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.04) all of its interest, rights and obligations under this Agreement with respect to any Loan to one or more Persons at the lesser of (1) the principal amount of such Loan and (2) the amount that such Disqualified Institution paid to acquire such Loan, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Company, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, each Disqualified Institution party hereto hereby agrees (1) not to vote on any such plan, (2) if such Disqualified Institution does vote on any such plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other applicable law), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other applicable law) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Company and any updates thereto from time to time (collectively, the “DQ List”) on any applicable electronic transmission system, including that portion thereof that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties thereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Arranger, any Issuing Bank, any Lender or any Related Party of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.14, 2.15, 2.16 and 9.03, this Section 9.05 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit, the occurrence of the Termination Date and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable by the Company to the Administrative Agent in connection with the credit facilities established hereunder constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates with respect to the credit facilities established hereunder under the Commitment Letter or any commitment advices submitted by any Lender (but do not supersede any provisions of the Commitment Letter that by the terms thereof survive the effectiveness of this Agreement or any provisions of any Fee Letter, all of which provisions shall remain in full force and effect). Except as provided in Sections 4.01 and 4.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by emailed .pdf~~.~~ or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent, the Lenders and the Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrowers hereby (A) agree that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks and the Loan Parties, Electronic Signatures transmitted by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) agree that each of the Administrative Agent, the Lenders and the Issuing Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waive any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (D) waive any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s, any Lender’s or any Issuing Bank’s reliance on or use of Electronic Signatures and/or transmissions by emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender, Issuing Bank or Affiliate to or for the credit or the account of any Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement held by such Lender, Issuing Bank or Affiliate, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and Issuing Bank and their respective Affiliates under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender, Issuing Bank or Affiliate may have. Each Lender and Issuing Bank agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT, SUBJECT TO THE FINAL SENTENCE OF THIS PARAGRAPH, ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY IN

SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AGAINST ANY FOREIGN BORROWING SUBSIDIARY OR ITS PROPERTIES IN THE COURTS OF THE JURISDICTION OF ORGANIZATION OF SUCH FOREIGN BORROWING SUBSIDIARY.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, any other Loan Document or any transactions contemplated hereby or thereby in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) Each party to this Agreement (including each Borrowing Subsidiary) irrevocably consents to service of process in the manner provided for notices in Section 9.01. Each of the Borrowing Subsidiaries hereby appoints the Company as its agent to receive on its behalf service of proceedings arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby in any court, such service being hereby acknowledged by each Borrowing Subsidiary to be effective and binding service in every respect. The Company hereby accepts such appointment. Such appointment shall be irrevocable by each Borrowing Subsidiary until the Termination Date. Each Foreign Borrowing Subsidiary hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 9.09(b) in any federal or New York State court sitting in New York City by service of process upon the Company as provided in this Section 9.09(d); provided that, to the extent lawful and possible, notice of such service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Foreign Borrowing Subsidiary to the address of which such Foreign Borrowing Subsidiary shall have given written notice to the Administrative Agent (with a copy thereof to the Company). Each Foreign Borrowing Subsidiary irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Foreign Borrowing Subsidiary, as applicable, in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Foreign Borrowing Subsidiary, as applicable. To the extent any Foreign Borrowing Subsidiary has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise) or such Foreign Borrowing Subsidiary, as applicable, hereby irrevocably waives such immunity in respect of its obligations under the Loan Documents. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) If any Dutch Borrowing Subsidiary is represented by an attorney in connection with the signing and/or execution of this Agreement (including by way of accession to this Agreement) or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney’s exercise or purported exercise of their authority shall be governed by the laws of the Netherlands.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed by the Administrative Agent, any Issuing Bank or any Lender (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential or shall be subject to customary confidentiality obligations of employment or professional practice and that the Administrative Agent, such Issuing Bank or such Lender, as applicable, shall be responsible for any breach of confidentiality by any Person described in this clause (a) to whom the Administrative Agent, such Issuing Bank or such Lender discloses such Information), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) to whose jurisdiction the Administrative Agent, such Issuing Bank or such Lender is subject, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that notice of such requirement or legal process shall be promptly furnished to the Company prior to such disclosure to the extent practicable and not legally prohibited), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement, any other Loan Document or the enforcement of rights hereunder or thereunder (provided that notice of such suit, action or proceeding shall be promptly furnished to the Company prior to such disclosure to the extent practicable and not legally prohibited), (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)) or to any actual or prospective counterparty to any swap or derivative transaction relating to the Company, its Subsidiaries and any of their obligations (or, in each case, to their advisors), (g) with the consent of the Company, (h) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facility provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility provided for herein, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section 9.12, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or its Subsidiaries or their business, other than (x) any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Company from a Person that is not an Affiliate of the Administrative Agent, such Issuing Bank or such Lender and is not known to the Administrative Agent, such Issuing Bank or such Lender to be violating a confidentiality obligation by such disclosure and (y) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Company or its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Borrower consents to the publication by the Administrative Agent or any Lender of customary “tombstone” advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of any Borrower; provided that any such advertising materials shall be provided in draft form to the Company for review, comment and approval (such approval not to be unreasonably withheld, conditioned or delayed) prior to the publication thereof.

SECTION 9.13. Material Non-Public Information.

(a) EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MNPI, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MNPI IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(b) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY ANY LOAN PARTY OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MNPI. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein or in any other Loan Document to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.14 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon to the date of repayment, shall have been received by such Lender.

SECTION 9.15. Release of Guarantors. (a) Subject to Section 2.04 of the Guarantee Agreement, each of the Guarantors shall automatically be released from its obligations under the Guarantee Agreement (and its Guarantee created thereunder shall automatically be released) upon the occurrence of the Termination Date.

(b) A Subsidiary Guarantor shall automatically be released from its obligations under the Guarantee Agreement (and its Guarantee created thereunder shall automatically be released) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor (x) ceases to be a Subsidiary or (y) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, ceases to be a Designated Subsidiary (it being agreed, however, that this clause (y) shall not apply to any Subsidiary Guarantor that is designated as such pursuant to the last sentence of Section 5.09); provided that (i) if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise and (ii) in the case of any such release of any Subsidiary Guarantor on account of it ceasing to be a Designated Subsidiary as a result of not being a Wholly-Owned Subsidiary, such Subsidiary Guarantor ceased to be a Wholly-Owned Subsidiary as a result of the consummation of a bona fide transaction entered into for a valid business purpose and not undertaken for the primary purpose of obtaining the release of such Subsidiary Guarantor from its obligations under the Guarantee Agreement. So long as no Default or Event of Default shall have occurred or be continuing or would result therefrom, any Subsidiary designated as a Subsidiary Guarantor pursuant to the last sentence of Section 5.09 shall automatically be released from its obligations under the Guarantee Agreement (and its Guarantee created thereunder shall be automatically released) upon written notice thereof by the Company to the Administrative Agent.

(c) In connection with any such release, the Administrative Agent shall promptly execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence such release; provided, that upon the request of the Administrative Agent, the Company shall deliver a certificate of a Responsible Officer of the Company certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement and such release is permitted by this Section 9.15. Any execution and delivery of any such document by the Administrative Agent shall be without recourse to or warranty by any Administrative Agent.

SECTION 9.16. USA PATRIOT Act. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 9.17. No Advisory or Fiduciary Responsibility. In connection with all aspects of the transaction contemplated by the Loan Documents (including in connection with any amendment, waiver or other modification of any Loan Document), each Borrower acknowledges and agrees, on behalf of itself and the other Loan Parties, that: (i) (A) the arranging and other services regarding this Agreement provided by the Arrangers, the Lenders and the Issuing Banks are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Arrangers, the Lenders, the Issuing Banks and their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of their respective Affiliates, or any other Person and (B) none of the Arrangers, the Lenders, the Issuing Banks or their respective Affiliates has any obligation to such Loan Party or any of its Affiliates with respect to the transactions contemplated hereby, except, in the case of the Administrative Agent, a Lender or an Issuing Bank, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Arrangers, the Lenders and the Issuing Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Loan Party and any of its Affiliates, and none of the Arrangers, the Lenders, the Issuing Banks or any of their respective Affiliates has any obligation to disclose any of such interests to such Loan Party or any of its Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases on behalf of itself and the other Loan Parties any claims that any Loan Party may have against any of the Arrangers, the Lenders, the Issuing Banks or any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.18. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

SECTION 9.19. Acknowledgement and Consent to Bail-in of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.20. Acknowledgement Regarding Any Supported QFCs. (a) To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages ~~Follow~~Intentionally Omitted]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.~~

~~CRANE COMPANY,~~

~~By:~~
~~Name:~~
~~Title:~~

~~CR HOLDINGS C.V., represented by its general partner Crane Overseas, LLC~~

~~By:~~
~~Name:~~
~~Title:~~

2

~~JPMORGAN CHASE BANK, N.A., as~~
~~Administrative Agent, a Lender and an Issuing Bank~~

~~By:~~
~~Name:~~
~~Title:~~

3

~~Name of Lender:~~

~~By:~~
~~Name:~~
~~Title:~~

~~For any Lender requiring a second signature line:~~

~~By:~~
~~Name:~~
~~Title:~~

4